Exhibit 10.1

AMENDMENT NO. 2, dated as of December 14, 2021 (this “Amendment”), to the AMENDED AND RESTATED CREDIT AGREEMENT, dated as of November 6, 2020 (as amended, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”; capitalized terms used and not defined herein shall have the meanings assigned to such terms in the Existing Credit Agreement), among NEW YORK KNICKS, LLC, a Delaware limited liability company (the “Borrower”), the LENDERS from time to time party thereto and JPMORGAN CHASE BANK, N.A. (“JPMorgan”), as Agent (in such capacity, the “Agent”).

WHEREAS, the Borrower has requested that the Commitments and Loans under the Existing Credit Agreement be refinanced with a new tranche of revolving credit commitments and loans thereunder in an aggregate principal amount equal to $275,000,000 as further described below and, in connection therewith, the Borrower and the Lenders party hereto have agreed to amend the Existing Credit Agreement pursuant to Section 2 below (the Existing Credit Agreement, as so amended, the “Amended Credit Agreement”);

WHEREAS, each Lender holding Commitments and/or Loans under the Existing Credit Agreement (each, an “Existing Lender” and, collectively, the “Existing Lenders”) that executes and delivers a signature page to this Amendment (each, a “Consenting Lender” and, collectively, the “Consenting Lenders”) has agreed to the terms of this Amendment upon the effectiveness of this Amendment on the Amendment Effective Date; and

WHEREAS, the Borrower hereby requests that each Person party hereto whose name is set forth on Schedule 1.01 to the Amended Credit Agreement (each such Person, a “2021 Lender”) (a) provide a commitment in the amount set forth on such Schedule opposite such Person’s name (each, a “2021 Commitment” and, collectively, the “2021 Commitments”) (for the avoidance of doubt, the 2021 Commitments will not be Incremental Commitments under Section 2.18 of the Existing Credit Agreement) and (b) make Loans to the Borrower in respect thereof from time to time during the Availability Period (as defined in the Amended Credit Agreement) subject to the terms and conditions set forth herein and in the Amended Credit Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, and subject to the conditions set forth herein, the parties hereto hereby, intending to be legally bound hereby, agree as follows:

SECTION 1. Rules of Interpretation. The rules of interpretation set forth in Section 1.03 of the Existing Credit Agreement are hereby incorporated by reference herein, mutatis mutandis.

SECTION 2. Amendments to the Credit Agreement.

(a) Pursuant to Section 8.02 of the Existing Credit Agreement, effective as of the Amendment Effective Date upon the satisfaction of the conditions precedent set forth in Section 6 hereof, (i) the Existing Credit Agreement shall be amended to delete the stricken text (indicated textually in the same manner as the following examples: ~~stricken text~~ and ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following examples: double-underlined text and double-underlined text), all as set forth in the Amended Credit Agreement attached as Exhibit A hereto and made a part hereof, (ii) the Schedules to the Existing Credit Agreement are hereby amended and restated in the form of the Exhibit B hereto and (iii) the Exhibits to the Existing Credit Agreement are hereby amended and restated in the form of Exhibit C hereto.

(b) Subject to the terms and conditions set forth herein, on the Amendment Effective Date, (i) each Consenting Lender shall continue to be, a “Lender” under the Amended Credit Agreement and (ii) each Consenting Lender shall continue to have all the rights and obligations of a “Lender” holding a Commitment or a Loan under the Amended Credit Agreement and the other Loan Documents.

(c) Each Lender party hereto that is not an Existing Lender (each, a “New Lender”), if any, by delivering its signature page to this Amendment on the Amendment Effective Date and providing Commitments and Loans in accordance with the Amended Credit Agreement, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be approved by the Agent or any Lenders, as applicable, on the Amendment Effective Date.

SECTION 3. 2021 Commitments.

(a) Upon the satisfaction of the conditions precedent set forth in Section 6 hereof and subject to the terms of the Amended Credit Agreement, the 2021 Commitments shall become effective and each 2021 Commitment and each loan or borrowing made thereunder shall be a “Commitment”, “Loan” or “Borrowing”, as applicable, under the Amended Credit Agreement. Effective as of the Amendment Effective Date, each 2021 Lender (including any New Lenders) shall be a “Lender” under the Amended Credit Agreement and the other Loan Documents, and each 2021 Lender (including any New Lenders) shall have all the rights and obligations of a “Lender” holding a Commitment or a Loan under the Amended Credit Agreement and the other Loan Documents. Each 2021 Lender’s 2021 Commitment shall be several and not joint.

(b) On the Amendment Effective Date and after giving effect to the transactions described in Section 3(a) hereof, (i) the aggregate principal amount of Borrowings outstanding immediately prior to the effectiveness of the 2021 Commitments (the “Existing Borrowings”) shall be deemed to be repaid, (ii) each 2021 Lender that shall have had a Commitment immediately prior to the effectiveness of the 2021 Commitments shall pay to the Agent in same day funds an amount equal to the amount, if any, by which (A) (1) such 2021 Lender’s Applicable Percentage (calculated after giving effect to the 2021 Commitments) multiplied by (2) the aggregate principal amount of the Resulting Borrowings (as defined below) exceeds (B) (1) such 2021 Lender’s Applicable Percentage (calculated without giving effect to the 2021 Commitments) multiplied by

2

(2) the aggregate principal amount of Existing Borrowings, (iii) each 2021 Lender that shall not have had a Commitment immediately prior to the effectiveness of the 2021 Commitments shall pay to the Agent in same day funds an amount equal to (A) such 2021 Lender’s Applicable Percentage (calculated after giving effect to the effectiveness of the 2021 Commitments) multiplied by (B) the aggregate principal amount of the Resulting Borrowings, (iv) after the Agent receives the funds specified in clauses (ii) and (iii) above, the Agent shall pay to each Lender (other than, for the avoidance of doubt, the 2021 Lender from whom such funds were received) the portion of such funds that is equal to the amount, if any, by which (A) (1) such Lender’s Applicable Percentage (calculated without giving effect to the effectiveness of the 2021 Commitments) multiplied by (2) the aggregate principal amount of the Existing Borrowings exceeds (B) (1) such Lender’s Applicable Percentage (calculated after giving effect to the effectiveness of the 2021 Commitments) multiplied by (2) the aggregate principal amount of the Resulting Borrowings, (v) after the effectiveness of the 2021 Commitments, the Borrower shall be deemed to have made new Borrowings (the “Resulting Borrowings”) in an aggregate principal amount equal to the aggregate principal amount of the Existing Borrowings and of the Types and for the Interest Periods specified in a Borrowing Request delivered to the Agent in accordance with Section 2.03 of the Amended Credit Agreement (and the Borrower shall deliver such Borrowing Request), (vi) each Lender (including, for the avoidance of doubt, each 2021 Lender) shall be deemed to hold its Applicable Percentage of the Resulting Borrowings (calculated after giving effect to the effectiveness of the 2021 Commitments) and (vii) the Borrower shall pay each Lender any and all accrued but unpaid interest on the Loans comprising the Existing Borrowings. Upon the consummation of the transactions contemplated by this Section 3(b) and the effectiveness of this Amendment, the Commitments under the Existing Credit Agreement shall automatically terminate.

SECTION 4. Representations and Warranties. The Borrower represents and warrants to the Agent and to each of the Lenders (including the Consenting Lenders and the New Lenders) that:

(a) This Amendment has been duly executed and delivered by it and each of this Amendment and the Amended Credit Agreement constitutes (assuming due execution hereof by the parties hereto other than the Borrower) a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, subject to bankruptcy, insolvency, moratorium or other laws affecting creditors’ rights generally and to general principles of equity.

(b) After giving effect to the Amendment, the representations and warranties of the Borrower set forth in the Loan Documents (including the Amended Credit Agreement) are true and correct (i) in the case of the representations and warranties qualified as to materiality, in all respects and (ii) otherwise, in all material respects, in each case on and as of the Amendment Effective Date, except in the case of any such representation and warranty that expressly relates to a prior date, in which case such representation and warranty shall be so true and correct on and as of such prior date.

(c) At the time of and immediately after giving effect to this Amendment, no Default shall have occurred and be continuing.

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SECTION 5. Effectiveness. This Amendment shall become effective as of the date first (the “Amendment Effective Date”) on which the following conditions shall have been satisfied: (a) the Agent shall have received counterparts of this Amendment that, when taken together, bear the signatures of (i) the Borrower, (ii) each Consenting Lender (which Lenders comprise the Required Lenders immediately prior to the Amendment Effective Date) and (iii) each New Lender, (b) each of the representations and warranties set forth in Section 4 hereof shall be true and correct (and the Agent shall have received a certificate from the Borrower confirming compliance with this clause (b)), (c) the Agent shall have received reasonably satisfactory evidence that the NBA shall have approved the Amended Credit Agreement and the transactions contemplated hereby, (d) the Borrower shall have delivered a Borrowing Request with respect to the Borrowings to be made on the Amendment Effective Date, if any, (e) the Agent shall have received (i) authorizing resolutions, approving and adopting this Amendment and the Amended Credit Agreement and authorizing the execution and delivery of this Amendment, (ii) the limited liability company agreement or other constitutive documents of the Borrower, (iii) a certificate of good standing for the Borrower from the State of Delaware and each other jurisdiction where the failure of the Borrower to be qualified and/or in good standing would reasonably be expected to have a Material Adverse Effect, (iv) such customary certificates of the Borrower as the Agent may reasonably request, including authorized signer forms and (v) such documents or other information with respect to “know-your-customer” requirements as the Agent may reasonably request, including, to the extent that the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation and requested by any Lender, a Beneficial Ownership Certification in relation to the Borrower, (f) the Agent shall have received a legal opinion for the Borrower, in form and substance reasonably satisfactory to the Agent, from each of (i) outside counsel to the Borrower substantially in the form of Exhibit D-1 to this Amendment and (ii) the general counsel or secretary of the Borrower substantially in the form of Exhibit D-2 to this Amendment (and the Borrower hereby requests and directs each of the foregoing to deliver such opinions), (g) the Agent shall have received a certificate signed by the sole member of the Borrower certifying as to the solvency of the Borrower, in form and substance reasonably satisfactory to the Agent, (h) the Agent shall have received the results of a search of the Uniform Commercial Code (or equivalent) filings made with respect to the Borrower in the jurisdictions contemplated by Schedule 3 of the Security Agreement and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Agent that the Liens indicated by such financing statements (or similar documents) are permitted under Section 5.09 of the Amended Credit Agreement or have been, or substantially contemporaneously with the date hereof will be, released, (i) the HoldCo Credit Agreement shall have been, or substantially contemporaneously with the date hereof will be, terminated and (j) the Agent shall have received payment of all reasonable and documented fees and expenses required to be paid or reimbursed by the Borrower under or in connection with this Amendment, including those reasonable and documented fees and expenses set forth in Section 10 hereof, to the extent submitted for payment at least two Business Days prior to the Amendment Effective Date, together with all accrued and unpaid interest under the Existing Credit Agreement as contemplated in Section 3 hereof and any amounts required to be deposited into the Debt Service Account.

SECTION 6. Reaffirmation. The Borrower hereby confirms its pledges, grants of security interests and other agreements, as applicable, under each of the Security Documents to which it is party and agrees that, notwithstanding the effectiveness of this Amendment and the consummation of the transactions contemplated hereby (including the amendment of the Existing Credit Agreement), such pledges, grants of security interests and other agreements of the Borrower shall (except as modified by this Amendment) continue to be in full force and effect and shall

4

accrue to the benefit of the Secured Parties under the Amended Credit Agreement and the other Loan Documents. The Borrower confirms that the secured liabilities described in the Security Documents to which it is party includes Indebtedness, liabilities and obligations arising under or in relation to the Amended Credit Agreement (including with respect to the 2021 Commitments and any Loans made thereunder) and that the Liens thereunder extend thereto. The Borrower further agrees to take any action that may be required under any applicable law or that is reasonably requested by the Agent to ensure compliance by the Borrower with Section 5.07 of the Amended Credit Agreement and hereby reaffirms its obligations under each similar provision of each Security Document to which it is a party.

SECTION 7. Credit Agreement. Except as expressly set forth herein, this Amendment (a) shall not by implication or otherwise limit, impair, constitute a waiver or novation of or otherwise affect the rights and remedies of the Lenders, the Agent or the Borrower under the Amended Credit Agreement or any other Loan Document and (b) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Amended Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Borrower to any future consent to, or waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Amended Credit Agreement or any other Loan Document in similar or different circumstances. After the Amendment Effective Date, any reference in the Loan Documents to the Credit Agreement shall mean the Amended Credit Agreement as modified hereby. This Amendment shall constitute a “Loan Document” for all purposes of the Amended Credit Agreement and the other Loan Documents.

SECTION 8. Governing Law; Jurisdiction; Consent to Service of Process; Waiver of Jury Trial. (a) THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b) EACH PARTY HERETO HEREBY AGREES AS SET FORTH IN SECTIONS 8.09(b), 8.09(c), 8.09(d) AND 8.10 OF THE AMENDED CREDIT AGREEMENT AS IF SUCH SECTIONS WERE SET FORTH IN FULL HEREIN.

SECTION 9. Counterparts; Amendment. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment and/or any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include Electronic Signatures (as defined below), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be. As used herein, “Electronic Signatures” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record. This Amendment may not be amended nor may any provision hereof be waived except pursuant to a writing signed by the Borrower, the Agent and the Lenders party hereto.

5

SECTION 10. Fees and Expenses.

(a) The Borrower hereby agrees to pay to the Agent on the Amendment Effective Date, for the account of each applicable party, all fees separately agreed in writing to by the Borrower and JPMorgan in respect of this Amendment.

(b) Each Consenting Lender hereby agrees to waive payment of the break funding costs required to be paid under Section 2.13 of the Existing Credit Agreement in connection with the transactions contemplated by Section 3(b) hereof.

(c) The Borrower agrees to reimburse the Agent for its reasonable and documented out-of-pocket expenses in connection with this Amendment to the extent required under Section 8.03(a) of the Existing Credit Agreement.

SECTION 11. Headings. The Section headings used herein are for convenience of reference only, are not part of this Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment.

[Signature Pages Follow]

6

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first written above.

NEW YORK KNICKS, LLC, as the Borrower

By	/s/ Victoria Mink
	Name:	Victoria Mink
	Title:	Executive Vice President Chief Financial Officer and Treasurer

[Signature Page to Amendment No. 2 to Credit Agreement (New York Knicks)]

JPMORGAN CHASE BANK, N.A., individually and as Agent

By	/s/ Louis Salvino
Name: Louis Salvino
Title: Vice President

[Signature Page to Amendment No. 2 to Credit Agreement (New York Knicks)]

LENDER SIGNATURE PAGE TO AMENDMENT NO. 2 TO THE AMENDED AND RESTATED CREDIT AGREEMENT DATED AS OF NOVEMBER 6, 2020, AMONG NEW YORK KNICKS, LLC, THE LENDERS PARTY THERETO AND JPMORGAN CHASE BANK, N.A.

MUFG Union Bank, N.A.
Name of Lender

By:	/s/ Joseph Siri
Name: Joseph Siri
Title: Vice President

For Lenders requiring a second signature block:

By:
Name:
Title:

[Signature Page to Amendment No. 2 to Credit Agreement (New York Knicks)]

LENDER SIGNATURE PAGE TO AMENDMENT NO. 2 TO THE AMENDED AND RESTATED CREDIT AGREEMENT DATED AS OF NOVEMBER 6, 2020, AMONG NEW YORK KNICKS, LLC, THE LENDERS PARTY THERETO AND JPMORGAN CHASE BANK, N.A.

Citizens Bank, N.A.
Name of Lender

By:	/s/ Ray Gobran
Name: Ray Gobran
Title: Senior Vice President

For Lenders requiring a second signature block:

By:
Name:
Title:

[Signature Page to Amendment No. 2 to Credit Agreement (New York Knicks)]

LENDER SIGNATURE PAGE TO AMENDMENT NO. 2 TO THE AMENDED AND RESTATED CREDIT AGREEMENT DATED AS OF NOVEMBER 6, 2020, AMONG NEW YORK KNICKS, LLC, THE LENDERS PARTY THERETO AND JPMORGAN CHASE BANK, N.A.

Truist Bank
Name of Lender

By:	/s/ Michael Vegh
Name: Michael Vegh
Title: Director

For Lenders requiring a second signature block:

By:
Name:
Title:

[Signature Page to Amendment No. 2 to Credit Agreement (New York Knicks)]

LENDER SIGNATURE PAGE TO AMENDMENT NO. 2 TO THE AMENDED AND RESTATED CREDIT AGREEMENT DATED AS OF NOVEMBER 6, 2020, AMONG NEW YORK KNICKS, LLC, THE LENDERS PARTY THERETO AND JPMORGAN CHASE BANK, N.A.

Webster Bank, National Association
Name of Lender

By:	/s/ Richard J. Elias
Name: Richard J. Elias
Title: Senior Vice President

For Lenders requiring a second signature block:

By:
Name:
Title:

[Signature Page to Amendment No. 2 to Credit Agreement (New York Knicks)]

LENDER SIGNATURE PAGE TO AMENDMENT NO. 2 TO THE AMENDED AND RESTATED CREDIT AGREEMENT DATED AS OF NOVEMBER 6, 2020, AMONG NEW YORK KNICKS, LLC, THE LENDERS PARTY THERETO AND JPMORGAN CHASE BANK, N.A.

Bank of America, N.A.
Name of Lender

By:	/s/ Keith T. Erazmus
Name: Keith T. Erazmus
Title: Senior Vice President

For Lenders requiring a second signature block:

By:
Name:
Title:

[Signature Page to Amendment No. 2 to Credit Agreement (New York Knicks)]

LENDER SIGNATURE PAGE TO AMENDMENT NO. 2 TO THE AMENDED AND RESTATED CREDIT AGREEMENT DATED AS OF NOVEMBER 6, 2020, AMONG NEW YORK KNICKS, LLC, THE LENDERS PARTY THERETO AND JPMORGAN CHASE BANK, N.A.

Bank of Nova Scotia
Name of Lender

By:	/s/ Joseph Ward
Name: Joseph Ward
Title: Managing Director

For Lenders requiring a second signature block:

By:
Name:
Title:

[Signature Page to Amendment No. 2 to Credit Agreement (New York Knicks)]

LENDER SIGNATURE PAGE TO AMENDMENT NO. 2 TO THE AMENDED AND RESTATED CREDIT AGREEMENT DATED AS OF NOVEMBER 6, 2020, AMONG NEW YORK KNICKS, LLC, THE LENDERS PARTY THERETO AND JPMORGAN CHASE BANK, N.A.

TD Bank, N.A.
Name of Lender

By:	/s/ Maciej Niedzwiecki
Name: Maciej Niedzwiecki
Title: Senior Vice President

For Lenders requiring a second signature block:

By:
Name:
Title:

[Signature Page to Amendment No. 2 to Credit Agreement (New York Knicks)]

LENDER SIGNATURE PAGE TO AMENDMENT NO. 2 TO THE AMENDED AND RESTATED CREDIT AGREEMENT DATED AS OF NOVEMBER 6, 2020, AMONG NEW YORK KNICKS, LLC, THE LENDERS PARTY THERETO AND JPMORGAN CHASE BANK, N.A.

U.S. Bank National Association
Name of Lender

By:	/s/ Kevin Behrends
Name: Kevin Behrends
Title: Vice President

For Lenders requiring a second signature block:

By:
Name:
Title:

[Signature Page to Amendment No. 2 to Credit Agreement (New York Knicks)]

LENDER SIGNATURE PAGE TO AMENDMENT NO. 2 TO THE AMENDED AND RESTATED CREDIT AGREEMENT DATED AS OF NOVEMBER 6, 2020, AMONG NEW YORK KNICKS, LLC, THE LENDERS PARTY THERETO AND JPMORGAN CHASE BANK, N.A.

Fifth Third Bank, National Association
Name of Lender

By:	/s/ Knight D. Kieffer
Name: Knight D. Kieffer
Title: Managing Director

For Lenders requiring a second signature block:

By:
Name:
Title:

[Signature Page to Amendment No. 2 to Credit Agreement (New York Knicks)]

LENDER SIGNATURE PAGE TO AMENDMENT NO. 2 TO THE AMENDED AND RESTATED CREDIT AGREEMENT DATED AS OF NOVEMBER 6, 2020, AMONG NEW YORK KNICKS, LLC, THE LENDERS PARTY THERETO AND JPMORGAN CHASE BANK, N.A.

Wells Fargo Bank, N.A.
Name of Lender

By:	/s/ Farzad Sanei
Name: Farzad Sanei
Title: Vice President

For Lenders requiring a second signature block:

By:
Name:
Title:

[Signature Page to Amendment No. 2 to Credit Agreement (New York Knicks)]

~~[~~EXHIBIT A~~]~~ TO AMENDMENT NO. 2

CONFIDENTIAL

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

dated as of ~~November~~December ~~6~~14, ~~2020~~2021

among

NEW YORK KNICKS, LLC,

as Borrower

the LENDERS party hereto,

JPMORGAN CHASE BANK, N.A.,

as Agent

JPMORGAN CHASE BANK, N.A.,

THE BANK OF NOVA SCOTIA,

TRUIST SECURITIES, INC. and

U.S. BANK NATIONAL ASSOCIATION,

as Joint ~~Book Runners~~Bookrunners

THE BANK OF NOVA SCOTIA,

TRUIST BANK, and

U.S. BANK NATIONAL ASSOCIATION,

as Co-Syndication Agents

and

BANK OF AMERICA, N.A.,

CITIZENS BANK, N.A.,

FIFTH THIRD BANK, NATIONAL ASSOCIATION,

TD BANK, N.A. and

WELLS FARGO BANK, N.A.,

as Co-Senior Managing Agents

TABLE OF CONTENTS

		PAGE

ARTICLE I

Definitions

SECTION 1.01.	Defined Terms	1
SECTION 1.02.	Classification of Loans and Borrowings	44
SECTION 1.03.	Terms Generally	44
SECTION 1.04.	Accounting Terms; GAAP	45
SECTION 1.05.	Interest Rates; LIBOR Notification	45
SECTION 1.06.	Divisions	46

ARTICLE II

The Credits

SECTION 2.01.	Commitments	~~43~~46
SECTION 2.02.	Loans and Borrowings	47
SECTION 2.03.	Requests for Borrowings	~~44~~47
SECTION 2.04.	Funding of Borrowings	48
SECTION 2.05.	Interest Elections	49
SECTION 2.06.	Termination and Reduction of Commitments	50
SECTION 2.07.	Repayment of Loans; Evidence of Debt	51
SECTION 2.08.	Prepayment of Loans	52
SECTION 2.09.	Fees	52
SECTION 2.10.	Interest	53
SECTION 2.11.	Alternate Rate of Interest	54
SECTION 2.12.	Increased Costs	~~52~~57
SECTION 2.13.	Break Funding Payments	~~53~~59
SECTION 2.14.	Taxes	~~54~~60
SECTION 2.15.	Payments Generally; Pro Rata Treatment; Sharing of Setoffs	~~58~~63
SECTION 2.16.	Mitigation Obligations; Replacement of Lenders	65
SECTION 2.17.	Defaulting Lenders	66
SECTION 2.18.	Incremental Facilities	~~61~~66
SECTION 2.19.	Debt Service Reserve; Labor Contingency Interest Reserve	~~63~~69

ARTICLE III

Conditions

SECTION 3.01.	[Reserved]	~~65~~71
SECTION 3.02.	Each Credit Event	~~65~~71

~~i~~i

ARTICLE IV

Representations and Warranties

SECTION 4.01.	Organization; Powers	~~66~~71
SECTION 4.02.	Authorization; Enforceability	~~66~~72
SECTION 4.03.	Approvals	~~67~~72
SECTION 4.04.	Financial Condition; No Material Adverse Effect	~~67~~72
SECTION 4.05.	Litigation; Compliance With Laws	73
SECTION 4.06.	Margin Regulations	~~68~~73
SECTION 4.07.	Security Interests in Collateral	~~68~~74
SECTION 4.08.	NBA Membership	~~68~~74
SECTION 4.09.	Local Visual Media Contracts	~~69~~74
SECTION 4.10.	No Defaults	~~69~~75
SECTION 4.11.	ERISA; Taxes	~~69~~75
SECTION 4.12.	Disclosure	~~70~~75
SECTION 4.13.	Properties and Subsidiaries	~~70~~76
SECTION 4.14.	NBA Debt Limit	76
SECTION 4.15.	Foreign Assets Control Regulations, etc~~.~~	76

ARTICLE V

Covenants

SECTION 5.01.	Existence; Conduct of Business	77
SECTION 5.02.	Financial Information	~~72~~78
SECTION 5.03.	Compliance with Laws; Payment of Obligations	~~73~~79
SECTION 5.04.	Books and Records; Inspection Rights	79
SECTION 5.05.	Notice of Material Events	79
SECTION 5.06.	NBA-Related Notifications	80
SECTION 5.07.	Collateral	81
SECTION 5.08.	Indebtedness	~~76~~82
SECTION 5.09.	Liens	~~78~~84
SECTION 5.10.	Sale and Leaseback Transactions	84
SECTION 5.11.	Fundamental Changes	84
SECTION 5.12.	Use of Proceeds	~~79~~85
SECTION 5.13.	ERISA Obligations	~~79~~85
SECTION 5.14.	Certain Adverse Actions	~~79~~85
SECTION 5.15.	Restricted Payments	~~79~~85
SECTION 5.16.	Debt Service Ratio	85
SECTION 5.17.	Swap Agreements	85
SECTION 5.18.	Subsidiaries	85
SECTION 5.19.	Sanctions Regulations	~~80~~86
SECTION 5.20.	Expansion Calculations	~~80~~86
SECTION 5.21.	Maintenance of Insurance	~~80~~86
SECTION 5.22.	Payment Direction	~~80~~86

ARTICLE VI

Default and Termination

SECTION 6.01.	Events of Default	86
SECTION 6.02.	Termination; Acceleration	91

ARTICLE VII

The Agent

SECTION 7.01.	Authorization and Action	~~86~~92
SECTION 7.02.	Agent’s Reliance, Limitation of Liability, Etc~~.~~	~~88~~94
SECTION 7.03.	Posting of Communications	95
SECTION 7.04.	The Agent Individually	~~91~~97
SECTION 7.05.	Successor Agent	~~91~~97
SECTION 7.06.	Acknowledgements of Lenders	~~92~~98
SECTION 7.07.	Certain ERISA Matters	~~93~~99

ARTICLE VIII

Miscellaneous

SECTION 8.01.	Notices	~~94~~101
SECTION 8.02.	Waivers; Amendments	~~95~~102
SECTION 8.03.	Expenses; Limitation of Liability; Indemnity	~~97~~104
SECTION 8.04.	Successors and Assigns	~~99~~106
SECTION 8.05.	Survival	~~103~~110
SECTION 8.06.	Counterparts; Integration; Effectiveness; Electronic Execution	~~103~~110
SECTION 8.07.	Severability	~~104~~112
SECTION 8.08.	Right of Setoff	~~105~~112
SECTION 8.09.	Governing Law; Jurisdiction; Consent to Service of Process	~~105~~112
SECTION 8.10.	WAIVER OF JURY TRIAL	~~106~~113
SECTION 8.11.	Headings	~~106~~113
SECTION 8.12.	Confidentiality	~~106~~113
SECTION 8.13.	Interest Rate Limitation	~~107~~115
SECTION 8.14.	No Obligation of NBA or Members of the NBA with Respect to the Credit Facility Provided Hereunder; Obligations of the Borrower Non-Recourse to Owners	~~108~~115
SECTION 8.15.	No Obligation of NBA to Approve Membership Sales	~~108~~115
SECTION 8.16.	NBA Consent Letter Controls	~~108~~116
SECTION 8.17.	USA PATRIOT Act Notice	~~109~~116
SECTION 8.18.	No Fiduciary Relationship	~~109~~116
SECTION 8.19.	Non-Public Information	~~109~~116
SECTION 8.20.	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	~~110~~117
SECTION 8.21.	Acknowledgement Regarding Any Supported QFCs	~~110~~118
SECTION 8.22.	Judgment Currency	118

Schedules:

Schedule 1.01 — Commitments
Schedule 4.09 — Local Visual Media Contracts
Schedule 4.13 — Subsidiaries
Schedule 4.14 — Exclusions from NBA Debt Limit
Schedule 5.01 — Businesses
~~Schedule 5.04 — Non-GAAP Principles~~
Schedule 5.08 — Indebtedness

Exhibits:

Exhibit A — Form of Assignment and Assumption
Exhibit B — Form of Borrowing Request
Exhibit C — [Reserved]
Exhibit D — [Reserved]
Exhibit E — Form of Global Subordination Agreement
Exhibit F —  ~~Form of Security Agreement~~[Reserved]
Exhibit G — Form of Subsidiary Security Joinder Agreement
Exhibit H — Forms of U.S. Tax Compliance Certificate
Exhibit I — Form of Compliance Certificate

SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of ~~November~~December ~~6~~14, ~~2020~~2021 (as amended, supplemented or otherwise modified from time to time, this “Agreement”), among NEW YORK KNICKS, LLC, as the Borrower, the LENDERS party hereto~~,~~ and JPMORGAN CHASE BANK, N.A., as the Agent.

The parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or ~~the~~each ~~Loans~~Loan comprising such Borrowing, ~~bear~~bears interest at a rate determined by reference to the Alternate Base Rate.

“Adjusted ~~LIBO Rate~~Daily Simple SOFR” means~~, with respect to any Eurocurrency Borrowing for any Interest Period,~~ an interest rate per annum ~~(rounded upwards, if necessary, to the next 1/100 of 1%)~~equal to~~the product of~~ (a) the ~~LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.~~Daily Simple SOFR, plus (b) 0.10%; provided that if the Adjusted Daily Simple SOFR as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Adjusted Term SOFR” means, for any Interest Period, an interest rate per annum equal to (a) the Term SOFR for such Interest Period, plus (b) 0.10%; provided that if the Adjusted Term SOFR as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Administrative Fee” means the fee payable by the Borrower to the Agent pursuant to Section 2.09(b), the terms of which are set forth in the Agent Fee Letter.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any U.K. Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Affiliated Entity” means the Subsidiaries of the Borrower and any of such Subsidiaries’ or the Borrower’s respective Controlled Affiliates.

“Agent” means JPMorgan Chase Bank, N.A. (or any of its designated branch offices or affiliates), in its capacity as administrative agent. References to Agent shall also include JPMorgan Chase Bank, N.A. acting in its capacity as “Collateral Agent” under each Security Document.

“Agent Fee Letter” means the letter agreement dated the ~~Original~~Second Amendment Effective Date between the Borrower and the Agent, and as it may be further amended, supplemented or otherwise modified from time to time.

“Agent-Related Person” has the meaning assigned to it in Section 8.03(d).

“Aggregate Commitment” means the sum of the Commitments of all the Lenders.

“Aggregate Exposure” means the sum of the Exposures of all the Lenders.

“Agreement” has the meaning given to such term in the preamble.

“Agreement Currency” has the meaning assigned to it in Section 8.23.

“Alternate Base Rate” means, for any day, a fluctuating rate per annum equal to the highest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus 0.50% and (c) the Adjusted ~~LIBO Rate on~~Term SOFR for a one-month Interest Period as published two U.S. Government Securities Business Days prior to such day (or if such day is not a Business Day, the immediately preceding Business Day)~~for a deposit in dollars with a maturity of one month~~ plus 1.00%. For purposes of clause (c) above, the Adjusted ~~LIBO Rate~~Term SOFR on any day shall be based on the ~~rate per annum appearing on the applicable Bloomberg screen page (currently page LIBOR01) displaying interest rates for dollar deposits in the London interbank market as administered by the IBA (or any other Person that takes over the administration of such rate) (or, in the event such rate does not appear on a page of the Bloomberg screen, on the appropriate page of such other information service that publishes such rate as shall be selected by the Agent from time to time in its reasonable discretion)~~Term SOFR Reference Rate at approximately ~~11~~5:00 a.m., ~~London~~Chicago time, on such day ~~for deposits in dollars with a maturity of one month~~(or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology). Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted ~~LIBO Rate~~Term SOFR shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted ~~LIBO Rate~~Term SOFR, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.11 (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 2.11(b)), then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Alternate Base Rate, determined as provided above, would otherwise be less than ~~zero~~1.00%, then the Alternate Base Rate shall be deemed to be ~~zero~~1.00% for all purposes.

~~“Amendment Effective Date” has the meaning assigned to the term “Amendment Effective Date” in Amendment No. 1.~~

“Amendment No. ~~1~~2” means Amendment No. ~~1~~2 to ~~this~~the Existing Credit Agreement dated as of ~~November~~December ~~6~~14, ~~2020~~2021, among the Borrower, the Agent and the Lenders party thereto.

“Ancillary Document” has the meaning assigned to it in Section 8.06(b).

“Anti-Money Laundering Laws” has the meaning given to such term in Section 4.15(c).

“Applicable Commitment Fee Rate” means, from and after the Second Amendment Effective Date, a rate per annum equal to (a) on any day on which the most recent NBA Confirmed Rating is “A-” or higher, 0.25%, or (b) on any day on which the most recent NBA Confirmed Rating is lower than “A-”, 0.30%; provided that on any day during a Business Interruption Period, the Applicable Commitment Fee Rate shall be a rate per annum equal to 0.625%. For purposes of clauses (a) and (b) of the preceding sentence, (~~1~~x) if Fitch shall cease to have in effect an NBA Confirmed Rating (other than by reason of a change in the rating system of Fitch or if Fitch shall cease to be in the business of rating corporate debt obligations, which circumstances shall be governed by the last sentence of this definition), then, if the applicable parties to the League-Wide Note Purchase Agreement have not theretofore agreed upon another rating agency (a “Replacement Rating Agency”) (and a corresponding rating system) or an alternative pricing grid, in each case to be substituted for the NBA Confirmed Rating by an amendment to the League-Wide Note Purchase Agreement, which Replacement Rating Agency (and corresponding rating system) or an alternative pricing grid shall be substituted for the NBA Confirmed Rating by an amendment to this Agreement, the Borrower and the Required Lenders shall negotiate in good faith to agree upon a Replacement Rating Agency (and a corresponding rating system) or an alternative pricing grid, in each case to be substituted by an amendment to this Agreement in a manner that effects the intent of this definition under the rating system in effect as of the Second Amendment Effective Date as closely as reasonably practicable, and pending the effectiveness of either such amendment, the rate for purposes of clauses (a) and (b) of the preceding sentence shall (~~X~~i) through the date that is six months following such cessation, be based on the NBA Confirmed Rating most recently in effect prior to such cessation~~,~~ and (~~Y~~ii) thereafter, be 0.30%~~,~~ and (~~2~~y) if the NBA Confirmed Rating shall be changed (other than as a result of a change in the rating system of Fitch), such change shall be effective as of the date on which the NBA notifies the Borrower or the Agent of such change (or the Agent otherwise becomes aware of such change) and shall continue to be in effect until the date immediately preceding the date on which the NBA notifies the Borrower or the Agent of a subsequent change (or the Agent otherwise becomes aware of such change). If the rating system of Fitch shall change, or if Fitch shall cease to be in the business of rating corporate debt obligations, then the Borrower and the Required Lenders shall negotiate in good faith to amend this Agreement in a manner that effects the intent of this definition under the rating system in effect as of the Second Amendment Effective Date as closely as reasonably practicable, and pending the effectiveness of any such amendment, (~~I~~x) in the case of a change in the rating system of Fitch, if Fitch continues to employ the same alphabetical rating categories contemplated by the first sentence of this definition, the Applicable Commitment Fee Rate shall be based on the NBA Confirmed Rating established by Fitch, and (~~II~~y) in all other cases, the Applicable Commitment Fee Rate shall be based on the NBA Confirmed Rating most recently in effect prior to such change or cessation.

“Applicable Margin” means, from and after the Second Amendment Effective Date, a rate per annum equal to (a) (i) on any day on which the most recent NBA Confirmed Rating is “A-” or higher, (~~x~~A) in the case of ~~Eurocurrency~~Term Benchmark Loans, ~~1.50~~1.25%, (B) in the case of RFR Loans, 1.25% and (~~y~~C) in the case of ABR Loans, ~~0.50~~0.25%, and (ii) on any day on which the most recent NBA Confirmed Rating is lower than “A-”, (~~x~~A) in the case of ~~Eurocurrency~~Term Benchmark Loans, ~~1.75~~1.50%, (B) in the case of RFR Loans, 1.50% and (~~y~~C) in the case of ABR Loans, ~~0.75~~0.50%, plus, in the case of each of clauses (a)(i) and (a)(ii) above, (b) on any day (i) from and including the first day through and including the 120th day of a Business Interruption Period, 0.25%, (ii) from and including the 121st day through and including the 210th day of a Business Interruption Period, 0.50%, (iii) from and including the 211th day through and including the 300th day of a Business Interruption Period, 0.75%, and (iv) from, including and after the 301st day of a Business Interruption Period, 1.00%. For purposes of clause (a) of the preceding sentence, (~~1~~x) if Fitch shall cease to have in effect an NBA Confirmed Rating (other than by reason of a change in the rating system of Fitch or if Fitch shall cease to be in the business of rating corporate debt obligations, which circumstances shall be governed by the last sentence of this definition), then, if the applicable parties to the League-Wide Note Purchase Agreement have not theretofore agreed upon a Replacement Rating Agency (and a corresponding rating system) or an alternative pricing grid, in each case to be substituted for the NBA Confirmed Rating by an amendment to the League-Wide Note Purchase Agreement, which Replacement Rating Agency (and corresponding rating system) or an alternative pricing grid shall be substituted for the NBA Confirmed Rating by an amendment to this Agreement, the Borrower and the Required Lenders shall negotiate in good faith to agree upon a Replacement Rating Agency (and a corresponding rating system) or an alternative pricing grid, in each case to be substituted by an amendment to this Agreement in a manner that effects the intent of this definition under the rating system in effect as of the Second Amendment Effective Date as closely as reasonably practicable, and pending the effectiveness of such amendment, the Applicable Margin shall (~~X~~i) through the date that is six months following such cessation, be based on the NBA Confirmed Rating by Fitch most recently in effect prior to such cessation, and (~~Y~~ii) thereafter, be either ~~1.75~~1.50% (in the case of ~~Eurocurrency~~Term Benchmark Loans), 1.50% (in the case of RFR Loans) or ~~0.75~~0.50% (in the case of ABR Loans), as applicable, and (~~2~~y) if the NBA Confirmed Rating shall be changed (other than as a result of a change in the rating system of Fitch), such change shall be effective as of the date on which the NBA notifies the Borrower or the Agent of such change (or the Agent otherwise becomes aware of such change) and shall continue to be in effect until the date immediately preceding the date on which the NBA notifies the Borrower or the Agent of a subsequent change (or the Agent otherwise becomes aware of such change). If the rating system of

Fitch shall change, or if Fitch shall cease to be in the business of rating corporate debt obligations, then the Borrower and the Required Lenders shall negotiate in good faith to amend this Agreement in a manner that effects the intent of this definition under the rating system in effect as of the Second Amendment Effective Date as closely as reasonably practicable, and pending the effectiveness of any such amendment, (~~I~~x) in the case of a change in the rating system of Fitch, if Fitch continues to employ the same alphabetical rating categories contemplated by clause (a) of the first sentence of this definition, the Applicable Margin shall be based on the NBA Confirmed Rating established by Fitch, and (~~II~~y) in all other cases, the Applicable Margin shall be based on the NBA Confirmed Rating most recently in effect prior to such change or cessation.

“Applicable Party” has the meaning assigned to it in Section 7.03(c).

“Applicable Percentage” means, at any time, with respect to any Lender, the percentage of the Aggregate Commitment represented by such Lender’s Commitment at such time. If all the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.

“Approved Electronic Platform” has the meaning assigned to it in Section 7.03(a).

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in commercial loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arena Subsidiary” means any Subsidiary of the Borrower that is engaged in the business of operating, using, exploiting any right with respect to, maintaining, renovating and/or constructing the arena in which the “home” games of the Borrower are played or other facilities relating to such arena normally associated with the operation of a Member, and which has Non-Recourse Arena Debt outstanding.

“Arranger” means JPMorgan Chase Bank, N.A. in its capacity as joint bookrunner for the credit facility provided for herein.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee, with the consent of any Person whose consent is required by Section 8.04, and accepted by the Agent, in substantially the form of Exhibit A or any other form (including electronic records generated by the use of an electronic platform) approved by the Agent.

“Availability Period” means the period from and including the Second Amendment Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (~~f~~e) of Section 2.11.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other Law applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect, or any successor statute.

“Bankruptcy Event” means, with respect to any Person, the occurrence of any of the following with respect to such Person: (i) a court or governmental agency having jurisdiction in the premises shall enter a decree or order for relief in respect of such Person in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its property or ordering the winding up or liquidation of its affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; (ii) such Person shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking of possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its property or make any general assignment for the benefit of creditors; or (iii) such Person shall admit in writing its inability to pay its debts generally as they become due (otherwise than on a purely temporary basis), or any action shall be taken by such Person in furtherance of any of the foregoing.

“Benchmark” means, initially, ~~the LIBO Rate~~with respect to any (a) Term Benchmark Loan, the Term SOFR and (b) RFR Loan, the Daily Simple SOFR; provided that if a Benchmark Transition Event~~, a Term SOFR Transition Event or an Early Opt-in Election, as applicable,~~ and ~~its~~the related Benchmark Replacement Date have occurred with respect to the ~~LIBO Rate~~Term SOFR or Daily Simple SOFR, as applicable, or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b~~) or clause (c~~) of Section 2.11.

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Agent for the applicable Benchmark Replacement Date:

~~(1) the sum of:~~(a) ~~Term SOFR and (b)~~the ~~related Benchmark Replacement Adjustment;~~

~~(2) the sum of: (a)~~Adjusted Daily Simple SOFR; and

(b) the ~~related Benchmark Replacement Adjustment;~~

~~(3) the~~sum of: (~~a~~i) the alternate benchmark rate that has been selected by the Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (~~i~~A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body ~~and/~~or (~~ii~~B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for dollar-denominated syndicated credit facilities at such time in the United States and (~~b~~ii) the related Benchmark Replacement Adjustment~~;~~

~~provided that, in the case of clause (1), such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Agent in its reasonable discretion; provided further that, notwithstanding anything to the contrary in this Agreement or in any other Loan Document, upon the occurrence of a Term SOFR Transition Event, and the delivery of a Term SOFR Notice, on the applicable Benchmark Replacement Date, the “Benchmark Replacement” shall revert to and shall be deemed to be the sum of (a) Term SOFR and (b) the related Benchmark Replacement Adjustment, as set forth in clause (1) of this definition (subject to the first proviso above).~~

If the Benchmark Replacement as determined pursuant to clause (~~1), (2~~a) or (~~3~~b) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement~~:~~

~~(1) for purposes of clauses (1) and (2) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by the Agent:~~

~~(a)~~, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero)~~as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor;~~

~~(b) the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and~~

~~(2) for purposes of clause (3) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero)~~, that has been selected by the Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (~~i~~a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (~~ii~~b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for dollar-denominated syndicated credit facilities~~;~~

~~provided that, in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Agent in its reasonable discretion.~~ in the United States at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement and/or any Term Benchmark Loan, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Agent decides in its reasonable discretion may be appropriate to reflect the adoption and implementation of such Benchmark ~~Replacement~~and to permit the administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent decides in its reasonable discretion that adoption of any portion of such market practice is not administratively feasible or if the Agent determines in its reasonable discretion that no market practice for the administration of such Benchmark~~Replacement~~ exists, in such other manner of administration as the Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means, with respect to any Benchmark, the ~~earliest~~earlier to occur of the following events with respect to ~~the~~such then-current Benchmark:

(~~1~~a) in the case of clause (~~1~~a) or (~~2~~b) of the definition of “Benchmark Transition Event,” the later of (~~a~~i) the date of the public statement or publication of information referenced therein and (~~b~~ii ) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(~~2~~b) in the case of clause (~~3~~c) of the definition of “Benchmark Transition Event,” the first date ~~of~~on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided that such non-representativeness will be determined by reference to the ~~public~~most recent statement or publication ~~of information~~referenced ~~therein;~~

~~(3)~~in ~~the case of a Term SOFR Transition Event, the date that is thirty (30) days after the date a Term SOFR Notice is provided to the Lenders and the Borrower pursuant to Section 2.11(c); or~~

~~(4) in the case of an Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Agent has not received, by 5:00 p.m., New York City time, on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders.~~such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, (~~i~~x) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (~~ii~~y ) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (~~1~~a) or (~~2~~b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to ~~the~~such then-current Benchmark:

(~~1~~a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(~~2~~b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, the CME Term SOFR Administrator, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component thereof), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component thereof) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component~~)~~ thereof), in each case, which states that the administrator of such Benchmark (or such component thereof) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(~~3~~c) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (~~x~~a) beginning at the time that a Benchmark Replacement Date pursuant to clauses (~~1~~a) or (~~2~~b) of that definition has occurred if, at such time, no Benchmark Replacement has replaced ~~the~~such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.11 and (~~y~~b) ending at the time that a Benchmark Replacement has replaced ~~the~~such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.11.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code to which Section 4975 of the Code applies~~,~~ and (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Blocked Person” has the meaning given to such term in Section 4.15(a).

“Borrower” means New York Knicks, LLC.

“Borrowing” means Loans of the same Type made, converted or continued on the same date and, in the case of ~~Eurocurrency~~Term Benchmark Loans, as to which a single Interest Period is in effect.

“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03 or a conversion or continuation of a Loan in accordance with Section 2.05, which shall be, in the case of any such written request, in the form of Exhibit B or any other form approved by the Agent.

“Business Day” means any day ~~that is not~~(other than a Saturday~~,~~ or a Sunday~~or other day~~) on which ~~commercial~~banks are open for business in New York City ~~are authorized or required by law to remain closed~~or Chicago; provided that, ~~when used~~in ~~connection with a Eurocurrency~~relation to RFR Loans and an interest rate settings, fundings, disbursements, settlements or payments of any such RFR Loan, or any other dealings of such RFR Loan, the term “Business Day”~~shall also exclude~~means any such day ~~on which banks are not open for dealings in dollar deposits in the London interbank market.~~that is also a U.S. Government Securities Business Day.

“Business Interruption” means (~~i~~a) any strike by the National Basketball Players Association or a lockout of NBA players by the NBA that causes the preemption of the playing of one or more NBA regular season or post-season games or (~~ii~~b) the occurrence of any event or condition that permits a termination of any Material Visual Media Contract by the Obligor thereunder and the Obligor terminates such Material Visual Media Contract.

“Business Interruption Period” means a period commencing on and including the date on which a Business Interruption occurs and continuing until the first date on which no Business Interruption is continuing.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP (as in effect on the Original Effective Date), and the principal amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP (as in effect on the Original Effective Date).

“Change in Law” means the occurrence, after the Second Amendment Effective Date, of any of the following: (a) the adoption or taking effect of any ~~law, rule, regulation or treaty,~~Law (b) any change in any ~~law, rule, regulation or treaty~~Law or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that, notwithstanding anything to the contrary herein, it is understood and agreed that any changes resulting from requests, rules, guidelines or directives (x) issued under, or in connection with, the Dodd-Frank Wall Street Reform and Consumer Protection Act or (y) promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall, for the purposes of this Agreement, be deemed to be ~~adopted subsequent to~~a “Change in Law”, regardless of the date ~~hereof~~enacted, adopted, issued or implemented.

“Change of Control” means (a) an event or series of events by which (i) Dolan Family Interests or (ii) Persons Controlled by Dolan Family Interests (any such Person, a “Dolan Family Interest Controlled Person”) (so long as, in the case of this clause (ii), no “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) other than the Dolan Family Interests shall beneficially own (within the meaning of Rule 13d-3 (as in effect on the Second Amendment Effective Date) promulgated under the Exchange Act), in the aggregate, more than fifty percent (50%) of the Equity Interests in such Dolan Family Interest Controlled Person(s)) shall cease at any time to have beneficial ownership (within the meaning of Rule 13d-3 (as in effect on the Second Amendment Effective Date) promulgated under the Exchange Act) of shares of the capital stock of Parent~~,~~ having sufficient votes to elect (or otherwise designate) at such time a majority of the members of the board of directors of Parent or (b) a change of control or a change in the ownership of effective control with respect to the Borrower or the Membership of the Borrower under the NBA Constitution or any NBA governing document unless after giving effect to such change of control or change in the ownership of effective control, the Borrower and the Membership of the Borrower are Controlled, directly or indirectly, by Dolan Family Interests.

“Charges” has the meaning given to such term in Section 8.13.

“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means the collateral securing the obligations of the Borrower hereunder, as more fully described in the Security Agreement and any other Security Document.

“Collateral Agent” means JPMorgan Chase Bank, N.A. (or any of its designated branch offices or affiliates) in its capacity as collateral agent under each Security Document.

“Collection Account” has the meaning set forth in the Security Agreement.

“Commissioner” means the individual serving as the Commissioner under Article 24 of the NBA Constitution~~and Bylaws~~.

“Commitment” means, with respect to each Lender, the commitment of such Lender to make Loans, expressed as an amount representing the maximum aggregate permitted amount of such Lender’s Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.06, (b) increased from time to time pursuant to Section 2.18 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 8.04. The initial amount of each Lender’s Commitment is set forth on Schedule 1.01, or in the Assignment and Assumption or the Incremental Facility Agreement pursuant to which such Lender shall have assumed its Commitment, as applicable. The initial aggregate amount of the Lenders’ Commitments as of the Second Amendment Effective Date is $275,000,000.

“Commitment Fee” means the fee payable by the Borrower to the Agent pursuant to Section 2.09(a).

~~“Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of the Borrower pursuant to any Loan Document or the transactions contemplated therein that is distributed to the Agent or any Lender by means of electronic communications pursuant to Section 8.01, including through an Approved Electronic Platform.~~“Communications” has the meaning given to such term in Section 7.03(c).

“Compliance Certificate” has the meaning given to such term in Section 5.02(c).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Controlled Group” means the Borrower and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414 of the Code.

“Controlling Owner” means any Owner (as defined in the NBA Constitution~~and Bylaws~~) that Controls the Borrower.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Covered Entity” means any of the following:

(~~i~~a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(~~ii~~b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(~~iii~~c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning assigned to it in Section 8.21.

“Credit Party” means the Agent and each other Lender.

~~“D-League” means the NBA Development League.~~

~~“D-League Subsidiary” means any Subsidiary of the Borrower that has been formed solely to own or operate a professional basketball team of the D-League and conduct any business related thereto, including the incurrence of Non-Recourse D-League Debt.~~

~~“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Agentin its reasonable discretiondecides that any such convention is not administratively feasible for the Agent, then the Agent may establish another convention in its reasonable discretion.~~“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day, a “SOFR Determination Date”) that is five U.S. Government Securities Business Days prior to (a) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (b) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.

“Debt Service Account” has the meaning set forth in the Security Agreement.

“Debt Service Ratio” means, for any period, the ratio of (a) Qualified Revenue for such period to (b) Debt Service Requirements for such period.

“Debt Service Requirements” means, for any period (the “Measurement Period”), the sum of (a) all scheduled payments of principal amounts of Indebtedness (other than Non-Recourse Debt) of the Borrower and its Subsidiaries (other than Excluded Subsidiaries) during the Measurement Period (other than optional prepayments or mandatory non-scheduled prepayments of any Indebtedness or scheduled payments on the maturity date of such Indebtedness and other than repayment of the Loans hereunder) ~~and~~plus (b) Interest Expense for the Measurement Period.

“Debt Service Reserve Amount” means, on any date, an amount equal to the excess, if any, of (~~i~~a) the sum of (~~x~~i) the aggregate amount of interest projected to be payable on the Loans during the 180-day period following such date (the “Reserve Period”) (based on the amount of Loans outstanding as of the first day of the Reserve Period) plus (~~y~~ii ) the aggregate amount of Commitment Fees (calculated in accordance with Section 2.09(a)) projected to be payable by the Borrower during the Reserve Period (based on the amount of unused Commitments as of the first day of the Reserve Period) over (~~ii~~b ) the amount, if any, of undrawn and available Commitments as of the first day of the Reserve Period. For purposes of calculating the Debt Service Reserve Amount, interest will be assumed to accrue on the Loans at a rate per annum equal to the sum of (~~x~~i) ~~the~~one-month ~~LIBO Rate~~Adjusted Term SOFR (or an equivalent rate as reasonably agreed between the Agent and the Borrower) as calculated by the Agent in accordance with its customary practice (calculated as of the first day of the Reserve Period), plus (~~y~~ii ) the Applicable Margin (calculated as of the first day of the Reserve Period); provided that if any portion of the Loans is subject to interest rate protection at a lower rate than the then applicable interest rate in respect of the Loans, and the Borrower provides evidence thereof satisfactory to the Agent, such lower rate shall apply as to such amount.

“Default” means any event or condition that constitutes an Event of Default or that upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulted League Visual Media Contracts” has the meaning given to such term in Section 6.01(o).

“Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, (i) to fund any portion of its Loans or (ii) to pay to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified in such writing, including, if applicable, by reference to a specific Default) has not been satisfied, (b) has notified the Borrower or any Credit Party in writing, or has made a public statement, to the effect that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good-faith determination that a condition precedent (specifically identified in such writing, including, if applicable, by reference to a specific Default) to funding a Loan cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by a Credit Party made in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Agent, (d) has become the subject of a Bankruptcy Event or (e) has, or has a Lender Parent that has, become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.

“Distributable Visual Media Revenues” means all (or that portion of) distributions that are payable from time to time by an NBA Entity to the Borrower and are directly and solely attributable to any NBA Entity Direct Contract, which distributions, if made, shall be equal to payments (or portions thereof that such NBA Entity elects to distribute) made to such NBA Entity by the Obligor under such NBA Entity Direct Contract, minus an amount not greater than direct production costs (and only direct production costs), or ratable portions thereof attributable to the amount of revenues associated with such payments, incurred by such NBA Entity (and not such Obligor) in connection with such NBA Entity Direct Contract.

“Dolan Family Interest Controlled Person” has the meaning specified in the definition of “Change of Control”.

“Dolan Family Interests” means (a) any Dolan Family Member, (b) any trusts for the benefit of any Dolan Family Member, (c) any estate or testamentary trust of any Dolan Family Member for the benefit of any Dolan Family Member or Dolan Family Members, (d) any executor, administrator, trustee, conservator or legal or personal representative of any Person or Persons specified in clauses (a), (b)  ~~and~~or (c) above to the extent acting in such capacity on behalf of any Dolan Family Member or Dolan Family Members and not individually and (e) any corporation, partnership, limited liability company or other similar entity, in each case 80% of which is owned and controlled by any of the foregoing or combination of the foregoing.

“Dolan Family Members” means Charles F. Dolan, his spouse, his descendants and any spouse of any of such descendants.

~~“ Early Opt-in Election” means, if the then-current Benchmark is the LIBO Rate, the occurrence of:~~

~~(i) a notification by the Agent to (or the request by the Borrower to the Agent to notify) each of the other parties hereto that at least five currently outstanding dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and~~

~~(ii) the joint election by the Agent and the Borrower to trigger a fallback from LIBO Rate and the provision by the Agent of written notice of such election to the Lenders.~~“dollars” or “$” refers to lawful money of the United States.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Electronic Signature” means an electronic sound, symbol or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund and (d) any other Person, other than, in each case, (~~i~~w) a Defaulting Lender or a Lender Parent thereof, (~~ii~~x) the Borrower, any Subsidiary of the Borrower or any other Affiliate of the Borrower (including, for the avoidance of doubt, Parent and its subsidiaries), (~~iii~~y) a direct or indirect competitor of the Borrower that is not a commercial bank, finance company, insurance company, financial institution or fund~~;~~ and (~~iv~~z) a natural person. Notwithstanding the foregoing, the Borrower and each of the Lenders acknowledge and agree that the Agent shall not have any responsibility or obligation to ascertain, monitor or inquire as to whether any Lender or potential Lender is an Eligible Assignee, and the Agent shall have no liability with respect to any assignment or participation of Loans made, or any information made available, to any Person that is not an Eligible Assignee by any Lender in violation hereof.

“Eligible Investments” means any of the following: (a) marketable, direct obligations of the United States or of~~America or~~ United States government agencies; (b) bonds, notes and/or commercial paper outstanding at any time issued by any Person organized under the ~~laws~~Laws of any state of the United States~~of America~~, and~~U.S.~~ dollar-denominated debt obligations of foreign corporations; (c) fully collateralized repurchase agreements in such amounts and with such financial institutions, as the Borrower may select from time to time; (d) bank deposits, certificates of deposit, banker’s acceptances and time deposits, which are issued by any Lender or by a United States national or state bank or foreign bank; (e) money market funds that comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940; (f) taxable and tax-exempt municipal debt obligations with a long term minimum credit rating of “A-” by S&P and “A3” by Moody’s, or equivalent short term rating; (g) sovereign, sovereign agency, sovereign provincial and supranational debt obligations with a minimum credit rating of “AA-” by S&P and “Aa3” by Moody’s; (h) asset-backed securities that are collateralized by non-mortgage consumer receivables and that have a minimum credit rating of “AAA” by S&P and “Aaa” by Moody’s; and (i) United States agency and government-sponsored entity collateralized mortgage obligations with a minimum credit rating of “AAA” by S&P and “Aaa” by Moody’s. Such Investments will be measured as of the date the Investment is acquired with the maximum maturity of any individual investment not exceeding 24 months, and a maximum portfolio average maturity of 12 months. Such Investments will also bear at least two credit ratings, including (~~i~~x) for commercial paper, minimum ratings of “A2” by S&P and “P2” by Moody’s, (~~ii~~y ) for longer term bonds and notes, average long-term equivalent ratings of “BBB” by S&P and “Baa” by Moody’s for the portfolio of this investment class~~,~~ and (~~iii~~z ) for repurchase agreements, bank deposits, certificates of deposit, banker’s acceptances and time deposits, a minimum rating of “BBB” by S&P and “Baa” by Moody’s~~is required~~, unless, with respect to U.S. bank deposits and U.S. certificates of deposit, the amount invested is less than $250,000. To the extent that S&P or Moody’s credit ratings for such instruments are not available, equivalent credit ratings from Fitch~~Ratings, Inc.~~ are acceptable.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person of whatever nature, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

~~“Eurocurrency”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bear interest at a rate determined by reference to the Adjusted LIBO Rate.~~

“Event of Default” has the meaning given to such term in Section 6.01.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended from time to time.

“Excluded Subsidiary” means a WNBA Subsidiary, an Arena Subsidiary, a ~~D-~~G League Subsidiary or a Non-Profit Subsidiary.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the ~~laws~~Laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes~~,~~; (b) in the case of a Lender, U.S. Federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a ~~law~~Law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.16(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.14, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in such Loan or Commitment or to such Lender immediately before it changed its lending office~~,~~; (c) Taxes attributable to such Recipient’s failure to comply with Section 2.14(f); and (d) any U.S. Federal withholding Taxes imposed under FATCA.

“Existing Borrowings” has the meaning given to such term in Section 2.18(e).

“Existing Credit Agreement” means this Agreement as in effect immediately prior to the Second Amendment Effective Date.

“Expansion” means any expansion in the membership of the NBA resulting in the existence of more than 30 Members. For purposes hereof, the effective date of any expansion which constitutes an Expansion pursuant to the terms of the foregoing sentence shall be deemed to be the date as of which the new Member receives its first payment of Visual Media Revenues (in respect of such Member in lieu of the Borrower) or Distributable Visual Media Revenues under (or in respect of) any League Visual Media Contract.

“Expansion Projections” has the meaning given to such term in Section 5.20.

“Expansion Revenues” means, in connection with any Expansion, all cash compensation payable from time to time to or for the benefit of the Borrower by the Member or Members becoming a member(s) of the NBA as a result of such Expansion, including cash payments on any deferred portion of the compensation payable in connection with such Expansion and cash payments (whether of principal, interest or other amounts) on any promissory notes issued to or for the benefit of the Borrower in connection with such Expansion.

“Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Loans at such time.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantially comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depository institutions (as determined in such manner as ~~the NYFRB~~shall be set forth on ~~its public website~~the NYFRB’s Website from time to time) and published on the next succeeding Business Day by the NYFRB as the federal funds effective rate; provided that if such rate shall be less than zero, such rate shall be deemed to be zero for all purposes of this Agreement.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States~~of America~~.

“Fees” means all fees payable pursuant to this Agreement or the Agent Fee Letter, including the Commitment Fee and the Administrative Fee.

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower.

“Financing Statements” means the Uniform Commercial Code financing statements that have been, or are to be, filed against the Borrower (and, as appropriate, its Subsidiaries) in order to perfect the security interest of the Collateral Agent in the Collateral granted by the Borrower (and, as appropriate, its Subsidiaries) to the Collateral Agent pursuant to the Loan Documents.

“Fitch” means Fitch Ratings, Inc.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the ~~LIBO Rate.~~Adjusted Term SOFR or the Adjusted Daily Simple SOFR, as applicable. For the avoidance of doubt, the initial Floor for each of the Adjusted Term SOFR and the Adjusted Daily Simple SOFR shall be zero.

“Foreign Lender” means a Lender that is not a U.S. Person.

“G League” means the NBA G League.

“G League Subsidiary” means any Subsidiary of the Borrower that has been formed solely to own or operate a professional basketball team of the G League and conduct any business related thereto, including the incurrence of Non-Recourse G League Debt.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Global Subordination Agreement” means the agreement substantially in the form of Exhibit E.

“Governmental Authority” means the government of the United States~~of America~~, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, bureau, commission, department, instrumentality, regulatory body, court, tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, in each case whether foreign or domestic.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

~~“HoldCo Credit Agreement” means the Credit Agreement dated the Amendment Effective Date between Knicks Holdings, LLC and JPMorgan Chase Bank, N.A., as agent, as it may be further amended, supplemented or otherwise modified from time to time.~~

~~“IBA” has the meaning assigned to such term in Section 1.05.~~

“Incremental Commitment” means, with respect to any Lender, the commitment, if any, of such Lender, established pursuant to an Incremental Facility Agreement and Section 2.18, to make Loans hereunder, expressed as an amount representing the maximum aggregate permitted amount of such Lender’s Exposure under such Incremental Facility Agreement.

“Incremental Facility Agreement” means an Incremental Facility Agreement, in form and substance reasonably satisfactory to the Agent and the Borrower, among the Borrower, the Agent and one or more Incremental Lenders, establishing Incremental Commitments and effecting such other amendments hereto and to the other Loan Documents as are contemplated by Section 2.18.

“Incremental Lender” means a Lender with an Incremental Commitment.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding (i) current accounts payable incurred in the ordinary course of business and (ii) obligations in respect of compensation payments to players, coaches, managers or other personnel of such Person incurred pursuant to employment contracts entered into in the ordinary course of business), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (i) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances; provided, however, that Indebtedness shall not include (w) obligations of such Person to provide financial support to the NBA pursuant to the NBA Constitution, (x) such Person’s share of any obligations to the NBA or any Obligors under the Visual Media Contracts arising as a result of any Business Interruption and any election by the NBA to require continuation of payments under Visual Media Contracts during a Business Interruption Period, (y) Indebtedness of the Borrower to any Subsidiary of the Borrower other than an Excluded Subsidiary or of a Subsidiary of the Borrower to the Borrower or another Subsidiary of the Borrower other than an Excluded Subsidiary or (z) the Borrower’s obligations with respect to Subordinated Owner Advances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor; provided, however, that Indebtedness shall not include any Indebtedness of the NBA unless (x) such Person has agreed in writing with the relevant financing source to provide a Guarantee with respect to such Indebtedness (which, for the avoidance of doubt, shall not include any obligations to the NBA pursuant to the NBA Constitution) or (y) such Indebtedness is secured by any Lien on property owned or acquired by such Person or any of its Subsidiaries. Without limiting the generality of the foregoing, for the avoidance of doubt, Indebtedness shall exclude (1) deferred revenue (including advance ticket sales), (2)

obligations to make or pay advances, deposits or deferred compensation to announcers, broadcasters, on-air talent, promoters, producers or other third parties in connection with the development, booking, production, broadcast, promotion, execution, staging or presentations of shows, events or other entertainment activities or related merchandising, concessions or licensing~~,~~ and (3) obligations to pay advances, deposits or deferred compensation to the holders of rights to content or intellectual property in connection with the development, broadcast, distribution or license of content or underlying intellectual property.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitee” has the meaning given to such term in Section 8.03(c).

“Information” has the meaning assigned to it in Section 8.12.

“Intellectual Property” has the meaning given to such term in the Security Agreement.

“Interest Expense” means, for any period, the excess of (a) the sum without duplication of (i) the interest expense (including imputed interest expense in respect of Capital Lease Obligations, but excluding interest expense in respect of Non-Recourse Debt) of the Borrower for such period, determined on a consolidated basis in accordance with GAAP (but excluding (~~x~~A) the interest expense of any Excluded Subsidiary and (~~y~~B) interest expense on obligations in respect of compensation payments to players, coaches, managers or other personnel of the Borrower entered into in the ordinary course of business and that are obligations in respect of the deferred purchase price of services), plus (ii) any interest accrued during such period in respect of Indebtedness (other than Non-Recourse Debt) of the Borrower that is required to be capitalized rather than included in consolidated interest expense for such period in accordance with GAAP, plus (iii) any cash payments made during such period in respect of obligations referred to in clause (b)(iii) below that were amortized or accrued in a previous period, minus (b) the sum without duplication of (i) interest income of the Borrower for such period, determined on a consolidated basis in accordance with GAAP (but excluding the interest income of any Excluded Subsidiary), plus (ii) to the extent included in clause (a) above for such period, non-cash amounts attributable to amortization of financing costs paid in a previous period, plus (iii) to the extent included in clause (a) above for such period, non-cash amounts attributable to amortization of debt discounts or accrued interest payable in kind for such period. For purposes of the foregoing, interest expense of any Person shall be determined after giving effect to any net payments made or received by such Person with respect to interest rate Swap Agreements (other than early termination payments).

“Interest Payment Date” means (a) with respect to any ABR Loan, the first Business Day following the last day of each March, June, September and December and the Maturity Date~~and~~, (b) with respect to any ~~Eurocurrency~~Term Benchmark Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part, the Maturity Date and, in the case of ~~a Eurocurrency Borrowing~~any Term Benchmark Loan with an Interest Period of more than three months’ duration, such day or days prior to the last day of such Interest Period as shall occur at intervals of three months’ duration after the first day of such Interest Period and (c) with respect to any RFR Loan, each day that is on the numerically corresponding day in each calendar month that is one month after the Borrowing of such Loan (or, if there is no such numerically corresponding date in such month, then the last day of such month) and the Maturity Date.

“Interest Period” means, with respect to any ~~Eurocurrency~~Term Benchmark Borrowing, the period commencing on the date of such Borrowing and ending on the ~~date~~numerically corresponding day in the calendar month that is one~~week, or one, two~~, three or six months thereafter (in each case, subject to the availability for the Benchmark applicable to the relevant Loan or Commitment), as selected by the Borrower; provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, ~~and~~(b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (c) no tenor that has been removed from this definition pursuant to Section 2.11(e) shall be available for specification in the relevant Borrowing Request. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

~~“Interpolated Screen Rate” means, with respect to any Eurocurrency Borrowing for any Interest Period, a rate per annum that results from interpolating on a linear basis between (a) the applicable LIBO Screen Rate for the longest maturity for which a LIBO Screen Rate is available that is shorter than such Interest Period and (b) the applicable LIBO Screen Rate for the shortest maturity for which a LIBO Screen Rate is available that is longer than such Interest Period, in each case at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.~~

“Investment” means purchasing, holding or acquiring (including pursuant to any merger with any Person) any Equity Interest, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing), except for notes or similar debt obligations issued by a bank to whom such note or debt obligation is pledged in connection with such bank’s issuance of a letter of credit on behalf of the Borrower, of, or making or permitting to exist any loans or advances (other than commercially reasonable extensions of trade credit) to, guaranteeing any Indebtedness of~~,~~ or making or permitting to exist any investment in, any other Person, or purchasing or otherwise acquiring (in one transaction or a series of transactions) any assets of any Person constituting a business unit.

“Investment Grade” means, with respect to any Obligor, that (a) such Obligor has received a credit rating by Standard & Poor’s of BBB- or better and by Moody’s of Baa3 or better (collectively, “Investment Grade Ratings”) and such credit ratings remain effective, (b) if such Obligor has not been rated by both Standard & Poor’s and Moody’s, a Person that Controls such Obligor has received Investment Grade Ratings, and such Obligor has not received a credit rating by Standard & Poor’s that is lower than BBB- or by Moody’s that is lower than Baa3~~,~~ or (c) if neither such Obligor nor any Person that Controls such Obligor has been rated by both Standard & Poor’s and Moody’s, such Obligor’s creditworthiness is reasonably satisfactory to the Agent.

“Investment Grade Ratings” has the meaning given to such term in the definition of “Investment Grade”.

“IRS” means the United States Internal Revenue Service.

~~“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.~~

“Joined Subsidiary” means a Subsidiary of the Borrower that has entered into a Subsidiary Security Joinder Agreement substantially in the form of Exhibit G hereto.

“Judgment Currency” has the meaning assigned to it in Section 8.23.

“L/C Obligations” means obligations of the Borrower in respect of letters of credit issued for the benefit of the Borrower (a) in the ordinary course of business or (b) as security for potential withdrawal liability under a Plan in connection with the sale or other transfer of the Borrower’s Membership to a successor in interest approved in accordance with the NBA~~’s~~ Constitution and that does not constitute an Event of Default pursuant to Section 6.01(j), in an aggregate amount outstanding not to exceed $10,000,000 at any one time.

“Labor Contingency Calculation Date” means the first date of any Labor Contingency Interest Reserve Period and each three-month anniversary of such date during such Labor Contingency Interest Reserve Period.

“Labor Contingency Interest Reserve Amount” means, as of any Labor Contingency Calculation Date, an amount equal to the excess, if any, of (~~i~~a) the sum of (~~x~~i) the aggregate amount of interest projected to be payable on the Loans during the nine-month period following Labor Contingency Calculation Date (the “Labor Contingency Reserve Period”) (based on the amount of Loans outstanding as of the first day of the Labor Contingency Reserve Period) plus (~~y~~ii) the aggregate amount of Commitment Fees (calculated in accordance with Section 2.09(a)) projected to be payable by the Borrower during the Labor Contingency Reserve Period (based on the amount of unused Commitments as of the first day of the Labor Contingency Reserve Period) over (~~ii~~b) the sum of (~~x~~i) the amount held in the Debt Service Account on such Labor Contingency Calculation Date and (~~y~~ii) the amount, if any, of undrawn Commitments on such Labor Contingency Calculation Date. For purposes of calculating the Labor Contingency Interest

Reserve Amount, interest will be assumed to accrue on the Loans at a rate per annum equal to the sum of (x) ~~the~~one-month ~~LIBO Rate~~Adjusted Term SOFR (or an equivalent rate as reasonably agreed between the Agent and the Borrower) as calculated by the Agent in accordance with its customary practice (calculated as of the applicable Labor Contingency Calculation Date), plus (y) the Applicable Margin (calculated as of the applicable Labor Contingency Calculation Date); provided that if any portion of the Loans is subject to interest rate protection at a lower rate than the then applicable interest rate in respect of the Loans, and the Borrower provides evidence thereof satisfactory to the Agent, such lower rate shall apply as to such amount.

“Labor Contingency Interest Reserve Period” means the period from and including the date that is 45 days prior to the expiration date of the then-applicable NBA collective bargaining agreement and continuing until the earlier of (~~x~~a) such time as a new NBA collective bargaining agreement shall have been executed and delivered or (~~y~~b) such time as a binding agreement to enter into a new collective bargaining agreement shall have been executed and delivered (as may be evidenced, at the request of the Agent, by a certification from the Borrower that such an agreement in principle exists, subject to final documentation).

“Labor Contingency Reserve Period” has the meaning given to such term in the definition of “Labor Contingency Interest Reserve Amount”.

“Law” means any law, constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree or award of any Governmental Authority.

“League Pledged Revenue Receipts” means, for any period, all amounts under (or in respect of) League Visual Media Contracts actually paid (including payments made in the form of a loan or advance during any period during which a Business Interruption is continuing) to the Borrower or any of its Joined Subsidiaries during such period in the form of cash payments (including cash payments from the funding of a loan or advance) made into the Collection Account (provided that any payments made prior to the Original Effective Date need not have been made into the Collection Account); provided, however, that after the occurrence of any Business Interruption and until the date that is one year after the occurrence of such Business Interruption, with respect to any four fiscal quarter period (a “Specified League Visual Media Interruption Period”) that includes one or more fiscal quarters in which payments under (or in respect of) any League Visual Media Contract were suspended or reduced as a result of such Business Interruption (any such fiscal quarter, a “Specified League Visual Media Interruption Quarter”), for purposes of calculating the League Pledged Revenue Receipts for such Specified League Visual Media Interruption Period, the League Pledged Revenue Receipts for each Specified League Visual Media Interruption Quarter included in such Specified League Visual Media Interruption Period shall be deemed to be the greater of (~~x~~a) the aggregate amount under (or in respect of) League Visual Media Contracts actually paid (including payments made in the form of a loan or advance during any period during which a Business Interruption is continuing) to the Borrower or any of its Joined Subsidiaries during such Specified League Visual Media Interruption Quarter and deposited in the Collection Account and (~~y~~b) the aggregate amount under (or in respect of) League Visual Media Contracts that would have been paid to the Borrower or any of its Joined Subsidiaries and deposited in the Collection Account (consistent with past practice during the period of four complete consecutive fiscal quarters of the Borrower most recently ended prior such Business Interruption) during the Specified League Visual Media Interruption Quarter in the absence of a Business Interruption.

“League Visual Media Contracts” means, collectively, (a) all agreements entered into from time to time between the NBA or another NBA Entity, as agent for the Members (and in respect of which there is revenue sharing among the Members), and any Obligor in respect of Visual Media Broadcast rights with respect to regular season or post-season NBA basketball games~~,~~ and (b) any NBA Entity Direct Contract, as any of such agreements described in clause (a) or clause (b) may be supplemented, extended, modified, amended or restated from time to time.

“League-Wide Note Purchase Agreement” means the Note Purchase Agreement, dated as of May 5, 2003, as amended and restated by the Fourth Amendment and Restatement Agreement, dated as of April 2, 2015, as amended by the First Amendment, dated as of October 4, 2018, and as it may be further amended, supplemented or otherwise modified from time to time, by and among the Participating Members (as defined therein), Basketball Funding, LLC, as Purchaser, and JPMorgan Chase Bank, N.A., as Agent.

“Lender Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.

“Lender-Related Person” has the meaning assigned to it in Section 8.03(b).

“Lenders” means the Persons listed on Schedule 1.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption or an Incremental Facility Agreement, other than any such Person that shall have ceased to be a party hereto pursuant to an Assignment and Assumption.

“Liabilities” means any losses, claims (including intraparty claims), demands, damages or liabilities of any kind.

~~“LIBO Rate” means, with respect to any Eurocurrency Borrowing for any Interest Period, a rate per annum equal to the London interbank offered rate as administered by the ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for deposits in dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period as displayed on the Bloomberg screen page that displays such rate (currently page LIBOR01) or, in the event such rate does not appear on a page of the Bloomberg screen, on the appropriate page of such other information service that publishes such rate as shall be selected by the Agent from time to time in its reasonable discretion (such applicable rate being called the “LIBO Screen Rate”), at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period. If no LIBO Screen Rate shall be available for a particular Interest Period but LIBO Screen Rates shall be available for maturities both longer and shorter than such Interest Period, then the LIBO Rate for such Interest Period shall be the Interpolated Screen Rate. Notwithstanding the foregoing, if the LIBO Rate, determined as provided above, would otherwise be less than zero, then the LIBO Rate shall be deemed to be zero for all purposes.~~

~~“LIBO Screen Rate” has the meaning given to such term in the definition of “LIBO Rate”.~~

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Loan Documents” means (a) this Agreement, (b) Amendment No. 2, (c) the Security Agreement, (~~c~~d) the Financing Statements and any other Security Documents executed by the Borrower or any of its Subsidiaries, (~~d~~e) the NBA Consent Letter and (~~e~~f) each payment direction letter contemplated by Section 5.22, together with any other documents or instruments executed by or on behalf of the Borrower or any of its Subsidiaries with respect to the credit facility provided for herein and designated as a Loan Document.

“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement.

“Local Pledged Revenue Receipts” means, for any period, all amounts under (or in respect of) Local Visual Media Contracts actually paid (including payments made in the form of a loan or advance during any period during which a Business Interruption is continuing) to the Borrower or any of its Joined Subsidiaries during such period in the form of cash payments (including cash payments from the funding of a loan or advance) made into the Collection Account (provided that any payments made prior to the Original Effective Date need not have been made into the Collection Account) pursuant to one or more payment direction letters in form and substance satisfactory to the Agent; provided, however, that after the occurrence of any Business Interruption and until the date that is one year after the occurrence of such Business Interruption, with respect to any four fiscal quarter period (a “Specified Local Visual Media Interruption Period”) that includes one or more fiscal quarters in which payments under (or in respect of) any Local Visual Media Contract were suspended or reduced as a result of such Business Interruption (any such fiscal quarter, a “Specified Local Visual Media Interruption Quarter”), for purposes of calculating the Local Pledged Revenue Receipts for such Specified Local Visual Media Interruption Period, the Local Pledged Revenue Receipts for each Specified Local Visual Media Interruption Quarter included in such Specified Local Visual Media Interruption Period shall be deemed to be the greater of (~~x~~a) the aggregate amount under (or in respect of) Local Visual Media Contracts actually paid (including payments made in the form of a loan or advance during any period during which a Business Interruption is continuing) to the Borrower or any of its Joined Subsidiaries during such Specified Local Visual Media

Interruption Quarter and deposited in the Collection Account pursuant to one or more payment direction letters in form and substance satisfactory to the Agent and (~~y~~b) the aggregate amount under (or in respect of) Local Visual Media Contracts that would have been paid to the Borrower or any of its Joined Subsidiaries and deposited in the Collection Account consistent with past practice during the period of four complete consecutive fiscal quarters of the Borrower most recently ended prior such Business Interruption during the Specified Local Visual Media Interruption Quarter in the absence of a Business Interruption.

“Local Visual Media Contracts” means, collectively, all agreements entered into from time to time between the Borrower, its Subsidiaries or an NBA Entity, as agent for the Borrower or its Subsidiaries (and in respect of which there is not revenue sharing among the Members), and any Obligor in respect of any Visual Media Broadcast rights with respect to regular season or post-season NBA basketball games, as any of such agreements may be supplemented, extended, modified, amended or restated from time to time; provided that Local Visual Media Contracts shall not include any League Visual Media Contract.

“Margin Regulations” means Regulations T, U and X of the Board as from time to time in effect, and all official rulings and interpretations thereunder or thereof.

“Margin Stock” has the meaning given to such term under Regulation U of the Board.

“Master Agreement” has the meaning specified in the definition of “Swap Agreement”.

“Material Adverse Effect” means a material adverse effect on the ability of the Borrower to fulfill its material obligations to be performed under the Loan Documents.

“Material Plan” has the meaning given to such term in Section 6.01(h).

“Material Visual Media Contract” means, as of any date, (a) each League Visual Media Contract in respect of which the League Pledged Revenue Receipts attributable to such League Visual Media Contract for the period of four consecutive fiscal quarters of the Borrower most recently ended on or prior to such date is greater than an amount equal to 20% of all League Pledged Revenue Receipts for the same period and (b) each Local Visual Media Contract in respect of which any amounts payable to the Borrower thereunder are subject to a payment direction instruction contemplated by Section 2.06(d) and in respect of which the Local Pledged Revenue Receipts attributable to such Local Visual Media Contract for the period of four consecutive fiscal quarters of the Borrower most recently ended on or prior to such date is greater than an amount equal to 20% of all Local Pledged Revenue Receipts for the same period.

“Maturity Date” means ~~November~~December ~~6~~14, ~~2023~~2026 .

“Maximum Available Amount” means at any time and from time to time, the Aggregate Commitment at such time.

“Maximum Rate” has the meaning given to such term in Section 8.13.

“Measurement Period” has the meaning given to such term in the definition of “Debt Service Requirements”.

“Member” means any Person directly owning a Membership.

“Membership” means a membership in the NBA granted pursuant to the terms of the NBA Constitution, authorizing the operation of a professional basketball team of the NBA in a designated city. The term “Membership” shall include any such membership granted pursuant to an Expansion subsequent to the date hereof as well as any such membership in existence as of the date hereof.

“Membership Documents” means the terms and provisions of the NBA Constitution to the extent that such terms and provisions are applicable to the Membership owned and operated by the Borrower.

“Membership Majority Interest” means, with respect to any Membership, (~~i~~a) such Membership or (~~ii~~b ) 50% or more of the voting Equity Interests or other Controlling Equity Interests (which must continue to be the Controlling Equity Interests after giving effect to any grant, sale or other transfer thereof and in each case representing at least 30% of the Equity Interests) in the Member that owns such Membership.

“MNPI” means material information concerning Parent, the Borrower, any Subsidiary or any Affiliate of any of the foregoing or their securities that has not been disseminated in a manner making it available to investors generally, within the meaning of Regulation FD under the United States Federal securities ~~laws~~Laws. For purposes of this definition, “material information” means information concerning Parent, the Borrower, the Subsidiaries or any Affiliates of any of the foregoing or any of their securities that would be reasonably expected to be material for purposes of the United States Federal and state securities ~~laws~~Laws.

“Moody’s” means Moody’s Investors Service, Inc.

“National Basketball Players Association” means the association formed by NBA players to act as the representative of the NBA players in the conduct of collective bargaining.

“NBA” means the National Basketball Association, a joint venture organized under the ~~laws~~Laws of the State of New York, having its principal executive office at Olympic Tower, 645 Fifth Avenue, New York, New York 10022.

“NBA Agreements” has the meaning given to such term in the definition of “NBA Constitution”.

“NBA Board of Governors” means the board formed by the Members, pursuant to Article 18 of the NBA Constitution~~and Bylaws~~, currently consisting of one representative from each Member.

“NBA Confirmed Rating” means the applicable NBA rating assigned by Fitch (or, if applicable, a Replacement Rating Agency).

“NBA Consent Letter” means ~~the NBA recognition and consent in form and substance satisfactory to the Agent executed by the Borrower, those Affiliates and Controlling Owners of~~that certain letter agreement, dated as of September 30, 2016, by and among the Borrower~~designated by the NBA in its sole discretion~~, the NBA and certain other NBA Entities~~,~~ and the Collateral Agent, for itself and as agent for each of the Secured Parties (under and as defined in the Security Agreement), as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof.

“NBA Constitution” means, collectively, (a) the Constitution and Bylaws of the NBA, including any amendments to such document and any interpretations of such document issued from time to time by the Commissioner, all operative NBA or NBA Board of Governors resolutions, the governing documents of each of the NBA Entities and such other by-laws, rules or policies as the NBA, the NBA Board of Governors, any of the other NBA Entities or the Commissioner may issue from time to time and (b) any existing or future agreements entered into by the NBA, any of the other NBA Entities or the NBA Board of Governors, including any Visual Media Contract or collective bargaining or other labor agreements (including any pension fund agreements) and agreements made in settlement of any litigation against the NBA (jointly or collectively), the NBA Board of Governors, any of the other NBA Entities or the Members (the agreements described in this clause (b), collectively, the “NBA Agreements”).

“NBA Debt Limit” means, at any time, the maximum aggregate principal amount of secured Indebtedness of the Borrower (including all Indebtedness hereunder) from time to time permitted to be outstanding pursuant to the terms of the NBA Constitution (taking into account any exceptions made by the Commissioner or the NBA Board of Governors to permit the Borrower to incur Indebtedness in excess of such maximum amount or any temporary increases in such amount permitted at the discretion of the Commissioner or the NBA Board of Governors for Members generally).

“NBA Entities” means the NBA, NBA Properties, Inc., NBA Media Ventures, LLC, NBA Development League Holdings, LLC (f/k/a NBDL Holdings, LLC), WNBA Holdings, LLC (f/k/a NBA Development, LLC), WNBA, LLC, WNBA Operations, LLC, WNBA Enterprises, LLC, Planet Insurance Ltd., any successor or Affiliate of any of the foregoing entities and any other Person in which a majority of the Members directly or indirectly hold Equity Interests.

“NBA Entity Direct Contract” means any agreement entered into from time to time between an NBA Entity (other than in the capacity of agent for the Members)~~,~~ and any Obligor in respect of any Visual Media Broadcast rights with respect to regular season or post-season NBA basketball games.

“Non-Core Collateral” has the meaning set forth in the Security Agreement.

“Non-Profit Subsidiary” means any Subsidiary of the Borrower that is treated as a tax-exempt entity under Section 501 of the Code.

“Non-Recourse Arena Debt” means Indebtedness that is borrowed (including any extension, refinancing, amendment or amendment and restatement thereof) (~~A~~a) by or on behalf of an Affiliate of the Borrower that owns or proposes to own (or to lease, license, operate, exploit any right with respect to, maintain, renovate, construct and/or otherwise obtain the rights to use) the arena in which the “home” games of the Borrower are played or other facilities relating to such arena normally associated with the operation of a Member and (~~B~~b) solely for purposes of financing the acquisition, construction, renovation, use, exploitation of any right with respect to, maintenance or operation of such facilities; provided that such Indebtedness (~~1~~x) is neither borrowed nor Guaranteed by, nor otherwise a liability of, nor secured by any Lien on or pledge of any or all of the assets (other than Equity Interest in an Excluded Subsidiary) of, the Borrower or any Subsidiary thereof (other than an Excluded Subsidiary) and (~~2~~y) is permitted to be incurred by such Affiliate in accordance with the NBA Constitution or a duly approved waiver granted by the NBA or other governing body thereunder.

“Non-Recourse Debt” means any Non-Recourse Arena Debt, any Non-Recourse G League Debt and any Non-Recourse WNBA Debt.

“Non-Recourse ~~D-~~G League Debt” means Indebtedness that is borrowed (including any extension, refinancing, amendment or amendment and restatement thereof) (A) by a ~~D-~~G League Subsidiary and (B) solely for purposes of financing the acquisition or operation of a professional basketball team of the ~~D-~~G League (and any business related thereto); provided that such Indebtedness (1) is neither borrowed nor Guaranteed by, nor otherwise a liability of, nor secured by any Lien on or pledge of any of the assets (other than Equity Interest in an Excluded Subsidiary) of, the Borrower or any Subsidiary thereof (other than an Excluded Subsidiary) and (2) is permitted to be incurred by such ~~D-~~G League Subsidiary in accordance with the NBA Constitution or a duly approved waiver by the NBA or other governing body thereunder.

~~“Non-Recourse Debt” means any Non-Recourse Arena Debt, any Non-Recourse D-League Debt and any Non-Recourse WNBA Debt.~~

“Non-Recourse WNBA Debt” means Indebtedness that is borrowed (including any extension, refinancing, amendment or amendment and restatement thereof) (~~A~~a) by a WNBA Subsidiary and (~~B~~b) solely for purposes of financing the acquisition or operation of a professional basketball team of the WNBA (and any business related thereto); provided that such Indebtedness (~~1~~x) is neither borrowed nor Guaranteed by, nor otherwise a liability of, nor secured by any Lien on or pledge of any of the assets (other than Equity Interest in an Excluded Subsidiary) of, the Borrower or any Subsidiary thereof (other than an Excluded Subsidiary) and (~~2~~y) is permitted to be incurred by such WNBA Subsidiary in accordance with the NBA Constitution or a duly approved waiver by the NBA or other governing body thereunder.

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m., New York City time, on such day received ~~to~~by the Agent from a Federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates shall be less than zero, such rate shall be deemed to be zero for all purposes.

“Obligor” means, at any time, with respect to (a) any agreement then constituting a League Visual Media Contract, the Person contracting with the NBA or another NBA Entity, as agent for the Members, or with an NBA Entity (not as agent for the Members), for Visual Media Broadcast rights to any regular season or post-season NBA basketball games and any Person obligated thereunder to make payments to the NBA, another NBA Entity or the Members in respect of such broadcasts and (b) any agreement then constituting a Local Visual Media Contract, the Person entering into such Local Visual Media Contract with the Borrower, any of its Subsidiaries (other than an Excluded Subsidiary) or the NBA and any Person obligated thereunder to make payments constituting Local Pledged Revenue Receipts.

“OFAC” has the meaning given to such term in Section 4.15(a).

“OFAC Listed Person” has the meaning given to such term in Section 4.15(a).

“Original Credit Agreement” means this Agreement as in effect immediately prior to the effectiveness of Amendment ~~Effective Date.~~No. 1 thereto dated as of November 6, 2020, among the Borrower, the Agent and the Lenders party thereto.

“Original Effective Date” means September 30, 2016.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Taxes (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.16(b)).

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight Eurodollar ~~borrowings~~transactions denominated in dollars by U.S.-managed banking offices of depository institutions (as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time) and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.

“Parent” means Madison Square Garden Sports Corp., a Delaware corporation, and any successor thereto.

“Participant Register” has the meaning set forth in Section 8.04(c)(ii).

“Participants” has the meaning set forth in Section 8.04(c)(i).

“Payment” has the meaning set forth in Section 7.06(b).

“Payment Notice” has the meaning set forth in Section 7.06(b).

“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

“Permitted Encumbrances” means, with respect to any Person:

(a) (i) pledges or deposits of cash to secure obligations of such Person under workers’ compensation ~~laws~~Laws, unemployment insurance ~~laws~~Laws or similar legislation~~,~~ or (ii) good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, ~~or~~(iii) deposits of cash to secure public or statutory obligations of such Person~~or~~, (iv) deposits of cash or U.S. Government bonds to secure surety or appeal bonds to which such Person is a party~~,~~ or (v) deposits as security for contested taxes or import, customs or similar duties or for the payment of rent or royalties;

(b) Liens imposed by ~~law~~Law, such as carriers’, warehousemen’s and mechanics’ Liens, setoff and recoupment rights or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be prosecuting appeal or other proceedings for review (and as to which all foreclosures and other enforcement proceedings shall have been fully bonded or otherwise effectively stayed);

(c) Liens for (i) Taxes (other than property taxes), assessments, charges or other governmental levies not overdue by more than 30 days or which if more than 30 days overdue, (~~x~~A) the period of grace, if any, related thereto has not expired or which are being contested in good faith by appropriate proceeding (provided that a reserve or other appropriate provision shall have been made therefor as appropriate in accordance with GAAP) or (~~y~~B) the aggregate principal outstanding amount of the obligations secured thereby does not exceed $5,000,000~~,~~ and (ii) property taxes not yet subject to penalties for non-payment or which are being contested in good faith and by appropriate proceedings (and as to which all foreclosures and other enforcement proceedings shall have been fully bonded or otherwise effectively stayed);

(d) deposits (i) to secure performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business or (ii) as security for potential withdrawal liability under a Plan in connection with the sale or other transfer of the Borrower’s Membership to a successor in interest approved in accordance with the NBA~~’s~~ Constitution and that does not constitute an Event of Default pursuant to Section 6.01(j) (in an aggregate amount outstanding, that together with any outstanding L/C Obligations, does not exceed $10,000,000 at any one time);

(e) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes~~,~~ or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness or other extensions of credit and which do not in the aggregate materially detract from the value of said properties or materially impair their use in the operation of the business of such Person;

(f) Liens on cash created in the ordinary course of business and customary in the business of the Borrower consisting of pledges to, deposits with or advances to announcers, broadcasters, on-air talent, promoters, producers or other third parties in connection with the development, booking, production, broadcast, promotion, execution, staging or presentations of shows, events or other entertainment activities or related merchandising, concessions or licensing;

(g) Liens on cash created in the ordinary course of business and customary in the business of the Borrower consisting of obligations to pay advances, deposits or deferred compensation to the holders of rights to content or intellectual property in connection with the development, broadcast, distribution or license of content or underlying intellectual property;

(h) Liens created in the ordinary course of business and customary in the business of the Borrower securing obligations of the Borrower and its Subsidiaries not to exceed $10,000,000 in the aggregate; or

(i) granting licenses of Intellectual Property (and any associated rights reasonably required in connection with the exploitation of such Intellectual Property), in each case in the ordinary course of business;

provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.

“person” or “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means an employee pension benefit plan which is covered by Title IV or Section 302 of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either (~~i~~a) maintained by a member of the Controlled Group for employees of a member of such Controlled Group or (~~ii~~b ) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made or accrued an obligation to make contributions.

“Plan Asset Regulations” means 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time.

“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the United States or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Agent) or any similar release by the Federal Reserve Board (as determined by the Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“Private Side Lender Representatives” means, with respect to any Lender, representatives of such Lender that are not Public Side Lender Representatives.

“PTE” means a prohibited transaction class exemption issued by the ~~U.S.~~United States Department of Labor, as any such exemption may be amended from time to time.

“Public Side Lender Representatives” means, with respect to any Lender, representatives of such Lender that do not wish to receive MNPI.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning assigned to it in Section 8.21.

“Qualified Revenue” means, on any date, except as provided below, the sum of (a) all League Pledged Revenue Receipts for the period of four consecutive fiscal quarters of the Borrower for which financial statements have been (or were required to be) delivered pursuant to Section 5.02(c), (b) all Local Pledged Revenue Receipts for the period of four consecutive fiscal quarters of the Borrower for which financial statements have been (or were required to be) delivered pursuant to Section 5.02(c) and (c) the amount of cash deposits made by Parent and its Affiliates (other than the Borrower or any Subsidiary of the Borrower) into the Collection Account during the period of four consecutive fiscal quarters of the Borrower for which financial statements have been (or were required to be) delivered pursuant to Section 5.02(c) (the amounts set forth in clauses (b) and (c) above, collectively, “Supplemental Revenue”); provided, however, that if the aggregate amount of Supplemental Revenue exceeds an amount equal to 25% of the aggregate amount of Qualified Revenue for any two consecutive four fiscal quarter periods, then for each subsequent four fiscal quarter period until such time as the aggregate amount of Supplemental Revenue does not exceed an amount equal to 25% of the aggregate amount of Qualified Revenue for such four fiscal quarter period, the amount of Supplemental Revenue included in the determination of Qualified Revenue for each four fiscal quarter period shall be reduced to an amount such that it does not exceed an amount equal to 25% of Qualified Revenue for such period.~~Notwithstanding the foregoing, for purposes of determining Qualified Revenue for the period ended March 31, 2017, such amount shall equal the amount set forth in the previous sentence of this definition of “Qualified Revenue” for the three consecutive fiscal quarters ended March 31, 2017 multiplied by 4/3.~~

“Quarterly Evaluation Date” means each September 30, December 31, March 31 and June 30.

“Recipient” means the Agent and any Lender, or any combination thereof (as the context requires).

“Reference Time” with respect to any setting of the then-current Benchmark means (a) if such Benchmark is the ~~LIBO Rate~~Term SOFR, ~~11~~5:00 a.m., ~~(London~~Chicago time~~)~~, on the day that is two ~~London banking days~~Business Days preceding the date of such setting, ~~and~~(b) if such Benchmark is ~~not~~the ~~LIBO Rate~~Daily Simple SOFR, then four Business Days prior to such setting or (c) if such Benchmark is none of the Term SOFR or the Daily Simple SOFR, the time determined by the Agent in its reasonable discretion.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the directors, officers, partners, members, trustees, employees, agents, administrators, managers, representatives and advisors of such Person and of such Person’s Affiliates.

“Relevant Governmental Body” means the Federal Reserve Board and/or the NYFRB, the CME Term SOFR Administrator, as applicable, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB~~,~~ or, in each case, any successor thereto.

“Relevant Rate” means (a) with respect to any Term Benchmark Borrowing, the Adjusted Term SOFR, or (b) with respect to any RFR Borrowing, the Adjusted Daily Simple SOFR, as applicable.

“Replacement Rating Agency” has the meaning given to such term in the definition of “Applicable Commitment Fee Rate”.

“Required Lenders” means, at any time, Lenders having Exposures and unused Commitments representing more than 50% of the sum of the Aggregate Exposures and unused Commitments at such time.

“Reserve Period” has the meaning given to such term in the definition of “Debt Service Reserve Amount”.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any U.K. Financial Institution, a U.K. Resolution Authority.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Borrower, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation, termination or amendment of any Equity Interests in the Borrower or of any option, warrant or other right to acquire any such Equity Interests in the Borrower.

“Resulting Borrowings” has the meaning given to such term in Section 2.18(e).

“Revenue Test Limit” means, at any time, an amount equal to 350% of Qualified Revenues at such time; provided~~,~~ that if the Maximum Available Amount shall exceed the Revenue Test Limit in respect of any four consecutive fiscal quarter period, then until the date that the Compliance Certificate is delivered in respect of such period (or, if earlier, the date on which such Compliance Certificate is required to be delivered), (a) Parent and its Affiliates (other than the Borrower or any Subsidiary of the Borrower) may make cash deposits into the Collection Account and such deposits shall be deemed to constitute Qualified Revenues, (b) the Revenue Test Limit shall be determined as if such cash deposits constituting Qualified Revenues were made prior to the end of such period and (c) for all subsequent determinations of the Revenue Test Limit, such cash deposits shall be deemed to have been made in the last fiscal quarter of such four consecutive fiscal quarter period and shall constitute Qualified Revenues in such fiscal quarter (subject to the limitation set forth in the proviso in the definition of Qualified Revenue).

“RFR” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bears interest at a rate based on the Adjusted Daily Simple SOFR.

“Season” means any season of basketball games of the NBA, including all pre-season, regular-season and post-season games officially scheduled for such season pursuant to the NBA Constitution.

“SEC” means the United States Securities and Exchange Commission.

“Second Amendment Effective Date” has the meaning assigned to the term “Amendment Effective Date” in Amendment No. 2.

“Secured Obligations” has the meaning set forth in the Security Agreement.

“Secured Parties” has the meaning set forth in the Security Agreement.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Security Agreement” means the Security Agreement ~~substantially in~~between the ~~form ofExhibit F~~Borrower and the Agent, dated the Original Effective Date, together with all supplements thereto.

“Security Documents” means the Security Agreement and such other documents or instruments as may be executed and delivered by the Borrower pursuant to Section 5.07 to secure its obligations hereunder.

“SOFR” means~~, with respect to any Business Day,~~ a rate~~per annum~~ equal to the secured overnight financing rate ~~for such Business Day published~~as administered by the SOFR Administrator~~on the SOFR Administrator’s Website at approximately 8:00 a.m., New York City time, on the immediately succeeding Business Day~~.

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the NYFRB’s Website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Determination Date” has the meaning given to such term in the definition of “Daily Simple SOFR”.

“SOFR Rate Day” has the meaning given to such term in the definition of “Daily Simple SOFR”.

“Specified League Visual Media Interruption Period” has the meaning given to such term in the definition of “League Pledged Revenue Receipts”.

“Specified League Visual Media Interruption Quarter” has the meaning given to such term in the definition of “League Pledged Revenue Receipts”.

“Specified Local Visual Media Interruption Period” has the meaning given to such term in the definition of “Local Pledged Revenue Receipts”.

“Specified Local Visual Media Interruption Quarter” has the meaning given to such term in the definition of “Local Pledged Revenue Receipts”.

“Standard & Poor’s” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

~~“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number oneminusthe aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Federal Reserve Board to which the Agent is subject with respect to eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D). Such reserve percentages shall include those imposed pursuant to Regulation D. Eurocurrency Loans~~

~~shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.~~

“Subordinated Owner Advances” means loans, advances or similar extensions of credit to the Borrower by any Owner (as defined in the NBA Constitution~~and Bylaws~~) of the Borrower; provided that any such loan, advance or similar extension of credit (a) is not secured by any assets of the Borrower or any of its Subsidiaries (other than any Excluded Subsidiary), (b) is not exchangeable or convertible into any Indebtedness of the Borrower or any of its Subsidiaries, (c) is, together with any Guarantee thereof by any Subsidiary of the Borrower (other than an Excluded Subsidiary), subordinated to the Secured Obligations pursuant to a Global Subordination Agreement substantially in the form of Exhibit E or otherwise in a manner reasonably acceptable to the Agent and (d) provides that such Owner shall not have the right to accelerate such loan, advance or similar extension of credit without the prior written consent of the Required Lenders; provided, however, that in the event that such Owner seeks to accelerate due to the occurrence of a Bankruptcy Event with respect to the Borrower or if such loan, advance or similar extension of credit accelerates automatically, upon the occurrence of a Bankruptcy Event with respect to the Borrower, no consent of the Required Lenders shall be required.

“Subsidiary” means, with respect to any Person (such Person being referred to in this definition of “Subsidiary” as the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the Equity Interests or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, Controlled or held~~,~~ or (b) that is, as of such date, otherwise Controlled~~,~~ by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary Security Joinder Agreement” means, for any Subsidiary of the Borrower (other than an Excluded Subsidiary), the Subsidiary Security Joinder Agreement substantially in the form of Exhibit G executed by such Subsidiary.

“Supermajority Lenders” means, at any time, Lenders having Exposures and unused Commitments representing more than 67% of the sum of the Aggregate Exposures and unused Commitments at such time.

“Supplemental Revenue” has the meaning given to such term in the definition of “Qualified Revenue”.

“Supported QFC” has the meaning assigned to it in Section 8.21.

“Swap Agreement” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or its Subsidiaries, if any, shall be a Swap Agreement.

~~“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act (7 U.S.C. § 1 et seq.).~~

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax and penalties applicable thereto.

~~“Term SOFR” means, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.~~

~~“Term SOFR Notice” means a notification by the Agent to the Lenders and the Borrower of the occurrence of a Term SOFR Transition Event.~~

~~“Term SOFR Transition Event” means the occurrence of all of the following: (a) Term SOFR has been recommended for use by the Relevant Governmental Body, (b) the Agent has reasonably determined that the administration of Term SOFR is administratively feasible for the Agent and (c) a Benchmark Transition Event or an Early Opt-in Election, as applicable, has previously occurred resulting in a Benchmark Replacement in accordance with Section 2.11 that is not Term SOFR.~~“Term Benchmark” when used in reference to any Loan or Borrowing, refers to whether such Loan, or each Loan comprising such Borrowing, bears interest at a rate determined by reference to the Adjusted Term SOFR.

“Term SOFR” means, with respect to any Term Benchmark Borrowing and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator.

“Term SOFR Determination Day” has the meaning assigned to it under the definition of Term SOFR Reference Rate.

“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Borrowing and for any tenor comparable to the applicable Interest Period, the forward-looking term rate based on SOFR as such rate is published by the CME Term SOFR Administrator. If by 5:00 pm, New York City time, on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR has not occurred, then the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding Business Day is not more than five Business Days prior to such Term SOFR Determination Day.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted ~~LIBO Rate~~Term SOFR, the Adjusted Daily Simple SOFR or the Alternate Base Rate.

“U.K. Financial Institutions” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“U.K. Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any U.K. Financial Institution.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Special Resolution Regime” has the meaning assigned to it in Section 8.21.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.14(f)(ii)(B)(3).

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“United States” or “U.S.” means the United States of America.

“Unsecured Credit Facility” means an unsecured credit facility provided by certain Lenders pursuant to a credit agreement or other documentation acceptable to the Agent, among the Borrower and the lenders party thereto.

~~“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.~~

~~“U.S. Special Resolution Regime” has the meaning assigned to it in Section 8.21.~~

~~“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.14(f)(ii)(B)(3).~~

“Visual Media Broadcast” means any and all forms, means and modalities of, and technologies for, transmitting, broadcasting, distributing and/or exhibiting visual or audiovisual programming of regular season or post-season NBA basketball games in their entirety, either live or the debut airing (in case it does not air live) within 48 hours of the game (whether such forms, means, modalities or technologies are now known or hereafter devised), including by means of cable, wire or fiber of any material, direct broadcast satellite, Internet protocol television (IPTV), wireless, open video systems, over-the-air, telecast, broadcast, in any frequency band and any format (including standard definition, high definition and/or 3D), and any and all forms of electronic or other tangible or non-tangible transmission (whether analog or digital, via the Internet (including over-the-top offerings) or any other electronic or non-tangible medium) to any video or audiovideo receiving devices, whether now known or hereafter devised (including television equipment or monitors, set-top boxes, personal computers, smartphones, handheld or mobile devices and tablets) to or from any location for transmission, broadcast, distribution or exhibition, including by master antenna, satellite master antenna, full power or low power transmission, HDTV transmission or any other form of enhanced transmission, closed-circuit transmission, single and multichannel multipoint distribution service and satellite transmission on any basis, including broadcast, subscription, pay-per-view, any form of video on demand (VOD), “start over” or other time shifting platform, any interactive distribution platform or any other means or basis. Notwithstanding the foregoing, for the avoidance of doubt, “Visual Media Broadcast” excludes the following: (~~A~~a) all audio-only transmissions, broadcasts and other distribution by any means (including all forms of audio-only radio) and (~~B~~b) all distribution of physical storage media (e.g., DVDs or video tapes) not intended for use to further transmit, broadcast, communicate or exhibit the content stored thereon to the public. For the avoidance of doubt, references in this Agreement and the Security Agreement to “broadcasting” NBA games shall mean transmitting, broadcasting, distributing and/or exhibiting NBA games by any form, means or modality of, or technology for, Visual Media Broadcast (and correlative terms such as “broadcast” shall have correlative meanings).

“Visual Media Contract” means, collectively, each League Visual Media Contract and each Local Visual Media Contract.

“Visual Media Revenues” means payments (~~x~~a) from the NBA made directly to the Borrower or any of its Joined Subsidiaries or (~~y~~b) from any Obligor made to the Borrower, any Joined Subsidiary, the NBA or another NBA Entity, acting as agent for the Borrower or the Members, in each case pursuant to League Visual Media Contracts or Local Visual Media Contracts.

“WNBA” means the Women’s National Basketball Association.

“WNBA Subsidiary” means any Subsidiary of the Borrower that has been formed solely to own or operate a professional basketball team of the WNBA in a designated city and conduct any business related thereto, including the incurrence of Non-Recourse WNBA Debt.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any U.K. Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans and Borrowings may be classified and referred to by Type (e.g., a “~~Eurocurrency~~Term Benchmark Loan” or “~~Eurocurrency~~Term Benchmark Borrowing”).

SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (v) any reference to any ~~law, rule or regulation~~Law herein shall, unless otherwise specified, refer to such ~~law, rule or regulation~~Law as amended, modified or supplemented from time to time and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.04. Accounting Terms; GAAP.

(a) Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP; provided that, if the Borrower notifies the Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

(b) Notwithstanding the foregoing Section 1.04(a) or any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election by the Borrower or any of its Subsidiaries to measure an item of Indebtedness using “fair value” (as permitted by Financial Accounting Standards Board Accounting Standards Codification 825-10-25—Fair Value Option (formerly known as FASB 159) or any similar accounting standard), and all such computations shall be made instead using the “par value” of such Indebtedness.

SECTION 1.05. Interest Rates; LIBOR Notification. The interest rate on ~~Eurocurrency Loans is determined by reference to the LIBO Screen Rate, which is derived from the London interbank offered rate. The London interbank offered rate is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. In July 2017, the U.K. Financial Conduct Authority announced that, after the end of 2021, it would no longer persuade or compel contributing banks to make rate submissions to~~a Loan denominated in dollars may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the ~~ICE~~occurrence of a Benchmark ~~Administration (together with any successor to the ICE Benchmark Administration, the “IBA”) for purposes of the IBA setting the London interbank offered rate. As a result, it is possible that commencing in 2022, the London interbank offered rate may no longer be available or may no longer be deemed an appropriate reference rate upon which to determine the interest rate on Eurocurrency Loans. In light of this eventuality, public and private sector~~

~~industry initiatives are currently underway to identify new or alternative reference rates to be used in place of the London interbank offered rate. In the event that the London interbank offered rate is no longer available or in certain other circumstances as set forth in Section 2.11 of this Agreement, such Section 2.11~~Transition Event, Section 2.11(b) provides a mechanism for determining an alternative rate of interest. ~~However, the~~The Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to ~~the London interbank offered~~any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto~~,~~ or replacement rate thereof~~(including, without limitation, any such alternative, successor or replacement rate implemented pursuant to Section 2.11 whether (i) upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, and (ii) the implementation of any Benchmark Replacement Conforming Changes pursuant to Section 2.11)~~, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the ~~LIBO Screen Rate~~existing interest rate being replaced or have the same volume or liquidity as did ~~the London interbank offered~~any existing interest rate prior to its discontinuance or unavailability. The Agent and its Affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

SECTION 1.06. Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under the ~~laws~~Laws of the State of Delaware (or any comparable event under a different jurisdiction’s Laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.

ARTICLE II

The Credits

SECTION 2.01. Commitments. Subject to the terms and conditions set forth herein, each Lender agrees to make Loans to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in such Lender’s Exposure exceeding such Lender’s Commitment or the Aggregate Exposure exceeding the Aggregate Commitment; provided, however, that at no time shall any Loan be made to the Borrower if at such time (and after giving effect to such requested Loan) the aggregate outstanding principal amount of all Loans to the Borrower exceeds the NBA Debt Limit at such time. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Loans at any time and from time to time. All Loans shall be denominated in ~~U.S.~~dollars.

SECTION 2.02. Loans and Borrowings. (a) Each Loan shall be made as part of a Borrowing consisting of Loans of the same Type made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b) Subject to Section 2.11, each Borrowing shall be comprised entirely of ABR Loans or ~~Eurocurrency~~Term Benchmark Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement and shall not increase the amount of increased costs to which such Lender shall be entitled under Section 2.12.

(c) At the commencement of each Interest Period for any ~~Eurocurrency~~Term Benchmark Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $1,000,000; provided that a ~~Eurocurrency~~Term Benchmark Borrowing that results from a continuation of an outstanding ~~Eurocurrency~~Term Benchmark Borrowing may be in an aggregate amount that is equal to such outstanding Borrowing. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $500,000; provided that an ABR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the Aggregate Commitment. Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of 12 (or such greater number as may be agreed to by the Agent) ~~Eurocurrency~~Term Benchmark Borrowings outstanding.

(d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert to or continue, any ~~Eurocurrency~~Term Benchmark Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date applicable thereto.

SECTION 2.03. Requests for Borrowings. To request a Borrowing, the Borrower shall notify the Agent of such request by submitting a Borrowing Request via electronic transmission (a) in the case of a ~~Eurocurrency~~Term Benchmark Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing (or, in the case of any ~~Eurocurrency~~Term Benchmark Borrowing to be made on the Second Amendment Effective Date, such shorter period of time as may be agreed to by the Agent) or (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the day of the proposed Borrowing. Each such Borrowing Request shall be irrevocable and shall be confirmed promptly by facsimile or electronic transmission to the Agent of a Borrowing Request. Each such Borrowing Request shall specify the following information in compliance with Section 2.02:

(i) the aggregate amount of such Borrowing;

(ii) the date of such Borrowing, which shall be a Business Day;

(iii) whether such Borrowing is to be an ABR Borrowing or a ~~Eurocurrency~~Term Benchmark Borrowing;

(iv) in the case of a ~~Eurocurrency~~Term Benchmark Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(v) if the location and number of the account of the Borrower to which the funds are to be dispersed are different from those set forth in the Borrower’s standing instructions, the location and number of the account of the Borrower to which funds are to be disbursed.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested ~~Eurocurrency~~Term Benchmark Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

SECTION 2.04. Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 1:00 p.m., New York City time, to the account of the Agent most recently designated by it for such purpose by notice to the Lenders. The Agent will make such Loans available to the Borrower by promptly remitting the amounts so received, in like funds, to an account of the Borrower.

(b) Unless the Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Agent such Lender’s share of such Borrowing, the Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance on such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Agent, then the applicable Lender and the Borrower severally agree to pay to the Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Agent, at (i) in the case of a payment to be made by such Lender, the greater of the NYFRB Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of a payment to be made by the Borrower, the interest rate applicable to ABR Loans. If the Borrower and such Lender shall pay such interest to the Agent for the same or an overlapping period, the Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays such amount to the Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Agent.

SECTION 2.05. Interest Elections. (a) Each Borrowing initially shall be of the Type and, in the case of a ~~Eurocurrency~~Term Benchmark Borrowing, shall have an initial Interest Period as specified in the applicable Borrowing Request or as otherwise provided in Section 2.03. Thereafter, the Borrower may elect to convert such Borrowing to a Borrowing of a different Type or to continue such Borrowing and, in the case of a ~~Eurocurrency~~Term Benchmark Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

(b) To make an election pursuant to this Section, the Borrower shall notify the Agent of such election by electronic transmission by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. ~~Each~~Subject to Section 2.11(f), each such Borrowing Request shall be irrevocable and shall be confirmed promptly by facsimile or electronic transmission to the Agent of an executed written Borrowing Request. Each Borrowing Request shall specify the following information in compliance with Section 2.02:

(i) the Borrowing to which such Borrowing Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Borrowing Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be an ABR Borrowing or a ~~Eurocurrency~~Term Benchmark Borrowing; and

(iv) if the resulting Borrowing is to be a ~~Eurocurrency~~Term Benchmark Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Borrowing Request requests a ~~Eurocurrency~~Term Benchmark Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(c) Promptly following receipt of a Borrowing Request in accordance with this Section, the Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(d) If the Borrower fails to deliver a timely Borrowing Request with respect to a ~~Eurocurrency~~Term Benchmark Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be ~~continued as a Loan of the same Type with~~deemed to have an Interest Period that is the same as the immediately preceding Interest Period. Notwithstanding any contrary provision hereof, if an Event of Default under Section 6.01(f) has occurred and is continuing with respect to the Borrower, or if any other Event of Default has occurred and is continuing and the Agent, at the request of the Required Lenders, has notified the Borrower of the election to give effect to this sentence on account of such other Event of Default, then, in each such case, so long as such Event of Default is continuing, (i) no outstanding Borrowing may be converted to or continued as a ~~Eurocurrency~~Term Benchmark Borrowing and (ii) unless repaid, each ~~Eurocurrency~~Term Benchmark Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

SECTION 2.06. Termination and Reduction of Commitments.(a) Unless previously terminated, the Commitments shall automatically terminate on the Maturity Date.

(b) The Borrower may at any time terminate, or from time to time permanently reduce, the Commitments; provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000, (ii) the Borrower shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans, (A) the Aggregate Exposure would exceed the Aggregate Commitment or (B) the Exposure of any Lender would exceed its Commitment and (iii) the Aggregate Commitments shall not be reduced to an amount less than $5,000,000 unless the Commitments are terminated in full.

(c) If the Maximum Available Amount shall exceed the Revenue Test Limit as of the end of each of any two consecutive fiscal quarters of the Borrower beginning with the fiscal quarter ending on or about ~~March~~December 31, ~~2017~~2021 , on the date following the delivery of the Compliance Certificate in respect of the most recently ended fiscal quarter included in such two consecutive fiscal quarter period (or, if earlier, the date such Compliance Certificate is required to be delivered), the Commitments shall be permanently reduced in an amount such that the Maximum Available Amount, after giving effect to such reduction, shall not exceed the Revenue Test Limit as of the end of the most recently completed fiscal quarter of the Borrower. The Agent is hereby authorized to take any actions necessary to implement any such reduction without any action by, or consent of, the Borrower.

(d) If any Expansion Projections delivered to the Agent pursuant to Section 5.20 reflect that the Maximum Available Amount on the date of such delivery exceeds the projected Revenue Test Limit reflected in such Expansion Projections as of the end of the then current fiscal year of the Borrower (after taking into account any Local Pledged Revenue Receipts that the Borrower expects in good faith to be deposited in the Collection Account during the remainder of such fiscal year to the extent that the Borrower has entered into an irrevocable payment direction agreement with the applicable Obligor in form and substance reasonably satisfactory to the Agent), the Commitments shall be permanently reduced effective as of the date such Expansion Projections are delivered in an amount such that the Maximum Available Amount, after giving effect to such reduction, shall not exceed the projected Revenue Test Limit reflected in such Expansion Projections as of the end of the then current fiscal year of the Borrower. The Agent is hereby authorized to take any actions necessary to implement any such reduction without any action by, or consent of, the Borrower.

(e) The Borrower shall notify the Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least two Business Days prior to the effective date of such termination or reduction, specifying the effective date thereof. Promptly following receipt of any such notice, the Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination or reduction of the Commitments under paragraph (b) of this Section may state that such notice is conditioned upon the occurrence of one or more events specified therein, in which case such notice may be revoked by the Borrower (by notice to the Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

SECTION 2.07. Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay to the Agent for the account of each Lender the then unpaid principal amount of each Loan made to the Borrower by such Lender on the Maturity Date.

(b) The records maintained by the Agent and the Lenders shall be prima facie evidence of the existence and amounts of the obligations of the Borrower in respect of the Loans, interest and fees due or accrued hereunder; provided that the failure of the Agent or any Lender to maintain such records or any error therein shall not in any manner affect the obligation of the Borrower to pay any amounts due hereunder in accordance with the terms of this Agreement.

(c) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Agent and the Borrower. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 8.04) be represented by one or more promissory notes in such form payable to the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

SECTION 2.08. Prepayment of Loans. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part without premium or penalty, subject to the requirements of this Section and Section 2.13.

(b) In the event and on each occasion that the Aggregate Exposure exceeds the Aggregate Commitment then in effect (including as a result of any reduction in the Commitments pursuant to Section 2.06), the Borrower shall promptly prepay Borrowings in an aggregate amount sufficient to eliminate such excess. If the Borrower fails to make such prepayment within three Business Days, the Agent shall, subject in each event to the terms of the NBA Consent Letter, and is hereby authorized and directed by the Borrower to, without the necessity of any further approval or authorization of the Borrower, apply amounts then on deposit in the Collection Account to prepay Borrowings in an aggregate amount sufficient to eliminate such excess.

(c) The Borrower shall notify the Agent by telephone (confirmed by facsimile or electronic transmission) of any optional prepayment and, to the extent practicable, any mandatory prepayment hereunder (i) in the case of prepayment of a ~~Eurocurrency~~Term Benchmark Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment, (ii) in the case of prepayment of an RFR Borrowing, not later than 11:00 a.m., New York City time, five Business Days before the date of prepayment or (~~ii~~iii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment; provided that if a notice of optional prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.06, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.06. Promptly following receipt of any such notice, the Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.10.

SECTION 2.09. Fees. (a) The Borrower agrees to pay to the Agent for the account of each Lender (and in the case of any Defaulting Lender, subject to the provisos below) a commitment fee, which shall accrue at the Applicable Commitment Fee Rate on the daily unused amount of the Commitment of such Lender during the period from and including the ~~Original~~Second Amendment Effective Date to but excluding the date on which such Commitment terminates; provided, however, that any commitment fee accrued with respect to any of the Commitments of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrower so long as such Lender shall be a Defaulting Lender except to the extent that such Commitment Fee shall otherwise have been due and payable by the Borrower prior to such time, and provided, further, that no commitment fee shall accrue on any of the Commitments of a Defaulting Lender so long as such Lender shall be a Defaulting Lender. Accrued commitment fees shall be payable in arrears on the first Business Day following the last day of March, June, September and December of each year and on the date on which the Commitments terminate, commencing on the first such date to occur after the ~~Original~~Second Amendment Effective Date. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day and the last day of each period but excluding the ~~last day~~date on which the Commitments terminate). For purposes of computing commitment fees, a Commitment of a Lender shall be deemed to be used to the extent of the outstanding Loans.

(b) The Borrower agrees to pay to the Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Agent in the Agent Fee Letter.

(c) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Agent for distribution, in the case of commitment fees, to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances.

SECTION 2.10. Interest. (a) The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Margin.

(b) The Loans comprising each ~~Eurocurrency~~Term Benchmark Borrowing shall bear interest at the Adjusted ~~LIBO Rate~~Term SOFR for the Interest Period in effect for such Borrowing plus the Applicable Margin.

(c) The Loans comprising each RFR Borrowing shall bear interest at the Adjusted Daily Simple SOFR plus the Applicable Margin.

(d) ~~(c)~~Notwithstanding the foregoing, if principal or interest on any Loan or any Fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to 2% per annum plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section, to the extent permitted by Law.

(e) ~~(d)~~Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and upon termination of the Commitments; provided that (i) interest accrued pursuant to paragraph (~~c~~d) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of a ~~Eurocurrency~~Term Benchmark Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(f) ~~(e)All interest~~Interest computed by reference to the Term SOFR or the Daily Simple SOFR hereunder shall be computed on the basis of a year of 360 days~~, except that interest~~. Interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate or the NYFRB Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year)~~, and in~~. In each case, interest shall be payable for the actual number of days elapsed (including the first day but excluding the last day). All interest hereunder on any Loan shall be computed on a daily basis based upon the outstanding principal amount of such Loan as of the applicable date of determination. The applicable Alternate Base Rate~~or~~, Adjusted ~~LIBO Rate~~Term SOFR, Term SOFR, Adjusted Daily Simple SOFR or Daily Simple SOFR shall be determined by the Agent, and such determination shall be conclusive absent manifest error.

SECTION 2.11. Alternate Rate of Interest. (a) Subject to clauses (b), (c), (d), (e)~~,~~ and (f) ~~and (g)~~of this Section 2.11, if~~prior to the commencement of any Interest Period for a Eurocurrency Borrowing~~:

(i) the Agent~~reasonably~~ determines (which determination shall be conclusive absent manifest error) (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, that adequate and reasonable means do not exist for ascertaining the Adjusted ~~LIBO Rate~~Term SOFR or the ~~LIBO Rate, as applicable~~Term SOFR (including because the ~~LIBO Screen~~Term SOFR Reference Rate is not available or published on a current basis), for such Interest Period~~; provided that no Benchmark Transition Event shall have occurred~~ or (B) at ~~such~~any time, if applicable, that adequate and reasonable means do not exist for ascertaining the applicable Adjusted Daily Simple SOFR or Daily Simple SOFR; or

(ii) the Agent is advised by the Required Lenders that ~~the Adjusted LIBO Rate or the LIBO Rate~~(A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, the Adjusted Term SOFR for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period or (B) at any time, ~~as~~if applicable, ~~for such Interest Period~~Adjusted Daily Simple SOFR will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such ~~Eurocurrency~~Borrowing~~for such Interest Period~~;

then the Agent shall give notice ~~(which may be telephonic and confirmed by facsimile or electronic communication)~~thereof to the Borrower and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter~~. Upon receipt of such notice, the Borrower may revoke any pending request for a Eurocurrency Borrowing, or conversion to or continuation of any Borrowing as a Eurocurrency Borrowing or, failing that, will be deemed to have converted such request into a request for an ABR Borrowing in the amount specified therein. Until~~ and, until (x) the Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist~~,~~ with respect to the relevant Benchmark and (~~A~~y) the Borrower delivers a new Borrowing Request in accordance with the terms of Section 2.03 or Section 2.05, any Borrowing Request that requests the Borrowing of, conversion ~~of any Borrowing~~to~~,~~ or continuation of ~~any Borrowing as, a Eurocurrency~~ a Term Benchmark Borrowing shall instead be ~~ineffective, and such Borrowing shall be continued as an ABR Borrowing and (B) any~~deemed to be a Borrowing Request for ~~a Eurocurrency~~(A) an RFR Borrowing ~~shall be treated as a request for~~so long as the Adjusted Daily Simple SOFR is not also the subject of Section 2.11(a)(i) or (ii) above or (B) an ABR Borrowing if the Adjusted Daily Simple SOFR also is the subject of Section 2.11(a)(i) or (ii) above; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then all other Types of Borrowings shall be permitted. Furthermore, if any Term Benchmark Loan or RFR Loan is outstanding on the date of the Borrower’s receipt of the notice from the Agent referred to in this Section 2.11(a) with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until (x) the Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a Borrowing Request in accordance with the terms of Section 2.03 or Section 2.05, (A) any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), be converted by the Agent to, and shall constitute, (1) an RFR Borrowing so long as the Adjusted Daily Simple SOFR is not also the subject of Section 2.11(a)(i) or (ii) above or (2) an ABR Loan if the Adjusted Daily Simple SOFR also is the subject of Section 2.11(a)(i) or (ii) above on such day and (B) any RFR Loan shall on and from such day be converted by the Agent to, and shall constitute, an ABR Loan.

(b) Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event ~~or an Early Opt-in Election, as applicable,~~and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (~~x~~i) if a Benchmark Replacement is determined in accordance with clause (~~1) or (2~~a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (~~y~~ii) if a Benchmark Replacement is determined in accordance with clause (~~3~~b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m., New York City time, on the fifth~~(5th)~~ Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(c) Notwithstanding anything to the contrary herein or in any other Loan Document~~and subject to the proviso below in this paragraph, if a Term SOFR Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document; provided that, this clause (c) shall not be effective unless the Agent has delivered to the Lenders and the Borrower a Term SOFR Notice. For the avoidance of doubt, the Agent shall not be required to deliver a Term SOFR Notice after a Term SOFR Transition Event and may do so in its sole discretion.~~

~~(d) In connection with the implementation of a Benchmark Replacement~~, the Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(d) ~~(e)~~The Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event, ~~a Term SOFR Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date,~~(ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (~~f~~e) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.11, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.11.

(e) ~~(f)~~Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR~~or LIBO Rate~~) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(f) ~~(g)~~Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a ~~Eurocurrency~~Term Benchmark Borrowing of, conversion to or continuation of ~~Eurocurrency~~Term Benchmark Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to ~~Alternate Base Rate Loans~~(i) an RFR Borrowing so long as the Adjusted Daily Simple SOFR is not the subject of a Benchmark Transition Event or (ii) an ABR Borrowing if the Adjusted Daily Simple SOFR is the subject of a Benchmark Transition Event. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Alternate Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Alternate Base Rate. Furthermore, if any Term Benchmark Loan or RFR Loan is outstanding on the date of the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until such time as a Benchmark Replacement is implemented pursuant to this Section 2.11, (A) any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), be converted by the Agent to, and shall constitute, (1) an RFR Loan so long as the Adjusted Daily Simple SOFR is not the subject of a Benchmark Transition Event or (2) an ABR Loan if the Adjusted Daily Simple SOFR is the subject of a Benchmark Transition Event on such day and (B) any RFR Loan shall on and from such day be converted by the Agent to, and shall constitute, an ABR Loan

SECTION 2.12. Increased Costs. (a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any such reserve requirement reflected in the Adjusted ~~LIBO Rate~~Term SOFR);

(ii) impose on any Lender or the ~~London~~applicable offshore interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender; or

(iii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of the term “Excluded Taxes” and (C) Connection Income Taxes) on its loans, loan principal, commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to such Lender or other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to reduce the amount of any sum received or receivable by such Lender, or other Recipient hereunder (whether of principal, interest or any other amount) then, from time to time upon request of such Lender, or other Recipient, the Borrower will pay to such Lender or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or other Recipient, as the case may be, for such additional costs or expenses incurred or reduction suffered. Notwithstanding the foregoing, a Lender shall be entitled to request compensation for increased costs or expenses described in this Section 2.12(a) only to the extent it is the general practice or policy of such Lender to request such compensation from other borrowers under comparable facilities under similar circumstances.

(b) If any Lender determines that any Change in Law affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements has had or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy or liquidity), then, from time to time upon request of such Lender, the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered. Notwithstanding the foregoing, a Lender shall be entitled to request compensation for increased costs or expenses described in this Section 2.12(b) only to the extent it is the general practice or policy of such Lender to request such amounts from other borrowers under comparable facilities under similar circumstances.

(c) A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender~~,~~ the amount shown as due on any such certificate within 30 days after receipt thereof.

(d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or expenses incurred or reductions suffered more than 180 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or expenses or reductions and of such Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or expenses or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.13. Break Funding Payments. ~~In~~(a) With respect to Loans that are not RFR Loans, in the event of (~~a~~i) the payment of any principal of any ~~Eurocurrency~~Term Benchmark Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default or an optional or mandatory prepayment of Loans), (~~b~~ii) the conversion of any ~~Eurocurrency~~Term Benchmark Loan other than on the last day of the Interest Period applicable thereto, (~~c~~iii) the failure to borrow, convert~~or~~, continue or prepay any ~~Eurocurrency~~Term Benchmark Loan on the date specified in any notice delivered pursuant hereto~~,~~ (~~d) the failure to prepay any Eurocurrency Loan on a date specified therefor in any notice of prepayment given by the Borrower (~~regardless of whether ~~or not~~such notice may be revoked under Section 2.08(c) and is revoked in accordance ~~with the terms hereof~~therewith) or (~~e~~iv) the assignment of any ~~Eurocurrency~~Term Benchmark Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.16, then, in any such event, the Borrower shall~~, upon written demand from any Lender,~~ compensate ~~such~~each Lender for the loss, cost and expense attributable to such event. ~~Such loss, cost or expense to any~~A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be ~~deemed~~delivered to ~~include an amount determined by such Lender~~the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(b) With respect to ~~be~~RFR Loans, in the ~~excess, if any,~~event of (i) the ~~amount~~payment of ~~interest that would have accrued on the~~any principal ~~amount~~of ~~such~~any RFR Loan ~~had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan (but not including the Applicable Margin applicable thereto), for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a~~other than on the Interest Payment Date applicable thereto (including as a result of an Event of Default or an optional or mandatory prepayment of Loans), (ii) the failure to borrow~~, convert~~ or ~~continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate such Lender would bid if it were to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the London interbank market~~prepay any RFR Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.08(c) and is revoked in accordance therewith) or (iii) the assignment of any RFR Loan other than on the Interest Payment Date applicable thereto as a result of a request by the Borrower pursuant to Section 2.16, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. A certificate of any Lender ~~delivered to the Borrower and~~setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section ~~(including supporting calculations in reasonable detail)~~shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

SECTION 2.14. Taxes. (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable ~~law~~Law. If any applicable ~~law~~Law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable ~~law~~Law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.14) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b) Payment of Other Taxes by the Borrower. The Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable ~~law~~Law, or at the option of the Agent timely reimburse it for the payment of, any Other Taxes.

(c) Evidence of Payment. As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section, the Borrower shall deliver to the Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Agent.

(d) Indemnification by the Borrower. The Borrower shall indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount and nature of such payment or liability delivered to the Borrower by a Lender (with a copy to the Agent), or by the Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e) Indemnification by the Lenders. Each Lender shall severally indemnify the Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 8.04(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Agent to the Lender from any other source against any amount due to the Agent under this paragraph (e).

(f) Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Agent, at the time or times reasonably requested by the Borrower or the Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Agent, shall deliver such other documentation prescribed by applicable ~~law~~Law or reasonably requested by the Borrower or the Agent as will enable the Borrower or the Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.14(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person:

(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding Tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) executed originals of IRS Form W-8ECI;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit H-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable; or

(4) to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, or IRS Form W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-2 or Exhibit H-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), executed originals of any other form prescribed by applicable ~~law~~Law as a basis for claiming exemption from or a reduction in U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable ~~law~~Law to permit the Borrower or the Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Agent at the time or times prescribed by ~~law~~Law and at such time or times reasonably requested by the Borrower or the Agent such documentation prescribed by applicable ~~law~~Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Agent as may be necessary for the Borrower and the Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Agent in writing of its legal inability to do so.

(g) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section (including by the payment of additional amounts pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph, in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h) Survival. Each party’s obligations under this Section shall survive the resignation or replacement of the Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under this Agreement and the other Loan Documents.

(i) Defined Terms. For purposes of this Section, the term “applicable ~~law~~Law” includes FATCA.

SECTION 2.15. Payments Generally; Pro Rata Treatment; Sharing of Setoffs. (a) The Borrower shall make each payment required to be made by it hereunder or under any other Loan Document at or prior to the time expressly required hereunder or under such other Loan Document for such payment or, if no such time is expressly required, prior to 2:00 p.m., New York City time, on the date when due, in immediately available funds, without any defense, setoff, recoupment or counterclaim. Any amounts received after such time on any date may, in the discretion of the Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to such account as may be specified by the Agent, except that payments pursuant to Sections 2.12, 2.13, 2.14 and 8.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Agent shall distribute any such payment received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under each Loan Document shall be made in~~U.S.~~ dollars.

(b) If at any time insufficient funds are received by and available to the Agent to pay fully all amounts of principal, interest and Fees then due hereunder, except as set forth in Section 4.02 of the Security Agreement, such funds shall be applied towards payment of the amounts then due hereunder ratably among the parties entitled thereto, in accordance with the amounts then due to such parties.

(c) If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall notify the Agent of such fact and shall purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the amount of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amounts of principal of and accrued interest on their Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (for the avoidance of doubt, as in effect from time to time) or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any Person that is an Eligible Assignee (as such term is defined from time to time). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable ~~law~~Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(d) Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Agent, at the greater of the NYFRB Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation.

(e) If any Lender shall fail to make any payment required to be made by it hereunder to or for the account of the Agent, then the Agent may, in its discretion (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Agent for the account of such Lender to satisfy such Lender’s obligations in respect of such payment until all such unsatisfied obligations have been discharged or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender pursuant to Sections 2.04(b), 2.14(e), 2.15(d) and 8.03(c), in each case in such order as shall be determined by the Agent in its discretion.

SECTION 2.16. Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.12, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or to any Governmental Authority for the account of any Lender pursuant to Section 2.14, then such Lender shall use commercially reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign and delegate its rights and obligations hereunder to another of its offices, branches or Affiliates if, in the reasonable judgment of such Lender, such designation or assignment and delegation (i) would eliminate or reduce amounts payable pursuant to Section 2.12 or 2.14, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment and delegation.

(b) If (i) any Lender requests compensation under Section 2.12, (ii) the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.14, (iii) any Lender has become a Defaulting Lender or (iv) any Lender has failed to consent to a proposed amendment, waiver, discharge or termination that under Section 8.02 requires the consent of all the Lenders (or all the affected Lenders or the Supermajority Lenders) and with respect to which the Required Lenders shall have granted their consent, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 8.04), all its interests, rights (other than its existing rights to payments pursuant to Section 2.12 or 2.14) and obligations under this Agreement and the other Loan Documents to an Eligible Assignee that shall assume such obligations (which may be another Lender, if a Lender accepts such assignment and delegation); provided that (A) the Borrower shall have received the prior written consent of the Agent, which consent shall not unreasonably be withheld, (B) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and accrued interest thereon, accrued fees and all other amounts payable to it hereunder (if applicable, in each case only to the extent such amounts relate to its interest as a Lender) from the assignee (in the case of such principal and accrued interest and fees) or the Borrower (in the case of all other amounts), (C) in the case of any such assignment and delegation resulting from a claim for compensation under Section 2.12 or payments required to be made pursuant to Section 2.14, such assignment will result in a reduction in such compensation or payments, (D) such assignment does not conflict with applicable ~~law~~Law and (E) in the case of any such assignment and delegation resulting from the failure to provide a consent, the assignee shall have given such consent and, as a result of such assignment and delegation and any contemporaneous assignments and delegations and consents, the applicable amendment, waiver, discharge or termination can be effected. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver or consent by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation have ceased to apply. Each party hereto agrees that (i) an assignment required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Agent and the assignee (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Agent and such parties are participants)~~,~~ and (ii) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to and be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender; provided, further, that any such documents shall be without recourse to or warranty by the parties thereto.

SECTION 2.17. Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a) commitment fees shall cease to accrue on the unused amount of the Commitment of such Defaulting Lender as provided in Section 2.09(a); and

(b) the Commitment and Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders, the Supermajority Lenders or any other requisite Lenders have taken or may take any action hereunder or under any other Loan Document (including any consent to any amendment, waiver or other modification pursuant to Section 8.02); provided that any amendment, waiver or other modification requiring the consent of all Lenders or all Lenders affected thereby shall, except as otherwise provided in Section 8.02, require the consent of such Defaulting Lender in accordance with the terms hereof.

SECTION 2.18. Incremental Facilities. (a) Subject to the terms of the NBA Consent Letter in each event, the Borrower may on one or more occasions, by written notice to the Agent, request the establishment, during the Availability Period, of Incremental Commitments, provided that the aggregate amount of all the Incremental Commitments established hereunder shall not exceed $125,000,000 during the term of this Agreement. Each such notice shall specify (~~A~~i) the date on which the Borrower proposes that the Incremental Commitments shall be effective, which shall be a date not less than five Business Days (or such shorter period as may be agreed to by the Agent) after the date on which such notice is delivered to the Agent, and (~~B~~ii) the amount of the Incremental Commitments, being requested (it being agreed that (~~x~~A) any Lender approached to provide any Incremental Commitment may elect or decline, in its sole discretion, to provide such Incremental Commitment and (~~y~~B) any Person that the Borrower proposes to become an Incremental Lender, if such Person is not then a Lender, must be an Eligible Assignee and must be approved by the Agent, which approval shall not be unreasonably withheld or delayed).

(b) The terms and conditions of any Incremental Commitment and the Loans and other extensions of credit to be made thereunder shall be identical to those of the Commitments and the Loans and other extensions of credit made thereunder; provided that, if the Borrower determines to increase the interest rate or fees payable in respect of Incremental Commitments or Loans and other extensions of credit made thereunder, such increase shall be permitted if the interest rate or fees payable in respect of the other Commitments or Loans and other extensions of credit made thereunder, as applicable, shall be increased to equal such interest rate or fees payable in respect of such Incremental Commitments or Loans and other extensions of credit made thereunder, as the case may be.

(c) The Incremental Commitments shall be effected pursuant to one or more Incremental Facility Agreements executed and delivered by the Borrower, each Incremental Lender providing such Incremental Commitments and the Agent; provided that no Incremental Commitments shall become effective unless (i) on the date of effectiveness thereof, both immediately prior to and immediately after giving effect to such Incremental Commitments (including after giving effect to the making of Loans thereunder to be made on such date), no Default or Event of Default shall have occurred and be continuing, (ii) on the date of effectiveness thereof and after giving effect to the making of Loans thereunder to be made on such date, the representations and warranties of the Borrower set forth in the Loan Documents shall be true and correct (A) in the case of the representations and warranties qualified as to materiality, in all respects and (B) otherwise, in all material respects, in each case on and as of such date, except in the case of any such representation and warranty that expressly relates to a prior date, in which case such representation and warranty shall be so true and correct on and as of such prior date, (iii) after giving effect to such Incremental Commitments, the Maximum Available Amount shall not exceed the NBA Debt Limit at such time, (iv) the Borrower shall make any payments required to be made pursuant to Section 2.13 in connection with such Incremental Commitments and the related transactions under this Section~~,~~ and (v) the Borrower shall have delivered to the Agent such legal opinions, board resolutions, secretary’s certificates, officer’s certificates and other documents as shall reasonably be requested by the Agent in connection with any such transaction. Each Incremental Facility Agreement may, without the consent of any Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Agent, to give effect to the provisions of this Section.

(d) Upon the effectiveness of an Incremental Commitment of any Incremental Lender, (i) such Incremental Lender shall be deemed to be a “Lender” hereunder, and henceforth shall be entitled to all the rights of, and benefits accruing to, Lenders hereunder and shall be bound by all agreements, acknowledgements and other obligations of Lenders hereunder and under the other Loan Documents~~,~~ and (ii) (A) such Incremental Commitment shall constitute (or, in the event such Incremental Lender already has a Commitment, shall increase) the Commitment of such Incremental Lender and (B) the Aggregate Commitment shall be increased by the amount of such Incremental Commitment, in each case, subject to further increase or reduction from time to time as set forth in the definition of the term “Commitment”. For the avoidance of doubt, upon the effectiveness of any Incremental Commitment, the Exposures and the Applicable Percentages of all the Lenders shall automatically be adjusted to give effect thereto.

(e) On the date of effectiveness of any Incremental Commitments, (i) the aggregate principal amount of the Loans outstanding (the “Existing Borrowings”) immediately prior to the effectiveness of such Incremental Commitments shall be deemed to be repaid, (ii) each Incremental Lender that shall have had a Commitment prior to the effectiveness of such Incremental Commitments shall pay to the Agent in same day funds an amount equal to the difference between (A) the product of (1) such Lender’s Applicable Percentage (calculated after giving effect to the effectiveness of such Incremental Commitments) multiplied by (2) the aggregate amount of the Resulting Borrowings (as hereinafter defined) and (B) the product of (1) such Lender’s Applicable Percentage (calculated without giving effect to the effectiveness of such Incremental Commitments) multiplied by (2) the aggregate amount of the Existing Borrowings, (iii) each Incremental Lender that shall not have had a Commitment prior to the effectiveness of such Incremental Commitments shall pay to Agent in same day funds an amount equal to the product of (1) such Lender’s Applicable Percentage (calculated after giving effect to the effectiveness of such Incremental Commitments) multiplied by (2) the aggregate amount of the Resulting Borrowings, (iv) after the Agent receives the funds specified in clauses (ii) and (iii) above, the Agent shall pay to each Lender the portion of such funds that is equal to the difference between (A) the product of (1) such Lender’s Applicable Percentage (calculated without giving effect to the effectiveness of such Incremental Commitments) multiplied by (2) the aggregate amount of the Existing Borrowings,and (B) the product of (1) such Lender’s Applicable Percentage (calculated after giving effect to the effectiveness of such Incremental Commitments) multiplied by (2) the aggregate amount of the Resulting Borrowings, (v) after the effectiveness of such Incremental Commitments, the Borrower shall be deemed to have made new Borrowings (the “Resulting Borrowings”) in an aggregate amount equal to the aggregate amount of the Existing Borrowings and of the Types and for the Interest Periods specified in a Borrowing Request delivered to the Agent in accordance with Section 2.03 (and the Borrower shall deliver such Borrowing Request), (vi) each Lender shall be deemed to hold its Applicable Percentage of each Resulting Borrowing (calculated after giving effect to the effectiveness of such Incremental Commitments)~~,~~ and (vii) the Borrower shall pay each Lender any and all accrued but unpaid interest on its Loans comprising the Existing Borrowings. The deemed payments of the Existing Borrowings made pursuant to clause (i) above shall be subject to compensation by the Borrower pursuant to the provisions of Section 2.13 if the date of the effectiveness of such Incremental Commitments occurs other than on the last day of the Interest Period relating thereto.

(f) The Agent shall notify the Lenders promptly upon receipt by the Agent of any notice from the Borrower referred to in Section 2.18(a) and of the effectiveness of any Incremental Commitments, in each case advising the Lenders of the details thereof and of the Applicable Percentages of the Lenders after giving effect thereto and of the assignments required to be made pursuant to Section 2.18(e).

SECTION 2.19. Debt Service Reserve; Labor Contingency Interest Reserve. (a) The Borrower agrees that all amounts deposited into the Debt Service Account from time to time shall be applied in accordance with Section 3.07 of the Security Agreement. Subject to Section 3.06(d) of the Security Agreement and to the terms of the NBA Consent Letter in each event, at any time that the amount in the Debt Service Account is less than the Debt Service Reserve Amount, League Pledged Revenue Receipts deposited into the Collection Account shall be transferred into the Debt Service Account to the extent required so that the amount in the Debt Service Account is equal to the Debt Service Reserve Amount. Subject to Section 2.19(b), at the Borrower’s request, the Agent shall release to the Borrower amounts from the Debt Service Account to the extent of any excess above the Debt Service Reserve Amount, provided that no Event of Default is continuing. Any amounts remaining in the Debt Service Account on the earlier of the Maturity Date and the date that all of the Commitments are terminated, other than any such amounts required to be utilized for the payment of principal or interest on Loans or other amounts then due and payable hereunder by the Borrower, shall be released to the Borrower, provided that no Event of Default is continuing.

(b) During any Labor Contingency Interest Reserve Period, at any time that the amount in the Debt Service Account is less than the Labor Contingency Interest Reserve Amount, League Pledged Revenue Receipts deposited into the Collection Account shall, subject to Section 3.06 of the Security Agreement, Section 2.19(a) and to the terms of the NBA Consent Letter in each event, be transferred into the Debt Service Account to the extent required so that the amount in the Debt Service Account is equal to the Labor Contingency Interest Reserve Amount. The Labor Contingency Interest Reserve Amount will be calculated on each Labor Contingency Calculation Date to give effect to any change in the projected interest expense on the Loans outstanding on such Labor Contingency Calculation Date (as recalculated on a subsequent Labor Contingency Calculation Date, the “Recalculated Labor Contingency Interest Reserve Amount”). If the aggregate amount on deposit in the Debt Service Account is less than such Recalculated Labor Contingency Interest Reserve Amount, League Pledged Revenue Receipts deposited into the Collection Account shall, subject to Section 3.06 of the Security Agreement, Section 2.19(a) and to the terms of the NBA Consent Letter, be transferred into the Debt Service Account to the extent required so that the amount in the Debt Service Account is equal to the Recalculated Labor Contingency Interest Reserve Amount. If, on any Labor Contingency Calculation Date, the amount on deposit in the Debt Service Account is greater than the Recalculated Labor Contingency Interest Reserve Amount, any such excess, other than any such amounts required to be utilized for the payment of principal or interest on Loans or other amounts then due and payable hereunder by the Borrower shall be released to the Borrower. During any Labor Contingency Interest Reserve Period, at the Borrower’s request, the Agent shall release to the Borrower amounts from the Debt Service Account to the extent of any excess above the Labor Contingency Interest Reserve Amount or the Recalculated

Labor Contingency Interest Reserve Amount, as applicable, provided that no Event of Default is continuing. Any amounts remaining in the Debt Service Account on the earlier of the Maturity Date and the date that all of the Commitments are terminated, other than any such amounts required to be utilized for the payment of principal or interest on Loans or other amounts then due and payable hereunder by the Borrower, shall be released to the Borrower, provided that no Event of Default is continuing. In the event any Loan is made to the Borrower during any Labor Contingency Interest Reserve Period, the Labor Contingency Interest Reserve Amount or the Recalculated Labor Contingency Interest Reserve Amount, as applicable, will be recalculated, and an amount equal to any shortfall so determined (after giving effect to any addition to the Debt Service Account required in connection with such Loan) will be deducted from the proceeds of such Loan and promptly transferred to the Debt Service Account. Notwithstanding the foregoing, in no event shall the amount in the Debt Service Account be higher than the amount necessary to fund 365 days’ interest (calculated in the manner set forth above) on the Loans plus 365 days of projected Commitment Fees (calculated in the manner set forth above) payable on unused Commitments (and any excess shall promptly be released to the Borrower, provided no Event of Default is continuing or would result therefrom).

(c) The Collateral Agent shall make all calculations of the Debt Service Reserve Amount and the Labor Contingency Interest Reserve Amount, and such calculations shall be conclusive and binding on the parties hereto absent manifest error. The Borrower shall provide the Collateral Agent with such information as may be reasonably necessary to permit the Collateral Agent to make such calculations.

(d) Whenever any amount of principal or interest on any Loans, or any other amounts owed by the Borrower hereunder, is due and payable, unless such principal, interest or other amount is paid when due by the Borrower, the Collateral Agent shall, and is hereby authorized and directed by the Borrower to, utilize any funds then in the Debt Service Account to make payment of such principal, interest or other amount (and to convert any Eligible Investments in either such account to cash for purposes of making any such payment), in each case without the necessity of any further approval or authorization of the Borrower. The Agent shall promptly notify the Borrower of any such payment effected pursuant to this paragraph.

(e) Whenever any amount of interest on any Loans is due and payable and insufficient funds exist in the Collection Account and Debt Service Account to make payment of such interest in full, unless such interest is paid when due by the Borrower, the Agent shall, and is hereby irrevocably authorized and directed to, make a Loan to the Borrower utilizing undrawn and available Commitments in the amount necessary (after giving effect to payments made pursuant to paragraph (d) above) to provide for the payment in full when due of such interest, without the necessity of any further approval or authorization of the Borrower. The proceeds of any such Loan shall be disbursed directly to the Agent, for application to such interest payment, and the Agent shall give prompt notice of any such Loan to the Borrower.

(f) Notwithstanding any provision to the contrary herein, amounts held in the Debt Service Account will not be released to the Borrower at any time when the Borrower must prepay outstanding Loans pursuant to Section 2.08(b) as a result of a reduction in the Commitments pursuant to Section 2.06(c), but will be applied instead to the repayment of Loans to the extent necessary to eliminate such excess.

ARTICLE III

Conditions

SECTION 3.01. [Reserved]

SECTION 3.02. Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing (other than any conversion or continuation of any Loan) is subject to receipt of the request therefor in accordance herewith and to the satisfaction of the following conditions:

(a) The representations and warranties of the Borrower set forth in the Loan Documents shall be true and correct (i) in the case of the representations and warranties qualified as to materiality, in all respects and (ii) otherwise, in all material respects, in each case on and as of the date of such Borrowing, except in the case of any such representation and warranty that expressly relates to a prior date, in which case such representation and warranty shall be so true and correct on and as of such prior date.

(b) At the time of and immediately after giving effect to such Borrowing, no Default shall have occurred and be continuing.

On the date of any Borrowing (other than any conversion or continuation of any Loan), the Borrower shall be deemed to have represented and warranted that the conditions specified in paragraphs (a) and (b) of this Section have been satisfied and that, after giving effect to such Borrowing, the Aggregate Exposure (or any component thereof) shall not exceed the Aggregate Commitments.

ARTICLE IV

Representations and Warranties

The Borrower hereby represents and warrants to the Lenders that:

SECTION 4.01. Organization; Powers. The Borrower (i) is duly organized and validly existing under the ~~laws~~Laws of the State of Delaware and is in good standing under the ~~laws~~Laws of the State of Delaware, (ii) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (iii) is qualified to do business in every jurisdiction where such qualification is required, except where the failure to so qualify would not reasonably be expected to result in a Material Adverse Effect, (iv) has the limited liability company power and authority to execute, deliver and perform its obligations under the Loan Documents and (v) is authorized under the NBA Constitution to operate a professional basketball team to play in a league operated by the NBA in New York City.

SECTION 4.02. Authorization; Enforceability. (a) The execution, delivery and performance by the Borrower of the Loan Documents (i) have been duly authorized by all requisite limited liability company actions and (ii) will not (A) violate (1) any provision of any ~~law, statute, rule or regulation~~Law (including the Margin Regulations), (2) any provision of the limited liability company agreement or other constitutive documents of the Borrower or (3) any order of any Governmental Authority (in its legislative or regulatory capacity), (B) violate, be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any indenture or other ~~material~~agreement or ~~material~~instrument to which the Borrower is a party or by which the Borrower or any of its property is or may be bound (including the NBA Constitution)~~,~~ or (C) result in the creation or imposition of any Lien upon any property or assets of the Borrower (other than as permitted by this Agreement or by the other Loan Documents), except, in the case of clauses (ii)(A)(1), (ii)(A)(3) or (ii)(B) above, to the extent such violations, breaches or defaults would not reasonably be excepted to have a Material Adverse Effect.

(b) The Loan Documents have been duly executed and delivered by the Borrower and constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their terms, subject to bankruptcy, insolvency, moratorium or other ~~laws~~Laws affecting creditors’ rights generally and to general principles of equity.

SECTION 4.03. Approvals. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority (in its regulatory or legislative capacity and not as owner, manager or lessor of any arena, practice facility or other property used by the Borrower) or other governing body under the NBA Constitution, or any other Membership Documents, other than (a) those which have been obtained, is or will be required in connection with the execution, delivery and performance by the Borrower of the Loan Documents or (b) to the extent the failure to obtain such action, consent or approval or to make such registration or filing would not reasonably be expected to have a Material Adverse Effect.

SECTION 4.04. Financial Condition; No Material Adverse Effect. (a) The most recent financial statements delivered by the Borrower pursuant to (i) in the case of Parent, Sections 5.02(a) or 5.02(b) and (ii) in the case of the Borrower, Section 5.02(c)(i) (A) in the case of Parent, (1) present fairly, in all material respects, the financial condition and the results of operations of Parent as of the date thereof and for the periods covered thereby, in accordance with GAAP and (2) do not contain any “going concern” or similar exception or disclosure (other than as expressly permitted under Section 5.02) relating to the viability of the business of Parent and (B) in the case of the Borrower, have been prepared by the Borrower in good faith and present fairly, in all material respects, the financial information of the Borrower set forth therein as of the date thereof.

(b) Immediately after the consummation of the transactions that occurred or are to occur on the Second Amendment Effective Date, (i) the fair value of the assets of the Borrower exceeded the probable amount of its debts and liabilities, subordinated, contingent or otherwise, (ii) the present fair saleable value of the property of the Borrower was greater than the amount that was required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become matured, (iii) the Borrower was able to pay the probable amount of its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become matured and (iv) the Borrower did not have unreasonably small capital with which to carry on its business as then conducted and as proposed to be conducted.

(c) ~~SinceJune 30, 2020, there has been no Material Adverse Effect,providedthat the impacts of the COVID-19 pandemic on the business, assets, operations, property or financial condition of the Borrower and its Subsidiaries taken as a whole that (A) have already occurred and were disclosed in writing to the Lenders or in the filings by the Parent with the SEC and (B) that were reasonably foreseeable (in consequence and duration) in light of any event, development or circumstance described in the foregoing clause (A) (provided that any such additional impacts described in this clause (B) are similar to the previously disclosed impacts described in the foregoing clause (A)), will in each case be disregarded for purposes of determining whether there has occurred a material adverse change on the ability of the Borrower to fulfill its material obligations to be performed under the Loan Documents.~~Since June 30, 2021, there has been no Material Adverse Effect.

SECTION 4.05. Litigation; Compliance With Laws. (a) There are no actions or proceedings filed or (to the knowledge of the Borrower) threatened against the Borrower in any court or before any Governmental Authority or arbitration board or tribunal which question the validity or legality of or seek damages in connection with the Loan Documents or any action taken or to be taken pursuant to the Loan Documents and no order or judgment has been issued or entered restraining or enjoining the Borrower from the execution, delivery or performance of the Loan Documents, nor is there any action or proceeding which would reasonably be expected to have any such effect; and as of the Second Amendment Effective Date there is not any other action or proceeding filed or (to the knowledge of the Borrower) threatened against the Borrower in any court or before any Governmental Authority or arbitration board or tribunal which would reasonably be expected to result in a Material Adverse Effect.

(b) The Borrower is not in violation of any ~~law, rule or regulation,~~Law or in default with respect to any order, judgment, writ, injunction or decree of any Governmental Authority, where such violation or default would reasonably be expected to result in a Material Adverse Effect.

SECTION 4.06. Margin Regulations. The Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock. No part of the proceeds of any Loan to be made to the Borrower hereunder will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose which would result in a violation of the provisions of the Margin Regulations.

SECTION 4.07. Security Interests in Collateral. The security interests and Liens granted to the Collateral Agent pursuant to the Security Documents, together with the Financing Statements provided by the Borrower and filed and recorded on or about the Original Effective Date, constitute valid and perfected security interests in the Collateral described therein. Except as otherwise provided in the Loan Documents and the NBA Consent Letter, such security interests are not subordinate or junior to the security interests, Liens or claims of any other Person, including the United States or any department, agency or instrumentality thereof, or any state, county or local governmental agency, other than with respect to the rights of Persons pursuant to Liens expressly permitted by Section 5.09.

SECTION 4.08. NBA Membership. (a) The Borrower beneficially owns and holds a Membership in the NBA to operate in New York City. All of the material rights, properties and assets necessary in connection with owning and operating a Membership (excluding any Non-Core Collateral) are owned by the Borrower.

(b) The Membership of the Borrower is in full force and effect, and the Borrower is in material compliance with all requirements imposed by the NBA on the operation and status of such Membership pursuant to the Membership Documents and the NBA Constitution, except for any noncompliance that would not reasonably be expected to have a Material Adverse Effect.

(c) All of the provisions of the NBA Constitution (other than the NBA Agreements), including any amendments thereto adopted from time to time, all operative NBA or NBA Board of Governors resolutions and such other rules, policies or interpretations as the NBA Board of Governors or the Commissioner may issue from time to time that are within the issuing party’s jurisdiction, are, to the extent permitted by applicable ~~law~~Law, unless the same by their terms are not applicable to the Borrower, binding and enforceable against the Borrower in the operation of its Membership, subject to bankruptcy, insolvency, moratorium or other ~~laws~~Laws affecting creditors’ rights generally and to general principles of equity.

SECTION 4.09. Local Visual Media Contracts. (a) The Borrower is not in breach or violation in any material respect of any Local Visual Media Contract.

(b) To the best knowledge of the Borrower:

(i) a true, correct and complete copy (including any amendments and waivers) of each agreement currently constituting a Local Visual Media Contract has been made available for review by counsel for the Agent (it being understood that the terms of each such Visual Media ~~Contracts~~Contract shall be kept confidential in accordance with Section 8.12), and each such Local Visual Media Contract is legally binding and enforceable against the Obligor thereunder in accordance with its terms, subject to bankruptcy, insolvency, moratorium or other ~~laws~~Laws affecting creditors’ rights generally and to general principles of equity;

(ii) no Bankruptcy Event has occurred with respect to the Obligor under any Local Visual Media Contract; and

(iii) Schedule 4.09 accurately sets forth a list of all such Local Visual Media Contracts.

SECTION 4.10. No Defaults. As of the Second Amendment Effective Date, no event has occurred and is continuing and no condition exists which would reasonably be expected to cause a Default or Event of Default.

SECTION 4.11. ERISA; Taxes. (a) Neither the Borrower nor any other member of the Controlled Group has failed to pay amounts due in excess of $25,000,000 for which it is or has become liable under Title IV of ERISA to pay to the PBGC or to a Material Plan, unless such liability is being contested in good faith and by appropriate proceedings by the Borrower or other member of the Controlled Group; no notice of intent to terminate a Material Plan that is a “single-employer plan” within the meaning of Section 4001(a)(15) of ERISA has been filed, and, to the knowledge of the Borrower, no notice of termination has been filed for any other Material Plan, in each case, under Title IV of ERISA by the Borrower or other member of the Controlled Group, any Plan administrator or any combination of the foregoing, the PBGC has not instituted proceedings to terminate or to cause a trustee to be appointed to administer a Material Plan, and neither the Borrower nor any member of the Controlled Group is or has become liable for any amount in excess of $25,000,000 in any action instituted by a fiduciary of any Material Plan to enforce Section 515 or 4219(c)(5) of ERISA.

(b) Assuming none of the assets used to make any Loan constitute “plan assets” (within the meaning of the Plan Asset Regulations), neither the execution, delivery nor performance of the transactions contemplated under this Agreement, including the making of any Loan hereunder, will give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

(c) The Borrower and each of the Borrower’s Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to be paid by it, except (i) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower has set aside on its books adequate reserves or (ii) to the extent that the failure to do so would not reasonably be expected to result in a Material Adverse Effect.

SECTION 4.12. Disclosure. (a) The written reports, financial statements, certificates and other written information (other than the most recent financial statements delivered by the Borrower pursuant to Section 5.02(a), (b) or (c) (i)), taken as a whole, furnished by or on behalf of the Borrower to the Agent or any Lender in connection with the preparation and negotiation of the Loan Documents or delivered thereunder (as of the date thereof and as modified or supplemented by other information so furnished) do not contain any material misstatement of fact; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable (i) at the time such projected financial information was prepared and (ii) as of the date hereof.

(b) As of the Second Amendment Effective Date, to the best knowledge of the Borrower, the information included in the Beneficial Ownership Certification provided on or prior to the Second Amendment Effective Date to any Lender in connection with this Agreement is true and correct in all material respects.

SECTION 4.13. Properties and Subsidiaries. (a) The Borrower has good title to, or valid leasehold interests in, all real and personal property owned by it~~that is material to its business~~, except for minor defects in title that do not interfere with its ability to conduct its business as currently contemplated or to use such properties for their intended purpose, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

(b) Except as set forth in Schedule 4.13 or for Subsidiaries expressly permitted to be established or acquired after the ~~Original~~Second Amendment Effective Date pursuant to Section 5.18, the Borrower has no Subsidiaries. Any Subsidiary of the Borrower (other than an Excluded Subsidiary) has entered into a Subsidiary Security Joinder Agreement substantially in the form of Exhibit G hereto.

SECTION 4.14. NBA Debt Limit. Any currently applicable waiver of~~, or obligations of the Borrower (other than ordinary-course obligations not overdue or in default) excluded by the NBA from “Indebtedness” (as defined in the NBA Debt Policies) for purposes of the calculation of,~~ the NBA Debt Limit (but, for the avoidance of doubt, not any of its Affiliates or Owners (as defined in the NBA Constitution)) is as set forth in Schedule 4.14 or has otherwise been disclosed pursuant to Section 5.05(h).

SECTION 4.15. Foreign Assets Control Regulations, etc. (a) Neither the Borrower nor any of its Affiliated Entities is (i) a Person whose name appears on the List of Specially Designated Nationals and Blocked Persons published by the Office of Foreign Assets Control, U.S. Department of the Treasury (“OFAC”) (an “OFAC Listed Person”) or (ii) a department, agency or instrumentality of, or is otherwise controlled by or acting on behalf of, directly or indirectly, (x) any OFAC Listed Person or (y) the government of a country subject to comprehensive U.S. economic sanctions administered by OFAC, currently Iran, Sudan, Cuba, Syria, the Crimea region of Ukraine and North Korea (each OFAC Listed Person and each other entity described in clause (ii), a “Blocked Person”).

(b) No part of the proceeds from the Loans made hereunder constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used, directly by the Borrower or indirectly through any Affiliated Entity, in connection with any investment in, or any transactions or dealings with, any Person known by the Borrower to be a Blocked Person.

(c) To the Borrower’s best knowledge, neither the Borrower nor any of its Affiliated Entities (i) is under investigation by any Governmental Authority for, or has been charged by any Governmental Authority with or convicted by any Governmental Authority of, money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes under any applicable ~~law~~Law (collectively, “Anti-Money Laundering Laws”), (ii) has been assessed civil penalties under any Anti-Money Laundering Laws or (iii) has had any of its funds seized or forfeited by any Governmental Authority in an action under any Anti-Money Laundering Laws. The Borrower has taken reasonable measures appropriate to the circumstances (in any event as required by applicable ~~law~~Law), to ensure that the Borrower and each of its Affiliated Entities is and will continue to be in material compliance with all applicable current and future Anti-Money Laundering Laws that apply to the Borrower.

(d) No part of the proceeds from the Loans made hereunder will be used by the Borrower and its Affiliated Entities for any illegal payments to any governmental official or employee, political party, official of a political party, candidate for political office, official of any public international organization or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage. The Borrower has taken reasonable measures appropriate to the circumstances (in any event as required by applicable ~~law~~Law), to ensure that the Borrower and each of its Affiliated Entities is and will continue to be in material compliance with all applicable current and future anti-corruption ~~laws and regulations~~Laws that apply to the Borrower.

ARTICLE V

Covenants

From the ~~Original~~Second Amendment Effective Date until the Commitments shall have expired or been terminated~~,~~ and the principal of and interest on each Loan and all Fees payable hereunder shall have been paid in full,the Borrower covenants and agrees with the Lenders that:

SECTION 5.01. Existence; Conduct of Business. (a) The Borrower shall at all times (i) maintain its limited liability company existence and (ii) maintain its Membership in full force and effect.

(b) The Borrower will not, directly or indirectly, engage to any material extent in any business other than the business of operating its Membership in the NBA, any business that is or from time to time becomes incidental thereto, any business that is otherwise conducted by Members of the NBA generally (including the ownership, lease, use or operation of an arena, practice facility, regional sports network or broadcast production facility), the business of operating a professional basketball team of the WNBA in a designated city and/or a professional basketball team of the ~~D-~~G League (and any business related to any of the foregoing) and any business identified in Schedule 5.01.

(c) The Borrower shall comply in all material respects with (i) all requirements imposed by the NBA on the operation and status of the Borrower’s Membership and (ii) the Membership Documents, including all requirements with respect to (A) Membership relocation, (B) Member ownership changes, (C) the broadcasting of basketball games of the NBA and (D) presentment of its team for scheduled basketball games of the NBA.

SECTION 5.02. Financial Information. (a) Within 120 days after the end of each fiscal year of Parent, the Borrower shall furnish to the Agent, on behalf of each Lender, Parent’s consolidated audited balance sheet and related audited statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal year, setting forth in each case in comparative form the figures for the prior fiscal year, all audited by and accompanied by the opinion of ~~KPMG~~Deloitte  & Touche LLP or another independent registered public accounting firm of recognized national standing in customary form (without a “going concern” or like qualification) to the effect that such consolidated financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of Parent as of the end of and for such year in accordance with GAAP.

(b) Within 60 days after the end of each of the first three fiscal quarters of each fiscal year of Parent, the Borrower shall furnish to the Agent, on behalf of each Lender, Parent’s consolidated balance sheet as of the end of such fiscal quarter, the related consolidated statements of operations for such fiscal quarter and the then elapsed portion of the fiscal year and the related statements of cash flows for the then elapsed portion of the fiscal year, in each case setting forth in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the prior fiscal year, all certified by the chief financial officer, principal accounting officer, treasurer or controller of Parent as presenting fairly, in all material respects, the financial position, results of operations and cash flows of Parent and its consolidated Subsidiaries on a consolidated basis as of the end of and for such fiscal quarter and such portion of the fiscal year in accordance with GAAP, subject to normal year-end audit adjustments and the absence of certain footnotes.

(c) Within 60 days after the end of each fiscal quarter of the Borrower (or within 120 days after the end of the last fiscal quarter in the fiscal year of the Borrower), the Borrower shall furnish to the Agent, on behalf of each Lender, (i) unaudited management accounts of the Borrower for the most recently ended fiscal quarter of the Borrower, and in the case of the last fiscal quarter in the fiscal year of the Borrower, unaudited management accounts of the Borrower for the most recently ended fiscal year of the Borrower (in each case in a form consistent with reports provided by or on behalf of the Borrower prior to the Second Amendment Effective Date), and (ii) a certificate of the Borrower signed by a Financial Officer and in substantially the form attached hereto as Exhibit I (a “Compliance Certificate”) (~~i~~A) stating that to the best of his or her knowledge no Default or Event of Default has occurred since the previous Quarterly Evaluation Date, or if a Default or Event of Default has occurred since the previous Quarterly Evaluation Date, stating the nature thereof and what action the Borrower proposes to take with respect thereto, (~~ii~~B) setting forth the balance of the Debt Service Account as of such Quarterly Evaluation Date, (~~iii~~C ) setting forth reasonably detailed calculations demonstrating compliance with the covenant set forth in Section 5.16 and, at any time when Section 2.06(c) is applicable, demonstrating that the Maximum Available Amount shall not have been greater than the Revenue Test Limit as of such Quarterly Evaluation Date, (~~iv~~D) updating Schedule 4.09, if necessary, to include any new Local Visual Media Contract and (~~v~~E) disclosing any change in 10% or more of the direct ownership interests of the Borrower or any change in ownership of the Borrower which has resulted in a change in the Controlling Owner of the Borrower, in either case, that occurred since the previous Quarterly Evaluation Date.

(d) From time to time, such other information and documentation reasonably requested in writing by the Agent or any Lender for purposes of its compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and the Beneficial Ownership Regulation.

(e) Prior to the date that is 90 days after the commencement of each fiscal year of the Borrower, the Borrower shall deliver to the Agent, on behalf of each Lender, a consolidated budget for such fiscal year.

SECTION 5.03. Compliance with Laws; Payment of Obligations. The Borrower shall comply with all ~~laws, rules, regulations and orders of any Governmental Authority~~Laws and pay all Taxes, assessments, governmental charges, claims for labor, supplies, rent and any other obligation, except to the extent the failure to do so, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect; provided that such payment shall not be required with respect to any Tax so long as the validity and amount shall be contested in good faith by appropriate proceedings and the Borrower has set aside on its books adequate reserves.

SECTION 5.04. Books and Records; Inspection Rights. The Borrower shall keep true books of records and accounts and in which full, true and correct entries, in all material respects, shall be made of all of its dealings and transactions.

SECTION 5.05. Notice of Material Events. The Borrower will furnish to the Agent, which shall provide to each Lender, prompt written notice of any of its executive officers obtaining actual knowledge of the following (and, in any event, any such notice shall be furnished to the Agent within 20 days of its executive officers obtaining actual knowledge thereof):

(a) the occurrence of any Default or Event of Default, specifying what action the Borrower proposes to take with respect thereto;

(b) any development or event that has resulted in, or would reasonably be expected to result in, a Material Adverse Effect;

(c) the occurrence of any material breach under any Material Visual Media Contract or any condition or event permitting termination thereof or discontinuation of payments to the Borrower thereunder;

(d) the filing or commencement of any action, suit or proceeding at law or in equity by or before any arbitrator or Governmental Authority involving the Borrower that (i) would reasonably be expected to have a Material Adverse Effect or (ii) involves any Material Visual Media Contract;

(e) any event or condition which constitutes an event of default under any agreement for borrowed money in excess of $25,000,000 in the aggregate to which the Borrower is a party;

(f) any levy of an attachment, execution or other process against the assets of the Borrower involving an amount in excess of $35,000,000;

(g) any event that has resulted or that would, if not waived by the Agent at the direction of the Required Lenders, require a mandatory prepayment of the Loans as provided in Section 2.08;

(h) any grant by the NBA of any waiver of the NBA Debt Limit with respect to the Borrower (but, for the avoidance of doubt, not any of its Affiliates or Owners (as defined in the NBA Constitution)); and

(i) any change in the information provided in the Beneficial Ownership Certification delivered to the Agent that would result in a change to the list of beneficial owners identified in such certification.

Notice from the NBA of any of the foregoing to the Agent (on behalf of the Borrower or otherwise) shall satisfy the Borrower’s obligation under this Section.

SECTION 5.06. NBA-Related Notifications. The Borrower shall promptly deliver to the Agent, which shall provide to each Lender (provided, however, that any item described in paragraph (f) below shall be made available for review solely to counsel for the Agent and kept confidential in accordance with Section 8.12) within five Business Days of any of its executive officers or Financial Officers obtaining actual knowledge of the occurrence of any event described in paragraph (a), (b) or (c) below or within five Business Days after any item described in paragraph (d), (e) or (f) below is obtained by the Borrower, as applicable:

(a) written notice of the commencement of any material action, suit or proceeding at law or in equity involving the NBA or the NBA Board of Governors or any of their properties or assets that could reasonably be expected to result in a Material Adverse Effect or a material adverse effect on (~~x~~i) the ability of the NBA to fulfill its material obligations to be performed under the NBA Consent Letter or (~~y~~ii ) the business, operations, financial condition or prospects of the NBA, taken as a whole;

(b) written notice of any strike or lock-out by any association, union or other organization or group of NBA players employed by the Members generally;

(c) written notice of the formation by a majority of the Members of any new entity for the purpose of conducting any United States men’s professional basketball league;

(d) copies of any amendments, modifications or additions to the NBA Constitution or any other NBA document or any agreement governing the distribution of Distributable Visual Media Revenues in respect of League Visual Media Contracts, whether by resolution or otherwise, which occur subsequent to the ~~Original~~Second Amendment Effective Date and which relate to (i) changes to pro rata sharing among Members of revenues under League Visual Media Contracts, (ii) the NBA Debt Limit or (iii) other matters that could reasonably be expected to have a material adverse effect on the rights of the Borrower in, or the security interest granted by the Borrower with respect to, the Collateral;

(e) copies of (~~A~~i) any collective bargaining agreement entered into by the NBA, the NBA Board of Governors, the Members as a group or the Borrower with any association, union or other organization or group of NBA players employed by the Borrower or any other Members, and any material policy statement, summary or description of any terms or conditions of employment to be applied to any NBA players employed by the Borrower or any other Members promulgated by the NBA, the NBA Board of Governors, the Members as a group or the Borrower, (~~B~~ii) any document or instrument supplementing, extending, modifying, amending or restating in any material respect any such collective bargaining agreement or any such material policy statement, summary or description and (~~C~~iii ) any amendments, modifications or additions to the NBA Constitution or any other NBA document, whether by resolution or otherwise, which occur subsequent to the ~~Original~~Second Amendment Effective Date and which affect in any material respect any such collective bargaining agreements; and

(f) to counsel for the Agent (which may be made available for review), copies of (~~A~~i) any League Visual Media Contract and (~~B~~ii) any document or instrument supplementing, extending, modifying, amending or restating any League Visual Media Contract in any material respect.

Notice from the NBA of any of the foregoing to the Agent (on behalf of the Borrower or otherwise) shall satisfy the Borrower’s obligation under this Section.

SECTION 5.07. Collateral. The Borrower shall take all actions required to be taken by the Borrower to permit the Collateral Agent to maintain a first priority perfected security interest in the Collateral, subject only to any Liens expressly permitted by Section 5.09 and the terms of the Security Agreement. The Borrower will, subject to Section 3.08 of the Security Agreement, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents)~~,~~ that may be required under any applicable ~~law~~Law , or that the Collateral Agent or the Required Lenders may reasonably request, to cause the Collateral to be pledged to the Collateral Agent pursuant to the Security Documents and to perfect such Liens to the extent required thereby, with the priority required thereby, all at the expense of the Borrower. ~~The Borrower also agrees to provide to the Agent, from time to time upon request, evidence reasonably satisfactory to the Agent as to the perfection and priority of the Liens created or intended to be created by the Security Agreement.~~

SECTION 5.08. Indebtedness. The Borrower shall not~~, nor shall it enter into any binding agreement to,~~ incur, create, assume or permit to exist any Indebtedness, other than:

(a) the Loans permitted hereunder to be outstanding;

(b) other Indebtedness; provided that:

(i) except with respect to Indebtedness incurred under the Unsecured Credit Facility, such Indebtedness shall provide that the lenders of such Indebtedness shall not have the right to accelerate such Indebtedness without the prior written consent of the Required Lenders~~,~~; provided, however, that in the event that a lender seeks to accelerate due to the occurrence of a Bankruptcy Event with respect to the Borrower or if such Indebtedness accelerates automatically upon the occurrence of a Bankruptcy Event with respect to the Borrower pursuant to the terms of such other Indebtedness, no consent of the Required Lenders shall be required; provided, further, that such agreement shall provide that if an Event of Default shall have occurred hereunder and the Indebtedness of the Borrower hereunder shall have been accelerated or otherwise declared due and payable prior to the scheduled maturity thereof, the holder of such Indebtedness may, subject to the terms of any applicable NBA Consent Letter with respect to such Indebtedness, accelerate or otherwise declare such Indebtedness due and payable prior to the scheduled maturity thereof without the consent of the Required Lenders;

(ii) such Indebtedness is unsecured;

(iii) any party or entity (including the Controlling Owner of the Borrower) Guaranteeing such Indebtedness shall have executed the Security Agreement and NBA Consent Letter executed by the Borrower, if the obligations under such guaranty are secured by any portion of the Collateral; and

(iv) the aggregate amount at any time outstanding of such Indebtedness, together with any purchase money Indebtedness and Capital Lease Obligations and other Indebtedness incurred pursuant to clause (c) below, shall not exceed $35,000,000 outstanding at any time;

(c) (i) purchase money Indebtedness and Capital Lease Obligations with respect to equipment or any other fixed or capital assets to the extent that such purchase money Indebtedness and Capital Lease Obligations (~~x~~A) are recourse only to, and secured by a Lien only on, the equipment or other fixed or capital assets to which such purchase money Indebtedness or Capital Lease Obligations relate (and are not recourse to, or secured by a Lien on, the Borrower or any of its Subsidiaries (other than any Excluded Subsidiaries) or any of their other assets or property) or (~~y~~B) exist on the date hereof and are set forth in Schedule 5.08 (including any refinancings, extensions or replacements thereof (~~A~~1) in an aggregate principal amount not greater than the principal amount outstanding of such Indebtedness being refinanced, (~~B~~2) with a stated maturity not earlier than the Indebtedness being refinanced, (~~C~~3) that is not senior in right of payment to the Indebtedness being refinanced, (~~D~~4) with scheduled principal payments that are not in the aggregate due any earlier in an amount greater than the Indebtedness being refinanced and (~~E~~5) on other terms no less favorable to the Borrower, taken as a whole, than the terms of the Indebtedness being refinanced or otherwise reasonably acceptable to the Agent) and (ii) other purchase money Indebtedness and Capital Lease Obligations with respect to equipment or any other fixed or capital assets and other unsecured Indebtedness~~,~~; provided that the aggregate amount at any time outstanding of such Indebtedness, together with any Indebtedness incurred pursuant to clause (b) above, shall not exceed $35,000,000 outstanding at any time;

(d) Indebtedness of the Borrower to Parent or any Subsidiary of Parent; provided that any such Indebtedness shall be unsecured and, subject to the occurrence and during the continuance of an Event of Default, subordinated in right of payment to the Secured Obligations on terms customary for intercompany subordinated Indebtedness, as reasonably determined by the Agent;

(e) L/C Obligations secured only by Liens of the type described in Section 5.09(f); ~~and~~

(f) other Indebtedness; provided that (i) any such Indebtedness shall be unsecured, (ii) the aggregate amount at any time outstanding of such Indebtedness incurred pursuant to this Section 5.08(f) shall not exceed $35,000,000 and (iii) the aggregate amount of Indebtedness of the Borrower at any time outstanding shall not exceed the NBA Debt Limit at such time~~.~~; and

(g) ~~Notwithstanding the foregoing, the Borrower shall not, nor shall it enter into any binding agreement to, incur, create, assume or permit to exist any Indebtedness under Section 5.08(f) at any time that loans or commitments are outstanding under the HoldCo Credit Agreement.~~other Indebtedness outstanding on the Second Amendment Effective Date and set forth on Schedule 5.08 (including any refinancings, extensions or replacements thereof (i) in an aggregate principal amount not greater than the principal amount outstanding of such Indebtedness being refinanced, (ii) with a stated maturity not earlier than the Indebtedness being refinanced, (iii) that is not senior in right of payment to the Indebtedness being refinanced, (iv) with scheduled principal payments that are not in the aggregate due any earlier in an amount greater than the Indebtedness being refinanced and (v) on other terms no less favorable to the Borrower, taken as a whole, than the terms of the Indebtedness being refinanced or otherwise reasonably acceptable to the Agent).

SECTION 5.09. Liens. The Borrower shall not, ~~nor shall it enter into any binding agreement to,~~incur, create or permit to exist any Lien on any of its property or assets, whether now owned or hereafter acquired, other than:

(a) Liens in favor of the Collateral Agent under the Security Agreement securing Indebtedness permitted by Section 5.08(a) and any other Secured Obligations and Liens as contemplated by paragraph J of the NBA Consent Letter;

(b) Liens in respect of purchase money security interests (including mortgages, conditional sale contracts and other title retention or deferred purchase devices) and Capital Lease Obligations securing the purchase price of equipment or other fixed or capital assets acquired by the Borrower or Indebtedness incurred solely for the purpose of financing such acquisitions or incurred in connection with the extension, renewal or refinancing of such Indebtedness; provided, however, that (i) such Indebtedness (including any extension, renewal or refinancing) is permitted by Section 5.08(c) and (ii) such Lien does not constitute a security interest in any property other than the property the purchase price of which is secured by it, and that the principal amount of Indebtedness with respect to each item of property subject to such a Lien does not exceed the fair value of such item on the date of its acquisition;

(c) Liens on securities of NBA Entities in respect of purchase options, calls or similar rights in favor of the NBA, a majority of the Members or any Affiliate of the NBA or such Members;

(d) Liens on the Equity Interests of any Excluded Subsidiary;

(e) Liens under the NBA Constitution that do not represent security interests;

(f) Liens on cash and Eligible Investments (and accounts in which the foregoing are held) securing (i) L/C Obligations or (ii) obligations under Swap ~~Obligations~~Agreements in an aggregate amount not exceeding $10,000,000; and

(g) Permitted Encumbrances.

SECTION 5.10. Sale and Leaseback Transactions. The Borrower shall not enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired (other than any Non-Core Collateral), and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred.

SECTION 5.11. Fundamental Changes. (a) The Borrower shall not amend its organizational documents without the prior written consent of the Agent unless such amendment would not reasonably be expected to have a Material Adverse Effect or adversely affect the rights and benefits of the Agent under the Loan Documents.

(b) The Borrower shall not consolidate with or merge into any other Person or permit any other Person to merge into it, nor shall it liquidate or dissolve, unless (i)(A) the Borrower is the surviving entity or (B) the surviving entity shall have assumed the obligations and liabilities of the Borrower under the Loan Documents on terms and conditions reasonably satisfactory to the Agent in its reasonable discretion and the Agent shall have received an opinion of counsel reasonably acceptable to the Agent as to due organization, good standing, due authorization, enforceability and such other customary matters as the Agent shall reasonably request (in each case subject to customary assumptions and qualifications for such opinions) and (ii) such merger or consolidation would not otherwise constitute a Default or Event of Default hereunder or a violation of any provision of the NBA Constitution or any other Membership Documents applicable to the Borrower; provided, however, that the foregoing shall not prohibit any change in ownership or Control of the Borrower that is consistent with or approved pursuant to the NBA Constitution.

SECTION 5.12. Use of Proceeds. The Borrower shall use all proceeds of the Loans for legal purposes, consistent with the NBA Constitution in all material respects.

SECTION 5.13. ERISA Obligations. The Borrower shall make, and to the extent reasonably practicable, shall cause each other member of its Controlled Group to make, all required contributions to each Material Plan to which the Borrower or other member of its Controlled Group has or shall have an obligation to make contributions.

SECTION 5.14. Certain Adverse Actions. The Borrower shall not, and shall not vote to authorize the NBA to, take any action, including the amendment, modification or waiver of any of its rights under the League Visual Media Contracts or any other agreement, that in each case would invalidate the Collateral Agent’s Lien on any material portion of the Collateral.

SECTION 5.15. Restricted Payments. The Borrower shall not, at any time during the continuance of an Event of Default, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so.

SECTION 5.16. Debt Service Ratio. The Borrower will not permit at any time the Debt Service Ratio for any period of four consecutive trailing fiscal quarters ending prior to such time to be less than 1.5 to 1.0.

SECTION 5.17. Swap Agreements. The Borrower will not enter into any Swap Agreements except as a bona fide hedge against existing or anticipated foreign currency or commodities exposure or fluctuations in interest rates applicable to its Indebtedness.

SECTION 5.18. Subsidiaries. The Borrower will not, without the prior written consent of the Required Lenders, establish or acquire, or make any Investment in or loan or advance to, or transfer or sell any assets to, any Subsidiary, other than (a) any Subsidiary that executes and delivers a Subsidiary Security Joinder Agreement, pursuant to which such Subsidiary Guarantees (or becomes a joint and several co-borrower with respect to) all the obligations of the Borrower hereunder and the other Loan Documents and pledges all Collateral owned by it to the Collateral Agent as security for such obligations or (b) any Excluded Subsidiary.

SECTION 5.19. Sanctions Regulations. The Borrower will not, and will not permit any of its Affiliated Entities to, become an OFAC Listed Person or have any investments in or engage in any other material transactions with any Person known to the Borrower to be a Blocked Person.

SECTION 5.20. Expansion Calculations. Prior to the receipt by the Borrower of any Expansion Revenues in respect of any Expansion, the Borrower shall furnish to the Agent, on behalf of each Lender, an officer’s certificate executed by a Financial Officer setting forth reasonably detailed projections (after giving pro forma effect to such Expansion) of the Revenue Test Limit as of the end of the then current fiscal year (collectively, “Expansion Projections”).

SECTION 5.21. Maintenance of Insurance. Subject to the provisions of the Security Agreement, the Borrower shall maintain with financially sound and reputable insurance companies, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons.

SECTION 5.22. Payment Direction. The Borrower shall take all necessary actions to ensure that at all times all payments of League Pledged Revenue Receipts in which the Borrower has an interest are required to be deposited into the Collection Account pursuant to one or more payment direction letters in form and substance reasonably satisfactory to the Agent.

ARTICLE VI

Default and Termination

SECTION 6.01. Events of Default. The occurrence of any one or more of the following events or conditions shall constitute an “Event of Default”:

(a) the Borrower shall fail to pay any principal on any Loan made to it hereunder when and as the same shall become due and payable, whether at the due date thereof, at a date fixed for prepayment thereof, by acceleration thereof or otherwise;

(b) the Borrower shall fail to pay any interest on any Loan made to it hereunder or any Fee or any other amount (other than an amount referred to in paragraph (a) above) due hereunder when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five days;

(c) any representation or warranty made (or deemed made pursuant to Article III) by the Borrower in or in connection with the execution and delivery of the Loan Documents or the receipt of any Loan or in any document, certificate, statement or report delivered to the Collateral Agent or the Agent pursuant to the Loan Documents, shall prove to have been incorrect in any material respect when so made, deemed made or furnished; provided that, if the events or circumstances leading to such representation or warranty being incorrect are capable of being corrected, eliminated or otherwise cured, then no Event of Default shall be deemed to have occurred pursuant to this clause (c) unless such events or circumstances shall have not been corrected, eliminated or otherwise cured (in a manner such that such representation or warranty is true and correct in all material respects as of the date of such correction, elimination or cure) within 30 days following the date on which such representation or warranty is found to be incorrect;

(d) default shall be made by the Borrower in the due observance or performance of any covenant, condition or agreement of the Borrower contained in Sections 5.01 (with respect to the Borrower’s existence), 5.05(a), 5.08, 5.09, 5.11, 5.12, 5.15 or 5.16; provided, however, that if such default shall relate to Section 5.08 (solely with respect to the incurrence of Indebtedness other than an obligation for borrowed money) or Section 5.09 (solely with respect to the incurrence of any Lien that does not secure an obligation for borrowed money), no Event of Default shall be deemed to have occurred pursuant to this clause (d) unless such default shall continue unremedied for a period of 30 days after the giving of written notice of such default to the Borrower by the Agent or the Collateral Agent (which notice will be given at the request of any Lender);

(e) default shall be made by the Borrower in the due observance or performance of any covenant or agreement of the Borrower contained herein (other than those specified in clause (a), (b) or (d) of this Article) or in any Loan Document and such default shall continue unremedied for a period of 30 days after the giving of written notice of such default to the Borrower by the Agent or the Collateral Agent (which notice will be given at the request of any Lender);

(f) the occurrence of any Bankruptcy Event with respect to the Borrower;

(g) the Borrower shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Indebtedness (other than any Loan) of the Borrower in an aggregate principal amount exceeding $25,000,000, when and as the same shall become due and payable, or any other event or condition occurs that results in any Indebtedness (other than any Loan), or obligations in respect of one or more Swap Agreements, of the Borrower in an aggregate principal amount exceeding $25,000,000 becoming due prior to its scheduled maturity (other than by a regularly scheduled payment) or that results in the holder or holders of any such Indebtedness or obligations or any trustee or agent on its or their behalf causing any such Indebtedness or obligations to become due, or requiring the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness; for purposes of this clause (g), the “principal amount” of the obligations of the Borrower in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower would be required to pay if such Swap Agreements were terminated at such time;

(h) the Borrower or any member of the Controlled Group of the Borrower shall fail to pay within five days of the due date an amount or amounts aggregating in excess of $25,000,000 which it shall have become liable under Title IV of ERISA to pay to the PBGC or to a Plan, unless such liability is being contested in good faith and by appropriate proceedings by the Borrower or member of the Controlled Group of the Borrower; or a notice of intent to terminate a Plan or Plans to which the Borrower or any member of the Controlled Group of the Borrower contributes or is required to make contributions having aggregate unfunded vested liabilities in excess of $25,000,000 (collectively, a “Material Plan”) shall be filed under Title IV of ERISA by the Borrower or other member of the Controlled Group of the Borrower, any Plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Material Plan; or the Borrower or member of the Controlled Group of the Borrower shall have been held liable for an amount in excess of $25,000,000 in any action instituted by a fiduciary of any Material Plan to enforce Section 515 or 4219(c)(5) of ERISA and such decision shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days thereafter;

(i) one or more final and nonappealable judgments for the payment of money involving uninsured amounts in an aggregate amount in excess of $25,000,000 shall be rendered against the Borrower and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, vacated or bonded, or such a judgment creditor shall legally take action to attach or levy upon any assets of the Borrower to enforce any such judgment;

(j) (i) the Borrower shall voluntarily withdraw or attempt to withdraw from the NBA, whether in accordance with the terms of the NBA Constitution or otherwise, (ii) the NBA Board of Governors shall vote to terminate the Borrower’s Membership, in accordance with the NBA Constitution or (iii) the Borrower shall for any reason cease to own its Membership; provided that this clause (j) shall not apply to any withdrawal, attempted withdrawal or ceasing to own a Membership that results from a sale or transfer of such Membership to a successor in interest or assignee approved in accordance with the NBA Constitution (provided that (x) such successor in interest or assignee shall have assumed the obligations and liabilities of the Borrower under the Loan Documents on terms and conditions reasonably satisfactory to the Agent in its reasonable discretion and the Agent shall have received an opinion of counsel reasonably acceptable to the Agent as to due organization, good standing, due authorization, enforceability and such other customary matters as the Agent shall reasonably request (in each case subject to customary assumptions and qualifications for such opinions), (y) such action would not otherwise constitute or give rise to a Default or Event of Default hereunder (including as a result of a Change of Control) or a violation of any provision of the NBA Constitution or any other Membership Documents and (z) such successor in interest or assignee shall have satisfied the conditions precedent set forth in Section 3.01 of the Original Credit Agreement to the extent that the Agent shall have deemed such conditions precedent applicable in its reasonable discretion);

(k) the intentional and unjustified failure of the Borrower, not related, directly or indirectly, to any strike or other labor dispute, to perform under any Material Visual Media Contract, if such failure is likely to materially adversely affect the amount of Visual Media Revenues or Distributable Visual Media Revenues payable under (or in respect of) such Material Visual Media Contract(s) to the Borrower (as determined by the Agent in its reasonable discretion);

(l) (i) the Collateral Agent shall, for any reason, fail to have a valid and perfected first priority security interest (subject to Liens expressly permitted under Section 5.09) in any material portion of the Collateral provided or purported to be provided by the Borrower, and such failure shall continue for a period of 20 days following written notice of such failure to the Borrower from the Agent or the Collateral Agent (which notice will be given at the request of any Lender) or (ii) the Borrower or any of its Affiliates shall, for any reason, challenge the validity or enforceability of the security interest of the Collateral Agent in such Collateral;

(m) as a result of any breach, amendment or modification of any League Visual Media Contract or the termination of or failure to renew any League Visual Media Contract, or as a result of any expansion in the membership of the NBA, there do not exist League Visual Media Contracts which yield average per Member payments of at least $36,000,000 of Visual Media Revenues and Distributable Visual Media Revenues, in the aggregate, in the ~~2016–2017~~2021–2022 Season and each Season thereafter that begins prior to the Maturity Date;

(n) amendment or modification of the NBA Constitution or any other NBA document or governing or constitutive document of any NBA Entity, by resolution of the NBA Board of Governors or otherwise, or amendment or modification of any League Visual Media Contract, in a manner that (i) discontinues authorization of the NBA, as agent for and on behalf of all the Members, to negotiate and execute from time to time contracts with respect to the United States national television broadcast of regular-season and post-season basketball games of the NBA or (ii) alters the right of the Borrower to receive an amount equal to at least 90% of the Visual Media Revenues or Distributable Visual Media Revenues (in each case under (or in respect of) League Visual Media Contracts) the Borrower would be entitled to receive if all such Visual Media Revenues and Distributable Visual Media Revenues were distributed to each Member ratably;

(o) any of the following shall occur with respect to any Obligor(s) under one or more League Visual Media Contract(s) (any such League Visual Media Contract, a “Defaulted League Visual Media Contract”) at such time representing in the aggregate more than 25% of the total future Visual Media Revenues and Distributable Visual Media Revenues to be paid under all then existing League Visual Media Contracts (assuming Distributable Visual Media Revenues are paid for the remaining term of the applicable NBA Entity Direct Contract(s) on the same basis as the four quarter period preceding the date of determination):

(i) the entry of a decree or order by a court having competent jurisdiction adjudging such Obligor(s) as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of such Obligor(s) under the Bankruptcy Code or any other applicable ~~law~~Law, or appointing a receiver, liquidator, assignee, or sequestrator (or other similar official) of such Obligor(s) or of any substantial part of its or their property, or ordering the winding up or liquidation of its or their affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

(ii) the institution by such Obligor(s) of proceedings to be adjudicated as bankrupt or insolvent, or the consent by such Obligor(s) to the institution of bankruptcy or insolvency proceedings against it or them, or the filing by such Obligor(s) of a petition or answer or consent seeking reorganization or relief under the Bankruptcy Code or any other similar applicable ~~law~~Law, or the consent by such Obligor(s) to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of such Obligor(s) or of any substantial part of its or their property, respectively, or the making by such Obligor(s) of an assignment for the benefit of creditors, or the admission by such Obligor(s) in writing of its or their inability to pay its or their debts generally as they become due, or the taking of any action by such Obligor(s) in furtherance of any such action;

provided that no Event of Default shall be deemed to have occurred pursuant to this clause (~~q~~o) if (~~A~~x) (~~I~~A) the Defaulted League Visual Media Contract shall be replaced with a League Visual Media Contract, and each Obligor under such replacement League Visual Media Contract is required to make payments to the NBA or another NBA Entity, as agent for the Borrower, or another NBA Entity, in an aggregate amount that is, with respect to all applicable periods, no less than 80% of the amount that was required to be paid to the NBA or another NBA Entity, as agent for the Borrower, or to such other NBA Entity, pursuant to the replacement League Visual Media Contract and (~~II~~B) (~~x~~1) each Obligor under such replacement League Visual Media Contract shall be reasonably acceptable to the Agent or shall have Investment Grade Ratings, (~~y~~2) the initial payment under such replacement League Visual Media Contract shall be made prior to the first scheduled payment to be made in respect of the Defaulted League Visual Media Contract following the occurrence of the events described in clause (i) or (ii) above and (~~z~~3) the terms and conditions of such replacement League Visual Media Contract shall be reasonably satisfactory to the Agent and the Required Lenders shall have received an opinion of counsel reasonably acceptable to them to the effect that all obligations of each Obligor under such replacement League Visual Media Contract shall be binding on such Obligor, subject to customary qualifications, and as to such other matters as they shall reasonably request, or (~~B~~y) each Obligor under such Defaulted League Visual Media Contract (or such Obligor’s trustee appointed under the Bankruptcy Code) shall assume such Defaulted League Visual Media Contract in its entirety and agree to make all payments thereunder as and when due (without any interruption) and such assumption and agreement is approved by the bankruptcy court having jurisdiction over the case; provided that the Required Lenders shall have received an opinion of counsel reasonably acceptable to them to the effect that all obligations of each Obligor under such Defaulted League Visual Media Contract shall be binding on such Obligor, subject to customary qualifications, and as to such other matters as they shall reasonably request;

(p) the occurrence of any event or circumstance (other than a Business Interruption) affecting the NBA or the members as a whole which has or is likely to have a material adverse effect on (i) the amount or time of receipt of Visual Media Revenues and Distributable Visual Media Revenues payable as a whole to Members under (or in respect of) League Visual Media Contracts or (ii) the ability of the Borrower to perform its obligations under the Loan Documents;

(q) a material breach by any recipient of a payment direction letter contemplated by Section 5.22 and such breach shall remain in effect for a period of 30 consecutive days following written notice to the Borrower from the Agent; or

(r) a Change of Control shall occur.

SECTION 6.02. Termination; Acceleration. Upon the occurrence of an Event of Default, then, and in every such event (other than an event described in Section 6.01(f)), and at any time thereafter during the continuance of such event, the Agent shall, by notice to the Borrower, if directed by the Required Lenders, declare the unpaid principal and interest of the Loans to be forthwith due and payable, whereupon the principal of such Loans, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder, shall become forthwith due and payable and all Commitments shall automatically terminate, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any Loan Document (other than the NBA Consent Letter and the Security Agreement) to the contrary notwithstanding; and, in any event described in Section 6.01(f) above, the principal of the Loans, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder, shall automatically become due and payable and all Commitments shall automatically terminate, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any of the Loan Documents (other than the NBA Consent Letter and the Security Agreement) to the contrary notwithstanding.

ARTICLE VII

The Agent

SECTION 7.01. Authorization and Action. (a) Each Lender hereby irrevocably appoints the entity named as Agent in the heading of this Agreement and its successors and assigns to serve as the administrative agent and collateral agent under the Loan Documents and each Lender authorizes the Agent to take such actions as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agent under such agreements and to exercise such powers as are reasonably incidental thereto. Without limiting the foregoing, each Lender hereby authorizes the Agent to execute and deliver, and to perform its obligations under, each of the Loan Documents to which the Agent is a party, and to exercise all rights, powers and remedies that the Agent may have under such Loan Documents.

(b) As to any matters not expressly provided for herein and in the other Loan Documents (including enforcement or collection), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written instructions of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, pursuant to the terms in the Loan Documents), and, unless and until revoked in writing, such instructions shall be binding upon each Lender; provided, however, that the Agent shall not be required to take any action that (i) the Agent in good faith believes exposes it to liability unless the Agent receives an indemnification and is exculpated in a manner satisfactory to it from the Lenders with respect to such action or (ii) is contrary to this Agreement or any other Loan Document or applicable ~~law~~Law, including any action that may be in violation of the automatic stay under any requirement of ~~law~~Law relating to bankruptcy, insolvency or reorganization or relief of debtors or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any requirement of ~~law~~Law relating to bankruptcy, insolvency or reorganization or relief of debtors; provided, further, that the Agent may seek clarification or direction from the Required Lenders prior to the exercise of any such instructed action and may refrain from acting until such clarification or direction has been provided. Except as expressly set forth in the Loan Documents, the Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower, any Subsidiary or any Affiliate of any of the foregoing that is communicated to or obtained by the Person serving as Agent or any of its Affiliates in any capacity. Nothing in this Agreement shall require the Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(c) In performing its functions and duties hereunder and under the other Loan Documents, the Agent is acting solely on behalf of the Lenders (except in limited circumstances expressly provided for herein relating to the maintenance of the Register), and its duties are entirely mechanical and administrative in nature. Without limiting the generality of the foregoing:

(i) the Agent does not assume and shall not be deemed to have assumed any obligation or duty or any other relationship as the agent, fiduciary or trustee of or for any Lender other than as expressly set forth herein and in the other Loan Documents, regardless of whether a Default or an Event of Default has occurred and is continuing (and it is understood and agreed that the use of the term “agent” (or any similar term) herein or in any other Loan Document with reference to the Agent is not intended to connote any fiduciary duty or other implied (or express) obligations arising under agency doctrine of any applicable ~~law~~Law, and that such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties); additionally, each Lender agrees that it will not assert any claim against the Agent based on an alleged breach of fiduciary duty by the Agent in connection with this Agreement and/or the transactions contemplated hereby; and

(ii) nothing in this Agreement or any Loan Document shall require the Agent to account to any Lender for any sum or the profit element of any sum received by the Agent for its own account~~;~~.

(d) The Agent may perform any of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Agent. The Agent and any such sub-agent may perform any of their respective duties and exercise their respective rights and powers through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Agent and any such sub-agent, and shall apply to their respective activities pursuant to this Agreement. The Agent shall not be responsible for the negligence or misconduct of any sub-agent except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Agent acted with gross negligence or willful misconduct in the selection of such sub-agent.

(e) No Arranger shall have obligations or duties whatsoever in such capacity under this Agreement or any other Loan Document and shall incur no liability hereunder or thereunder in such capacity, but all such persons shall have the benefit of the indemnities provided for hereunder.

(f) In case of the pendency of any proceeding with respect to the Borrower under any Federal, state or foreign bankruptcy, insolvency, receivership or similar ~~law~~Law now or hereafter in effect, the Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(i) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Agent (including any claim under Sections 2.12, 2.13, 2.15, 2.17 and 8.03) allowed in such judicial proceeding; and

(ii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such proceeding is hereby authorized by each Lender to make such payments to the Agent and, in the event that the Agent shall consent to the making of such payments directly to the Lenders, to pay to the Agent any amount due to it, in its capacity as the Agent, under the Loan Documents (including under Section 8.03). Nothing contained herein shall be deemed to authorize the Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the rights of any Lender or to authorize the Agent to vote in respect of the claim of any Lender in any such proceeding.

(g) The provisions of this Article are solely for the benefit of the Agent, the Lenders and, except solely to the extent of the Borrower’s rights to consent pursuant to and subject to the conditions set forth in this Article, none of the Borrower or any Subsidiary, or any of their respective Affiliates, shall have any rights as a third party beneficiary under any such provisions.

SECTION 7.02. Agent’s Reliance, Limitation of Liability, Etc. (a) Neither the Agent nor any of its Related Parties shall be (i) liable for any action taken or omitted to be taken by such party, the Agent or any of its Related Parties under or in connection with this Agreement or the other Loan Documents (~~x~~A) with the consent of or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents) or (~~y~~B) in the absence of its own gross negligence or willful misconduct (such absence to be presumed unless otherwise determined by a court of competent jurisdiction by a final and non-appealable judgment) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document (including, for the avoidance of doubt, in connection with the Agent’s reliance on any Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page) or for any failure of the Borrower to perform its obligations hereunder or thereunder.

(b) The Agent shall be deemed not to have knowledge of any (i) notice of any of the events or circumstances set forth or described in Section 5.05 unless and until written notice thereof is given to the Agent by the Borrower~~,~~ or (ii) notice of any Default or Event of Default unless and until written notice thereof (stating that it is a “notice of Default” or a “notice of an Event of Default”) is given to the Agent by the Borrower or a Lender. Further, the Agent shall not be responsible for or have any duty to ascertain or inquire into (~~i~~v) any statement, warranty or representation made in or in connection with any Loan Document, (~~ii~~w ) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (~~iii~~x ) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document or the occurrence of any Default or Event of Default, (~~iv~~y) the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document or (~~v~~z) the satisfaction of any condition set forth in Article III or elsewhere in any Loan Document, other than to confirm receipt of items (which on their face purport to be such items) expressly required to be delivered to the Agent or satisfaction of any condition that expressly refers to the matters described therein being acceptable or satisfactory to the Agent.

(c) Without limiting the foregoing, the Agent (i) may treat the payee of any promissory note as its holder until such promissory note has been assigned in accordance with Section 8.04, (ii) may rely on the Register to the extent set forth in Section 8.04(b), (iii) may consult with legal counsel (including counsel to the Borrower), independent public accountants and other experts selected by it, and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, (iv) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made by or on behalf of the Borrower in connection with this Agreement or any other Loan Document, (v) in determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, may presume that such condition is satisfactory to such Lender unless the Agent shall have received notice to the contrary from such Lender sufficiently in advance of the making of such Loan and (vi) shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any notice, consent, certificate or other instrument or writing (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated by the proper party or parties (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof).

SECTION 7.03. Posting of Communications. (a) The Borrower agrees that the Agent may, but shall not be obligated to, make any Communications available to the Lenders by posting the Communications on IntraLinks™, DebtDomain, SyndTrak, ClearPar or any other electronic platform chosen by the Agent to be its electronic transmission system (the “Approved Electronic Platform”).

(b) Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Agent from time to time (including, as of the Second Amendment Effective Date, a user ID/password authorization system) and the Approved Electronic Platform is secured through a per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lenders and the Borrower acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Agent is not responsible for approving or vetting the representatives or contacts of any Lender that are added to the Approved Electronic Platform, and that there may be confidentiality and other risks associated with such distribution. Each of the Lenders and the Borrower hereby approves distribution of the Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution.

(c) THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS~~,~~ OR THE ADEQUACY OF THE APPROVED ELECTRONIC PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS ~~IN~~OR OMISSIONS ~~FROM~~IN THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM. IN NO EVENT SHALL THE AGENT, ANY ARRANGER OR ANY OF THEIR RESPECTIVE RELATED PARTIES (COLLECTIVELY, “APPLICABLE PARTIES”) HAVE ANY LIABILITY TO THE BORROWER, ANY LENDER OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF THE BORROWER’S OR THE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED ELECTRONIC PLATFORM, EXCEPT TO THE EXTENT THAT SUCH LIABILITY, DAMAGES, LOSSES OR EXPENSES ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF AN APPLICABLE PARTY.

“Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of the Borrower pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Agent or any Lender by means of electronic communications pursuant to this Section, including through an Approved Electronic Platform.

(d) Each Lender agrees that notice to it (as provided in the next sentence) specifying that Communications have been posted to the Approved Electronic Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender agrees (i) to notify the Agent in writing (which could be in the form of electronic communication) from time to time of such Lender’s email address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such email address.

(e) Each of the Lenders and the Borrower agrees that the Agent may, but (except as may be required by applicable ~~law~~Law) shall not be obligated to, store the Communications on the Approved Electronic Platform in accordance with the Agent’s generally applicable document retention procedures and policies.

(f) Nothing herein shall prejudice the right of the Agent or any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

SECTION 7.04. The Agent Individually. With respect to its Commitment and Loans, the Person serving as the Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender. The terms “Lenders”, “Required Lenders” and any similar terms shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity as a Lender or as one of the Required Lenders, as applicable. The Person serving as the Agent and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of banking, trust or other business with, the Borrower, any Subsidiary or any Affiliate of any of the foregoing as if such Person was not acting as the Agent and without any duty to account therefor to the Lenders.

SECTION 7.05. Successor Agent. (a) The Agent may resign at any time by giving 30 days’ prior written notice thereof to the Lenders and the Borrower, whether or not a successor Agent has been appointed. Upon any such resignation the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent’s giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a bank with an office in New York, New York or an Affiliate of any such bank. In either case, such appointment shall be subject to the prior written approval of the Borrower (which approval may not be unreasonably withheld and shall not be required while an Event of Default has occurred and is continuing). Upon the acceptance of any appointment as Agent by a successor Agent, such successor Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Agent. Upon the acceptance of appointment as Agent by a successor Agent, the retiring Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. Prior to any retiring Agent’s resignation hereunder as Agent, the retiring Agent shall take such action as may be reasonably necessary to assign to the successor Agent its rights as Agent under the Loan Documents. The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed by the Borrower and such successor.

(b) Notwithstanding paragraph (a) of this Section, in the event no successor Agent shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its intent to resign, the retiring Agent may give notice of the effectiveness of its resignation to the Lenders and the Borrower, whereupon, on the date of effectiveness of such resignation stated in such notice, (i) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents; and (ii) the Required Lenders shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent; provided that (~~A~~x) all payments required to be made hereunder or under any other Loan Document to the Agent for the account of any Person other than the Agent shall be made directly to such Person and (~~B~~y) all notices and other communications required or contemplated to be given or made to the Agent shall directly be given or made to each Lender. Following the effectiveness of the Agent’s resignation from its capacity as such, the provisions of this Article and Section 8.03, as well as any exculpatory, reimbursement and indemnification provisions set forth in any other Loan Document, shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting as Agent.

SECTION 7.06. Acknowledgements of Lenders. (a) Each Lender represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility, (ii) it is engaged in making, acquiring or holding commercial loans and in providing other facilities set forth herein as may be applicable to such Lender, in the ordinary course of business, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument (and each Lender agrees not to assert a claim in contravention of the foregoing), (iii) it has, independently and without reliance upon the Agent, any Arranger or any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder and (iv) it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities. Each Lender also acknowledges that it will, independently and without reliance upon the Agent, any Arranger or any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities ~~laws~~Laws concerning the Borrower and its Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

(b) (i) Each Lender hereby agrees that (A) if the Agent notifies such Lender that the Agent has determined in its sole discretion that any funds received by such Lender from the Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender (whether or not known to such Lender), and demands the return of such Payment (or a portion thereof), such Lender shall promptly, but in no event later than one Business Day thereafter, return to the Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Agent at the greater of the NYFRB Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (B) to the extent permitted by applicable Law, such Lender shall not assert, and hereby waives, as to the Agent, any claim, counterclaim, defense or right of setoff or recoupment with respect to any demand, claim or counterclaim by the Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Agent to any Lender under this Section 7.06(b) shall be conclusive, absent manifest error.

~~(i)~~(ii) Each Lender hereby further agrees that if it receives a Payment from the Agent or any of its Affiliates (A) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (B) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify the Agent of such occurrence and, upon demand from the Agent, it shall promptly, but in no event later than one Business Day thereafter, return to the Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Agent at the greater of the NYFRB Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

~~(ii)~~(iii) The Borrower hereby agrees that (A) in the event an erroneous Payment (or portion thereof) are not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Agent shall be subrogated to all the rights of such Lender with respect to such amount and (B) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any obligations of the Borrower hereunder.

~~(iii)~~(iv) Each party’s obligations under this Section 7.06(b) shall survive the resignation or replacement of the Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all obligations of the Borrower hereunder.

SECTION 7.07. Certain ERISA Matters. (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agent and its Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Credit Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans in connection with the Loans or the Commitments,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans the Commitments and this Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement ~~satisfies~~satisfy the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Agent, in its sole discretion, and such Lender.

(b) In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (~~x~~i) represents and warrants, as of the date such Person became a Lender party hereto, to, and (~~y~~ii) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of the Agent and its Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower, that none of the Agent or any of its Affiliates is a fiduciary with respect to the Collateral or the assets of such Lender (including in connection with the reservation or exercise of any rights by the Agent under this Agreement, any Loan Document or any documents related ~~to~~hereto or thereto).

ARTICLE VIII

Miscellaneous

SECTION 8.01. Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) of this Section), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, as follows:

(i) if to the Borrower, to it at Two Pennsylvania Plaza, New York, NY 10001, Attention of Executive Vice President, & General Counsel (E~~-~~mail: Lawrence.Burian@msgsports.com; Facsimile No. (212) 631-6466);

(ii) if to the Agent or the Collateral Agent to JPMorgan Chase Bank, N.A., 10 S Dearborn St, Floor L2S, Chicago, IL, 60603, Attention of Teddy Thompson II (E~~-~~mail: jpm.agency.cri@jpmorgan.com; theodore.thompsonii@chase.com; Facsimile No. +1 (844) 490-5663 ), with a copy to JPMorgan Chase Bank, N.A., 237 Park Avenue, 7th Floor, New York, New York 10017, Attention of Thomas J. Cox (E~~-~~mail: Thomas.J.Cox@jpmorgan.com; Facsimile No. (646) 792-5913); and

(iii) if to any other Lender, to it at its address (or facsimile number) set forth in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient); and notices delivered through electronic communications to the extent provided in paragraph (b) of this Section shall be effective as provided in such paragraph.

(b) Notices and other communications to the Borrower and the Lenders hereunder may be delivered or furnished by using Approved Electronic Platforms pursuant to procedures approved by the Agent; provided that the foregoing shall not apply to notices under Article II ~~to any Lender if such Lender has notified the Agent that it is incapable of receiving notices under such Article by electronic communication. Any~~unless otherwise agreed by the Agent and the applicable Lender. The Agent or the Borrower may, in its discretion, agree to accept notices ~~or~~and other communications to ~~the Agent or the Borrower may be delivered or furnished~~it hereunder by electronic communications pursuant to procedures approved by ~~the recipient thereof prior thereto~~it; provided that approval of such procedures may be limited ~~or rescinded by any such Person by notice to each other such Person~~to particular notices or communications.

(c) Unless the Agent otherwise prescribes, (i) notices and other communications sent to an email address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return email or other written acknowledgement) and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its email address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(d) ~~(c)~~Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.

~~(d) The Borrower agrees that the Agent may, but shall not be obligated to, make any Communication by posting such Communication on an Approved Electronic Platform reasonably approved by the Borrower. The Approved Electronic Platform is provided “as is” and “as available”. Neither the Agent nor any of its Related Parties warrants, or shall be deemed to warrant, the adequacy of the Approved Electronic Platform and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made, or shall be deemed to be made, by the Agent or any of its Related Parties in connection with the Communications or the Approved Electronic Platform. In no event shall the Agent or any of its Related Parties have any liability to the Borrower, any Lender or any other Person for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrower’s or the Agent’s transmission of communications through the Approved Electronic Platform except to the extent such damages are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of the Agent or any of its Related Parties.~~

SECTION 8.02. Waivers; Amendments. (a) No failure or delay by the Agent or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Without limiting the generality of the foregoing, neither the execution and delivery of this Agreement nor the making of a Loan shall be construed as a waiver of any Default, regardless of whether the Agent or any Lender may have had notice or knowledge of such Default at the time.

(b) Except as provided in Sections 2.18 and 8.02(c), none of this Agreement, any other Loan Document or any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower, the Agent and the Required Lenders and, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Agent and the Person or Persons that are parties thereto, in each case with the consent of the Required Lenders, provided that (i) any provision of this Agreement or any other Loan Document may be amended by an agreement in writing entered into by the Borrower and the Agent to cure any ambiguity, omission, defect or inconsistency so long as, in each case, (A) such amendment does not adversely affect the rights of any Lender or (B) the Lenders shall have received at least five Business Days’ prior written notice thereof and the Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment and (ii) no such agreement shall (A) waive any condition set forth in Section 3.02 without the written consent of the Required Lenders (it being understood and agreed that any amendment or waiver of, or any consent with respect to, any provision of this Agreement (other than any waiver expressly relating to Section 3.02) or any other Loan Document, including any amendment of any affirmative or negative covenant set forth herein or in any other Loan Document or any waiver of a Default or an Event of Default, shall not be deemed to be a waiver of any condition set forth in Section 3.02), (B) increase the Commitment of any Lender without the written consent of such Lender, (C) reduce the principal amount of any Loan or reduce the rate of interest thereon or reduce any Fees payable hereunder, without the written consent of each Lender affected thereby, (D) postpone the scheduled maturity date of any Loan, or any date for the payment of any interest or Fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (E) change Section 2.15(b) or 2.15(c) in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender, (F) change any of the provisions of this Section or the percentage set forth in the definition of the terms “Required Lenders” or “Supermajority Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender, (G) release all or any part of any rights to Visual Media Revenues or Distributable Visual Media Revenues or all or substantially all of the other Collateral from the Liens of the Security Agreement without the written consent of each Lender (except as expressly provided in the applicable Security Document (including any such release by the Agent in connection with any sale or other disposition of the Collateral upon the exercise of remedies under the Security Agreement), it being understood that an amendment or other modification of the type of obligations secured by the Security Agreement shall not be deemed to be a release of Collateral from the Liens of the Security Agreement), (H) [reserved], (I) amend, modify, extend or otherwise affect the rights or obligations of the Agent without the prior written consent of the Agent, or (J) change or eliminate the requirement to establish or maintain the Debt Service Account or the manner in which the Debt Service Reserve Amount or Labor Contingency Interest Reserve Amount are calculated, without the written consent of the Supermajority Lenders.

Notwithstanding the foregoing, (~~i~~x) no consent with respect to any amendment, waiver or other modification of this Agreement or any other Loan Document shall be required of (~~x~~A) any Defaulting Lender, except with respect to any amendment, waiver or other modification referred to in clause (B), (C) or (D) of clause (ii) of the first proviso of this paragraph and then only in the event such Defaulting Lender shall be affected by such amendment, waiver or other modification or (~~y~~B) in the case of any amendment, waiver or other modification referred to in clause (ii) of the first proviso of this paragraph, any Lender that receives payment in full of the principal of and interest accrued on each Loan made by, and all other amounts owing to, such Lender or accrued for the account of such Lender under this Agreement and the other Loan Documents at the time such amendment, waiver or other modification becomes effective and whose Commitments terminate by the terms and upon the effectiveness of such amendment, waiver or other modification~~;~~, (~~ii~~y) the Collateral Agent may consent on behalf of the Lenders to any modification, amendment or waiver under or to the Security Agreement or the NBA Consent Letter; provided that such amendment, modification or waiver does not materially and adversely affect the Collateral Agent’s Lien on and interest in the Borrower’s Membership~~;~~, and (~~iii~~z) no amendment, modification or waiver shall be effective without the prior written consent of the NBA if such amendment, modification or waiver expressly requires the prior written consent of the NBA pursuant to the terms of the NBA Consent Letter.

(c) The Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, waivers or other modifications on behalf of such Lender. Any amendment, waiver or other modification effected in accordance with this Section 8.02 shall be binding upon each Person that is at the time thereof a Lender and each Person that subsequently becomes a Lender.

SECTION 8.03. Expenses; Limitation of Liability; Indemnity. (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Agent, the Collateral Agent and the Arranger and their Affiliates, including the reasonable fees, charges and disbursements of counsel for any of the foregoing, in connection with the structuring, arrangement and syndication of the credit facility provided for herein, including the preparation, execution and delivery of the Agent Fee Letter, as well as the preparation, execution, delivery and administration of this Agreement, the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated)~~,~~ and (ii) all out-of-pocket expenses incurred by the Agent, the Arranger or any Lender, including the fees, charges and disbursements of any counsel for any of the foregoing, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

(b) To the extent permitted by applicable ~~law~~Law (i) the Borrower shall not assert, and the Borrower hereby waives, any claim against the Agent and any Lender, and any Related Party of any of the foregoing Persons (each such Person being called a “Lender-Related Person”) for any Liabilities arising from the use by others of information or other materials (including, without limitation, any personal data) obtained through telecommunications, electronic or other information transmission systems (including the Internet), except to the extent that such Liabilities are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Lender-Related Person or any of its Related Parties and (ii) no party hereto shall assert, and each such party hereby waives, any Liabilities against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document, or any agreement or instrument contemplated hereby or thereby, the transactions contemplated under this Agreement, any Loan or the use of the proceeds thereof; provided that, nothing in this Section 8.03(b) shall relieve the Borrower of any obligation it may have to indemnify an Indemnitee, as provided in Section 8.03(c), against any special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party.

(c) The Borrower shall indemnify the Agent (and any sub-agent thereof), the Arranger, each Lender and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”), against, and hold each Indemnitee harmless from, any and all losses, claims, damages, penalties, Liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee by any third party or by the Borrower or any other Credit Party arising out of, in connection with, or as a result of (i) the structuring, arrangement and the syndication of the credit facilities provided for herein, the preparation, execution, delivery and administration of the Agent Fee Letter, this Agreement, the other Loan Documents or any other agreement or instrument contemplated hereby or thereby, the performance by the parties to the Agent Fee Letter, this Agreement or the other Loan Documents of their obligations thereunder or the consummation of the transactions contemplated thereby, (ii) any Loan or the use of the proceeds therefrom or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and whether initiated against or by any party to the Agent Fee Letter, this Agreement or any other Loan Document, any Affiliate of any of the foregoing or any third party (and regardless of whether any Indemnitee is a party thereto); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, Liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee or any of its Related Parties. This paragraph shall not apply with respect to Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax claim.

(d) Each Lender severally agrees to pay any amount required to be paid by the Borrower under paragraphs (a), (b) or (c) of this Section 8.03 to the Agent and its Related Parties (each, an “Agent-Related Person”) (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Applicable Percentage in effect on the date on which such payment is sought under this Section (or, if such payment is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Applicable Percentage immediately prior to such date), and agrees to indemnify and hold each Agent-Related Person harmless from and against any and all Liabilities and related expenses, including the fees, charges and disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent-Related Person in any way relating to or arising out of the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent-Related Person under or in connection with any of the foregoing; provided that the unreimbursed expense or Liability or related expense, as the case may be, was incurred by or asserted against such Agent-Related Person in its capacity as such; provided further that no Lender shall be liable for the payment of any portion of such Liabilities, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted primarily from such Agent-Related Person’s gross negligence or willful misconduct. The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

(e) All amounts due under this Section 8.03 shall be payable not later than 30 days after written demand therefor.

SECTION 8.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder (other than an assignment or transfer by the Borrower to a successor in interest or assignee of the Membership that has been approved in accordance with the NBA Constitution, provided that (x) such successor in interest or assignee shall have assumed the obligations and liabilities of the Borrower under the Loan Documents on terms and conditions reasonably satisfactory to the Agent in its reasonable discretion, (y) such action would not otherwise constitute or give rise to a Default or Event of Default hereunder, including a Change of Control, or a violation of any provision of the NBA Constitution or any other Membership Documents and (z) such successor in interest or assignee shall have satisfied the conditions precedent set forth in Section 3.01 of the Original Credit Agreement) without the prior written consent of the Agent and each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, the NBA, the Collateral Agent, the Lenders, Participants (only to the extent provided in paragraph (c) of this Section), the Arranger and, to the extent expressly contemplated hereby, the sub-agents of the Agent and the Related Parties of any of the Agent, the Arranger and any Lender) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

(A) the Borrower; provided that no consent of the Borrower shall be required (1) for an assignment to a Lender, an Affiliate of a Lender or an Approved Fund and (2) if an Event of Default has occurred and is continuing, for any other assignment; and

(B) the Agent.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Agent) shall not be less than $5,000,000 unless each of the Borrower and the Agent otherwise consents; provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;

(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;

(C) the parties to each assignment shall execute and deliver to the Agent an Assignment and Assumption (or an agreement incorporating by reference a form of Assignment and Assumption posted on an Approved Electronic Platform), together with a processing and recordation fee of $3,500, provided that only one such processing and recordation fee shall be payable in the event of simultaneous assignments from any Lender or its Approved Funds to one or more other Approved Funds of such Lender; and

(D) the assignee, if it shall not be a Lender, shall deliver to the Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain MNPI) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable ~~law~~Law, including Federal, ~~State~~state and foreign securities ~~laws~~Laws .

(iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(v) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.12, 2.13, 2.14 and 8.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 8.04(c).

(iv) The Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and records of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and, as to entries pertaining to it, any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v) Upon receipt by the Agent of an Assignment and Assumption (or an agreement incorporating by reference a form of Assignment and Assumption posted on an Approved Electronic Platform) executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder) and the processing and recordation fee referred to in this Section, the Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that the Agent shall not be required to accept such Assignment and Assumption or so record the information contained therein if the Agent reasonably believes that such Assignment and Assumption lacks any written consent required by this Section or is otherwise not in proper form, it being acknowledged that the Agent shall have no duty or obligation (and shall incur no liability) with respect to obtaining (or confirming the receipt~~)~~ of) any such written consent or with respect to the form of (or any defect in) such Assignment and Assumption, any such duty and obligation being solely with the assigning Lender and the assignee. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph, and following such recording, unless otherwise determined by the Agent (such determination to be made in the sole discretion of the Agent, which determination may be conditioned on the consent of the assigning Lender and the assignee), shall be effective notwithstanding any defect in the Assignment and Assumption relating thereto. Each assigning Lender and the assignee, by its execution and delivery of an Assignment and Assumption, shall be deemed to have represented to the Agent that all written consents required by this Section with respect thereto (other than the consent of the Agent) have been obtained and that such Assignment and Assumption is otherwise duly completed and in proper form, and each assignee, by its execution and delivery of an Assignment and Assumption, shall be deemed to have represented to the assigning Lender and the Agent that such assignee is an Eligible Assignee.

(c) (i) Any Lender may, without the consent of the Borrower or the Agent, sell participations to one or more Eligible Assignees (“Participants”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and Loans); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 8.02(b) that affects such Participant or requires the approval of all the Lenders. Parent and the Borrower agree that each Participant shall be entitled to the benefits of Sections 2.12, 2.13 and 2.14 (subject to the requirements and limitations therein, including the requirements under Section 2.14(f) (it being understood that the documentation required under Section 2.14(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (x) agrees to be subject to the provisions of Sections 2.15 and 2.16 as if it were an assignee under paragraph (b) of this Section and (y) shall not be entitled to receive any greater payment under Section 2.12 or 2.14, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.16(b) with respect to any Participant. To the extent permitted by ~~law~~Law, each Participant also shall be entitled to the benefits of Section 8.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.15(c) as though it were a Lender.

(ii) Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement or any other Loan Document (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments or other obligations under this Agreement or any other Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Agent (in its capacity as Agent) shall have no responsibility for maintaining any Participant Register.

(d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

SECTION 8.05. Survival. All covenants, agreements, representations and warranties made by the Borrower in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Agent, the Arranger, any Lender or any Affiliate of any of the foregoing may have had notice or knowledge of any Default or incorrect representation or warranty at the time any Loan Document is executed and delivered or any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Sections 2.12, 2.13, 2.14, 2.15(e), 8.03, 8.12 and 8.14 and Article VII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.

SECTION 8.06. Counterparts; Integration; Effectiveness; Electronic Execution. (a) This Agreement and the other Loan Documents and any separate letter agreements with respect to fees payable to the Agent or the Arranger constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective as set forth in Amendment No. ~~1~~2.

(b) Delivery of an executed counterpart of a signature page of ~~(x) Amendment No. 1, (y)~~any ~~other~~Loan Document and/or~~(z)~~ any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 8.01), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic

Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of ~~this Agreement,~~such~~other~~ Loan Document or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to ~~this Agreement,~~any~~other~~ Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Agent has agreed to accept any Electronic Signature, the Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Borrower without further verification thereof and without any obligation to review the appearance or form of any such Electronic Signature and (ii) upon the request of the Agent or any Lender, any Electronic Signature shall be followed, within a reasonable time period, by a manually executed counterpart. Without limiting the generality of the foregoing, the Borrower hereby (~~i~~w) agrees that, for all purposes, including, without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Agent, the Lenders and the Borrower, Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (~~ii~~x ) agrees that the Agent and each of the Lenders may, at ~~its~~their option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (~~iii~~y ) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (~~iv~~z ) waives any claim against the Agent and any Lender, and any Related Party of any of the foregoing Persons for any Liabilities arising solely from the Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any Liabilities arising as a result of the failure of the Borrower to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature, except, in each case, to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Agent or any Lender acted with gross negligence or willful misconduct.

SECTION 8.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 8.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each Affiliate of any Lender, is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable ~~law~~Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) or other amounts at any time held and other obligations (in whatever currency) at any time owing by such Lender, or by such an Affiliate, to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations of the Borrower are not yet due or are owed to a branch, office or Affiliate of such Lender different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness. The rights of each Lender and each Affiliate of any Lender under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or Affiliate may have. Each Lender agrees to notify the Borrower and the Agent promptly after any such setoff and application; provided that the failure to give notice shall not affect the validity of such setoff and application.

SECTION 8.09. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement and the other Loan Documents shall be governed by, and construed in accordance with, the ~~law~~Laws of the State of New York.

(b) Each of the Lenders and the Agent hereby irrevocably and unconditionally agrees that, notwithstanding the governing law provisions of any applicable Loan Document, any claims brought against the Agent by any Lender relating to this Agreement, any other Loan Document or the consummation or administration of the transactions contemplated hereby or thereby shall be construed in accordance with and governed by the ~~law~~Laws of the State of New York.

(c) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the United States District Court for the Southern District of New York sitting in the Borough of Manhattan (or if such court lacks subject matter jurisdiction, the Supreme Court of the State of New York sitting in the Borough of Manhattan), and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may (and any such claims, cross-claims or third party claims brought against the Agent or any of its Related Parties may only) be heard and determined in such Federal (to the extent permitted by ~~law~~Law) or

New York State court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by ~~law~~Law. Nothing in this Agreement or in any other Loan Document shall affect any right that the Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower or its properties in the courts of any jurisdiction.

(d) Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (c) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by ~~law~~Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(e) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 8.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by ~~law~~Law.

SECTION 8.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 8.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 8.12. Confidentiality. Each of the Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Related Parties, including accountants, legal counsel and other agents and advisors, on a need to know basis (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by any Governmental Authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable ~~law~~Law or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies under this Agreement or any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing confidentiality undertakings substantially similar to those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its Related Parties) to any swap or derivative transaction relating to the Borrower or any Subsidiary of the Borrower and its obligations, (g) with the written consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Agent, any Lender or any Affiliate of any of the foregoing on a nonconfidential basis from a source other than the Borrower. For purposes of this Section, “Information” means all information received from or on behalf of the Borrower relating to any NBA Entity, the Borrower or any Subsidiary of the Borrower or their respective businesses, other than (~~i~~x) any such information that is available to the Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower and (~~ii~~y) information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry. Each of the Agent, the Collateral Agent and each Lender acknowledges and agrees that (x) (A) ~~(1)~~the Information may include material non-public information concerning the Borrower and the NBA Entities, (~~2~~B) it has developed compliance procedures regarding the use of material non-public information and (~~3~~C) it will handle such material non-public information in accordance with applicable ~~law~~Law , including United States Federal and state securities ~~laws~~Laws, (~~B~~y) whenever any copy of any Local Visual Media Contract or League Visual Media Contract (or any document or instrument supplementing, extending, modifying, amending or restating any Local Visual Media Contract or League Visual Media Contract) is required under this Agreement or any other Loan Document to be furnished to the Agent or made available for review by counsel to the Agent, the Agent will not be required to make such copy available to any Lender, but the Agent or its counsel may, upon request, in the case of any League Visual Media

Contract, deliver a written summary of such League Visual Media Contract, document or instrument, in form and substance reasonably acceptable to the Borrower and the NBA, to any Lender, or, in the case of any Local Visual Media Contract, provide an oral summary to any Lender, and (~~C~~z) whenever any copy of any League Visual Media Contract (or any document or instrument supplementing, extending, modifying, amending or restating any League Visual Media Contract) is required under this Agreement or any other Loan Document to be furnished to counsel for the Agent, such counsel will not be required to make such copy available to the Agent, the Collateral Agent or any Lender, but such counsel may, upon request, deliver a written summary of such League Visual Media Contract, document or instrument, in form and substance reasonably acceptable to the Borrower, to the Agent, the Collateral Agent or any Lender. It is agreed that, notwithstanding the restrictions of any prior confidentiality agreement binding on the Arranger or the Agent, such parties may disclose Information as provided in this Section 8.12.

SECTION 8.13. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all Fees, charges and other amounts that are treated as interest on such Loan under applicable ~~law~~Law (collectively, the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable ~~law~~Law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate.

SECTION 8.14. No Obligation of NBA or Members of the NBA with Respect to the Credit Facility Provided Hereunder; Obligations of the Borrower Non-Recourse to Owners. (a) Nothing contained in this Agreement or in any of the other Loan Documents shall be deemed to create any payment, performance or other obligation on the part of the NBA, its Affiliates or the Members, as such, with respect to the credit facility provided hereunder or any of the transactions contemplated hereby, except to the extent expressly provided in each NBA Consent Letter executed by the NBA; provided, however, that this paragraph (a) shall not limit, restrict, impair or otherwise affect any of the obligations of the Borrower under the credit facility provided hereunder.

(b) Notwithstanding anything in this Agreement or any of the other Loan Documents to the contrary, except as specifically set forth in any Loan Document pursuant to which a Person explicitly assumes liability, as a co-obligor or otherwise, (i) neither the owners (whether general or limited partners, members, shareholders or otherwise and including Parent), nor any officer, director, manager, employee, agent, representative, governor or legal counsel of the Borrower shall have (A) any liability under any of the Loan Documents or (B) any liability for the payment of any amounts under any of the Loan Documents and (ii) the Agent shall not bring or maintain any suit, action or other proceeding to collect any amounts due or to become due under any of the Loan Documents against any such owner, officer, director, manager, employee, agent, representative, governor or legal counsel or the assets of any of them; provided, however, that nothing contained in this paragraph (b) shall limit, restrict, impair or otherwise affect the ability of the Agent, the Collateral Agent or any Lender to exercise any of its rights or remedies under any of the Loan Documents against the assets of the Borrower and to seek a deficiency judgment with respect to amounts due or to become due under any of the Loan Documents.

SECTION 8.15. No Obligation of NBA to Approve Membership Sales. Nothing contained in this Agreement shall be deemed to create any obligation on the part of the NBA, the Members or any of their respective Affiliates formally to approve or disapprove, within any time parameters related to the transactions contemplated by this Agreement, any proposed grant of a new Membership, in connection with an Expansion or otherwise, or any proposed sale or other transfer of a Membership Majority Interest.

SECTION 8.16. NBA Consent Letter Controls. Notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, it is acknowledged and agreed that (a) each of the provisions of this Agreement and the other Loan Documents shall be subject to the terms of the NBA Consent Letter and (b) in the event of any conflict between the terms of the NBA Consent Letter, on the one hand, and the terms of this Agreement or of any other Loan Document, on the other hand, the terms of the NBA Consent Letter will control. Without limiting the generality of the preceding sentence, neither the Agent nor any Lender (whether acting through the Agent or otherwise) shall exercise, enforce or attempt to exercise or enforce any of its rights or remedies under this Agreement or any of the other Loan Documents except in accordance with and subject to the NBA Consent Letter. Each Lender hereby irrevocably appoints, and each assignee of any Lender by executing and delivering to the Agent an Assignment and Assumption pursuant to Section 8.04(b)(ii)(C) shall be deemed to have irrevocably appointed, the Agent to execute, deliver and perform on its behalf the NBA Consent Letter and all amendments, modifications, extensions, waivers and other acts in connection with the NBA Consent Letter (subject, in connection with amendments, modifications, extensions, waivers and other acts, to consents of some or all of the Lenders in accordance with the terms of the Loan Documents), and all third parties shall be entitled to rely on the Agent’s taking of any such actions or execution of such document as conclusive evidence of its authority to do so on behalf of the Lenders. Each Lender hereby acknowledges it has been furnished a copy of the NBA Consent Letter and hereby agrees to be bound by the NBA Consent Letter and agrees to the terms thereof.

SECTION 8.17. USA PATRIOT Act Notice. Each Lender and the Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Agent, as applicable, to identify the Borrower in accordance with such USA PATRIOT Act. The Borrower shall provide such information and take such actions as are reasonably requested by the Agent or any Lender in order to assist the Agent and the Lenders in maintaining compliance with the USA PATRIOT Act.

SECTION 8.18. No Fiduciary Relationship. The Borrower, on behalf of itself and its Subsidiaries, agrees that in connection with all aspects of the transactions contemplated hereby and any communications in connection therewith, the Borrower, the Subsidiaries of the Borrower and their Affiliates, on the one hand, and the Agent, the Lenders and their Affiliates, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of the Agent, the Lenders or their Affiliates, and no such duty will be deemed to have arisen in connection with any such transactions or communications. The Agent, the Arranger, the Lenders and their Affiliates may be engaged, for their own accounts or the accounts of customers, in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and none of the Agent, the Arranger, the Lenders or their Affiliates has any obligation to disclose any of such interests to the Borrower or any of its Affiliates.

SECTION 8.19. Non-Public Information. (a) Each Lender acknowledges that all information, including requests for waivers and amendments, furnished by the Borrower or the Agent pursuant to or in connection with, or in the course of administering, this Agreement will be syndicate-level information, which may contain MNPI. Each Lender represents to the Borrower and the Agent that (i) it has developed compliance procedures regarding the use of MNPI and that it will handle MNPI in accordance with such procedures and applicable ~~law~~Law, including Federal, state and foreign securities ~~laws~~Laws, and (ii) it has identified in its Administrative Questionnaire a credit contact who may receive information that may contain MNPI in accordance with its compliance procedures and applicable ~~law~~Law, including Federal and state securities ~~laws~~Laws.

(b) The Borrower and each Lender ~~acknowledges~~acknowledge that, if information furnished by the Borrower pursuant to or in connection with this Agreement is being distributed by the Agent through an Approved Electronic Platform, (i) the Agent shall post any information that the Borrower has indicated as containing MNPI solely on that portion of an Approved Electronic Platform designated for Private Side Lender Representatives and (ii) if the Borrower has not indicated whether any information furnished by it pursuant to or in connection with this Agreement contains MNPI, the Agent reserves the right to post such information solely on that portion of an Approved Electronic Platform designated for Private Side Lender Representatives. The Borrower agrees to clearly designate all information provided to the Agent by or on behalf of Parent or the Borrower that is suitable to be made available to Public Side Lender Representatives, and the Agent shall be entitled to rely on any such designation by the Borrower without liability or responsibility for the independent verification thereof.

SECTION 8.20. Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Solely to the extent an Affected Financial Institution is a party to this Agreement and notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties hereto, each such party hereto acknowledges that any liability of any Lender that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an~~any~~ applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of an applicable Resolution Authority.

SECTION 8.21. Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the ~~laws~~Laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the ~~laws~~Laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the ~~laws~~Laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

SECTION 8.22. Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrower in respect of any such sum due from it to the Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Agent or any Lender from the Borrower in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Agent or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Agent or any Lender in such Currency, the Agent or such Lender, as the case may be, agrees to return the amount of any excess to the Borrower (or to any other Person who may be entitled thereto under applicable Law).

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